Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-203445

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 11, 2015)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$                     % Notes due 20

US$                     % Notes due 20

Our US$                     aggregate principal amount of notes due 20     (the “20     Notes”) will bear interest at a rate of             % per annum and our US$                     aggregate principal amount of notes due 20     (the “20     Notes”, and together with the 20     Notes, the “Notes”) will bear interest at a rate of             % per annum. Interest on the Notes is payable semi-annually in arrears on             and              of each year. The first interest payment on each of the Notes will be made on                     , 2016 in respect of the period from (and including)                     , 2015 to (but excluding)                     , 2016. The 20     Notes will mature on                     , 20             and the             20 Notes will mature on                     , 20            .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	20 Notes			20 Notes
	Per Note		Total	Per Note		Total
Public offering price		%	US$		%	US$
Underwriting discounts		%	US$		%	US$
Proceeds to us, before expenses		%	US$		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including                     , 2015.

Application will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Approval in-principle from, admission of the Notes to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company on or about                     , 2015.

Joint Bookrunners and Lead Managers

ANZ Securities

Barclays

BNP PARIBAS

BofA Merrill Lynch

Citigroup

Société Générale Corporate & Investment Banking

Joint Lead Manager

Samsung Securities Co., Ltd.

Prospectus Supplement Dated                     , 2015

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “￦” or “Won” are to the lawful currency of Korea and “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Unless otherwise indicated, all references to “20             Notes” contained in this prospectus supplement are to the US$                         aggregate principal amount of             % notes due 20             and all references to “20             Notes” are to the US$                         aggregate principal amount of             % notes due 20            . Unless otherwise indicated, all references to the “Notes” are to the 20             Notes and 20             Notes, collectively.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Commencing in 2013, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2014 and June 30, 2015 and for the six months ended June 30, 2015 and 2014 included in this prospectus supplement has been prepared in accordance with Korean IFRS. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated June 11, 2015. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-203445, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of             % notes due             , 20             (the “20             Notes”) and US$             aggregate principal amount of             % notes due             , 20             (the “20             Notes”, and together with the 20             Notes, the “Notes”).

The 20             Notes will bear interest at a rate of             % per annum and the 20             Notes will bear interest at a rate of             % per annum, in each case payable semi-annually in arrears on              and              of each year. The first interest payment on each of the Notes will be made on             , 2016 in respect of the period from (and including)             , 2015 to (but excluding)             , 2016. Interest on the Notes will accrue from             , 2015, and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application will be made to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. There can be no assurance that such listing will be obtained for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies), for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2015, which we expect will be the              business day following the date of this prospectus supplement, referred to as “T+            .” You should note that initial trading of the Notes may be affected by the T+             settlement. See “Underwriting—Delivery of the Notes.”

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 11, 2015. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Overview

As of June 30, 2015, we had ￦66,650 billion of outstanding loans, including ￦35,436 billion of outstanding export credits, ￦23,688 billion of outstanding overseas investment credits and ￦3,894 billion of outstanding import credits, as compared to ￦63,287 billion of outstanding loans, including ￦32,042 billion of outstanding export credits, ￦21,700 billion of outstanding overseas investment credits and ￦4,388 billion of outstanding import credits as of December 31, 2014.

Capitalization

As of June 30, 2015, our authorized capital was ￦15,000 billion and our capitalization was as follows:

	June 30, 2015(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		4,969
Export-Import Financing Debentures		35,816

Total Long-term Debt	￦	40,784

Capital:
Paid-in Capital(6)	￦	7,788
Retained Earnings		2,042
Legal Reserve		327
Voluntary Reserve		1,107
Reserve for Bad Loan		572
Unappropriated Retained Earnings		36
Other Components of Equity		114

Total Capital	￦	9,943

Total Capitalization	￦	50,727

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2015.
(2)	We have translated borrowings in foreign currencies as of June 30, 2015 into Won at the rate of ￦1,124.1 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 30, 2015.
(3)	As of June 30, 2015, we had contingent liabilities totaling ￦65,194 billion, which consisted of ￦52,129 billion under confirmed guarantees and ￦13,065 billion under unconfirmed guarantees issued on behalf of our clients.
(4)	As of June 30, 2015, we had entered into 260 interest rate related derivative contracts with a notional amount of ￦19,240 billion and 290 currency related derivative contracts with a notional amount of ￦20,900 billion in accordance with our policy to hedge interest rate and currency risks.

(5)	All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of June 30, 2015, authorized ordinary share capital was ￦15,000 billion and issued fully-paid ordinary share capital was ￦7,788 billion.

Business

Government Support and Supervision

In August and September 2015, the Government contributed ￦75 billion in cash and ￦15 billion in cash, respectively, to our capital. As of September 30, 2015, our paid-in capital was ￦7,878 billion compared to ￦7,788 billion as of June 30, 2015.

Selected Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information for the six months ended June 30, 2015 and 2014 and as of June 30, 2015 and December 31, 2014, which has been derived from our unaudited separate K-IFRS financial statements as of and for the six months ended June 30, 2015 and 2014 included in this prospectus supplement:

	Six Months Ended June 30,
	2015		2014
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	888	￦	822
Total Interest Expense		602		645
Net Interest Income (Expenses)		287		177
Operating Income		55		105
Income before Income Tax		60		108
Income Tax Benefit (Expense)		(24)		(31)
Net Income		36		77

	As of June 30, 2015 (unaudited)		As of December 31, 2014
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	￦	66,650	￦	63,287
Total Borrowings(2)		62,088		57,310
Total Assets		76,622		73,074
Total Liabilities		66,679		63,194
Total Shareholders’ Equity(3)		9,943		9,880

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for valuation adjustment of loans in foreign currencies, deferred loan origination fees or allowance for loan losses.
(2)	Includes debentures.
(3)	Includes unappropriated retained earnings.

For the six months ended June 30, 2015, we had net income of ￦36 billion compared to net income of ￦77 billion for the six months ended June 30, 2014. The principal factors for the decrease in net income for the six months ended June 30, 2015 compared to the six months ended June 30, 2014 included:

•

net loss on hedging derivatives of ￦696 billion in the first half of 2015 compared to net gain of ￦518 billion in the corresponding period of 2014, primarily due to valuation losses from cross currency swap transactions; and

•

net loss from trading derivatives of ￦249 billion in the first half of 2015 compared to net gain of ￦229 billion in the corresponding period of 2014, primarily due to valuation losses from cross currency swap transactions.

The above factors were partially offset by (i) net gain on foreign exchange transaction of ￦922 billion in the first half of 2015 compared to net loss of ￦435 billion in the corresponding period of 2014, primarily due to the depreciation of the Won against foreign currencies in the first half of 2015 and (ii) an increase in net interest income to ￦287 billion in the six months ended June 30, 2015 from ￦177 billion in the corresponding period of 2014, primarily due to an increase in interest income resulting from increased Loan Credits as well as a decrease in interest expense resulting from a decrease in average interest rate on debentures.

As of June 30, 2015, our total assets increased by 5% to ￦76,622 billion from ￦73,074 billion as of December 31, 2014, primarily due to a 5% increase in Loan Credits to ￦66,650 billion as of June 30, 2015 from ￦63,287 billion as of December 31, 2014.

As of June 30, 2015, our total liabilities increased by 6% to ￦66,679 billion from ￦63,194 billion as of December 31, 2014. The increase in liabilities was primarily due to an 8% increase in debentures to ￦50,889 billion as of June 30, 2015 from ￦47,292 billion as of December 31, 2014.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of June 30, 2015 compared to December 31, 2014 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including a significant percentage in U.S. dollars).

As of June 30, 2015, our total shareholders’ equity increased by 1% to ￦9,943 billion from ￦9,880 billion as of December 31, 2014, primarily due to the Government’s ￦40 billion contribution to our capital in January 2015.

Operations

Loan Operations

In the first half of 2015, we provided total loans of ￦30,380 billion, an increase of 9% from the corresponding period of 2014.

Export Credits

As of June 30, 2015, export credits in the amount of ￦35,436 billion represented 53% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ￦19,478 billion in the first half of 2015, a decrease of 4% from the corresponding period of 2014, which was mainly due to a decrease in demand for loan financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2015 compared to June 30, 2014 partially offset the effect of the decrease in the volume of export credits in the first half of 2015, as a majority of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2015, overseas investment credits amounted to ￦23,688 billion, representing 36% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half 2015 increased by 36% to ￦7,050 billion from the corresponding period of 2014, primarily due to increased demand in overseas investment and project credits. The depreciation of the Won against the U.S. dollar as of June 30, 2015 compared to June 30, 2014 magnified the effect of the increase in the volume of overseas investment credits in the first half of 2015, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2015, import credits in the amount of ￦3,894 billion represented 6% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ￦3,852 billion in the first half of 2015, an increase of 62% over the corresponding period of 2014, which was mainly due to an increase in demand for financing for raw materials used for exports and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2015 compared to June 30, 2014 magnified the effect of the increase in the volume of import credits in the first half of 2015, as a significant portion of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2015 increased to ￦65,194 billion from ￦61,373 billion as of December 31, 2014. Guarantees we had confirmed as of June 30, 2015 increased to ￦52,129 billion from ￦48,058 billion as of December 31, 2014.

For further information regarding our guarantee and letter of credit operations, see “Notes to Separate Financial Statements of June 30, 2015 and 2014—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2015, categorized by type of exposure extended:

		June 30, 2015
		(billions of Won, except for percentages)
A	Loans in Won	￦	13,790	12%
B	Loans in Foreign Currencies		48,238	41
C	Loans (A+B)		62,028	53
D	Other Loans		1,103	1
E	Call Loans and Inter-bank Loans in Foreign Currency		3,519	3
F	Loan Credits (C+D+E)		66,650	57
G	Allowances for Possible Loan Losses		(2,020)	(2)
H	Loan Credits including PVD (F-G)		64,630	55
I	Guarantees		52,129	45
J	Credit Exposure (H+I)	￦	116,759	100%

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2015, categorized by geographic area(1)(2):

	June 30, 2015		As % of June 30, 2015 Total
	(billions of Won, except for percentages)
Asia	￦	49,890	75%
Europe		5,631	8
America		7,307	11
Africa		3,823	6

Total	￦	66,650	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

Source: Internal accounting records.

Our Loans to Iran represented 0.1% and 0.1% of our total assets as of December 31, 2014 and June 30, 2015, respectively, and also represented 0.2% and 0.1% of our Loan Credits, respectively, as of the above dates. Our total revenues from transactions with Iran in 2014 and the first half of 2015 represented 0.2% and 0.1% of our total revenues, respectively, in those periods.

Individual Exposure

As of June 30, 2015, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of ￦8,317 billion.

As of June 30, 2015, our second and third largest Credit Exposures were to Hyundai Heavy Industries in the amount of ￦5,046 billion and to GS Engineering & Construction in the amount of ￦3,546 billion, respectively.

The following table sets out our five largest Credit Exposures as of June 30, 2015(1):

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	1,201	￦	7,116	￦	8,317
2	Hyundai Heavy Industries		1,391		3,655		5,046
3	GS Engineering & Construction		1,278		2,268		3,546
4	Hanwha Engineering & Construction		169		3,288		3,457
5	Samsung Heavy Industries		400		2,924		3,324

(1)	Includes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2015:

	As of June 30, 2015
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	￦	109,394	￦	761
Precautionary		3,412		542
Sub-standard		898		417
Doubtful		1,339		836
Estimated Loss		159		159

Total	￦	115,202	￦	2,715

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, and confirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2015, the amount of our non-performing assets was ￦1,511 billion, an increase of 220% from ￦472 billion as of December 31, 2014. As of June 30, 2015, our non-performing asset ratio was 1.3%, compared to 0.4% as of December 31, 2014.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2015:

June 30, 2015
(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦ 2,715
NPA (B)(1)	1,511
Total Equity (C)	9,943
Reserve to NPA (A/B)	179.6%
Equity at Risk (B-A)/C	—

(1)	Non-performing assets, which are defined as (a) assets classified as doubtful and estimated loss, (b) assets for which principal or interest payments are delinquent by more than 3 months or (c) assets exempted from interest payments due to restructuring or rescheduling.

Source: Internal accounting records.

Investments

As of June 30, 2015, our total investment in securities amounted to ￦5,604 billion, representing 7% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2015:

Type of Investment Securities	Amount		%
	(billions of Won)
Available-for-Sale Securities	￦	4,834	86%
Held-to-Maturity Securities		111	2
Investments in Associates and Subsidiaries		659	12

Total	￦	5,604	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “Notes to Separate Financial Statements of June 30, 2015 and 2014—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2015, we had issued a total amount of ￦52,129 billion in confirmed guarantees and acceptances, of which ￦50,448 billion, representing 97% of the total amount, was classified as normal and ￦1,236 billion, representing 2% of the total amount, was classified as precautionary, and ￦445 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2015, our outstanding loans made at floating rates of interest totaled approximately ￦44,484 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦31,764 billion, including those raised in Swiss franc, Hong Kong dollar, Brazil real, Saudi riyal, Czech koruna and Euro and swapped into U.S. dollar floating rate borrowings. As of June 30, 2015, we had entered into 290 currency related derivative contracts with a notional amount of ￦20,900 billion and had entered into 260 interest rate related derivative contracts with a notional amount of ￦19,240 billion. See “Notes to Separate Financial Statements of June 30, 2015 and 2014—Note 20”.

Sources of Funding

We raised a net total of ￦34,809 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2015, an increase of 10% from ￦31,510 billion in the corresponding period of 2014. The total loan repayments, including prepayments by our clients, during the first half of 2015 amounted to ￦26,485 billion, an increase of 10% from ￦23,991 billion during the corresponding period of 2014.

As of June 30, 2015, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ￦5,540 billion during the first half of 2015.

During the first half of 2015, we issued eurobonds in the aggregate principal amount of US$3,173 million in various types of currencies under our existing Euro medium term notes program, a 47% increase from US$2,152 million in the corresponding period of 2014. In addition, we issued global bonds during the first half of 2015 in the aggregate amount of US$3,450 million under our U.S. shelf registration statement compared with US$1,500 million in the corresponding period of 2014. As of June 30, 2015, the outstanding amounts of our notes and debentures were US$25,070 million, JPY 160,220 million, HKD 5,207 million, MYR 1,400 million, BRL 3,214 million, EUR 2,071 million, MXN 3,031 million, THB 19,000 million, CHF 275 million, AUD 3,075 million, INR 6,005 million, CNY 10,144 million, IDR 4,617,630 million, PEN 266 million, PHP11,350 million, TRY 556 million, TWD 600 million, NZD 553 million, SAR 750 million, ZAR 1,025 million, RUB 1,260 million, NOK 2,750million, CZK 700 million, CAD 325 million, SGD 118 million and GBP 600 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to ten years. As of June 30, 2015, the outstanding amount of such borrowings from foreign financial institutions was US$2,700 million.

As of September 30, 2015, our total paid-in capital amounted to ￦7,878 billion, and the Government, The Bank of Korea and Korea Development Bank owned 70.6%, 14.8% and 14.6%, respectively, of our paid-in capital.

As of June 30, 2015, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦62,088 billion, was equal to 21% of the authorized amount of ￦293,819 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2015:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2015		2016		2017		2018		Thereafter
	(billions of won)
Won	￦	5,120	￦	3,410	￦	—	￦	—	￦	890
Foreign		8,610		9,252		7,826		4,714		22,112

Total Won Equivalent	￦	13,730	￦	12,662	￦	7,826	￦	4,714	￦	23,002

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 30, 2015, as announced by the Seoul Money Brokerage Services Ltd.

As of June 30, 2015, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$2,879 million, US$4,900 million and US$4,769 million, respectively. As of June 30, 2015, our total foreign currency liabilities exceeded our total foreign currency assets by US$7,340 million.

Capital Adequacy

As of June 30, 2015, our capital adequacy ratio was 10.1%, a decrease from 10.5% as of December 31, 2014, which was primarily due to an increase in total capital which more than offset an increase in risk adjusted assets.

The following table sets forth our capital base and capital adequacy ratios reported as of June 30, 2015:

June 30, 2015
(billions of Won, except for percentages)
Tier I	￦ 9,359
Paid-in Capital	7,788
Retained Earnings	1,482
Accumulated other comprehensive income	104
Common shares issued by consolidated subsidiaries of the bank and held by third parties	2
Deductions from Tier I Capital	(18)
Capital Adjustments	—
Deferred Tax Asset	—
Others	(18)
Tier II (General Loan Loss Reserves)	1,277
Total Capital	10,636
Risk Adjusted Assets	104,967
Capital Adequacy Ratios
Tier I common equity	8.9%
Tier 1	8.9%
Tier I and Tier II	10.1%

Source: Internal accounting records.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2015 and December 31, 2014 for the six months ended June 30, 2015 and 2014 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our separate financial statements included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2015, AND DECEMBER 31, 2014

	Korean won
	June 30, 2015		December 31, 2014
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	3,311,128	￦	3,113,988
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		1,286,713		1,197,499
Hedging derivative assets (Notes 4, 5 and 20)		268,078		288,424
Loans (Notes 4, 5, 10 and 37)		64,254,292		61,158,553
Financial investments (Notes 4, 5 and 9)		4,944,208		4,791,524
Investments in associates and subsidiaries (Note 11)		659,150		659,150
Tangible assets, net (Note 12)		270,905		273,539
Intangible assets, net (Note 13)		18,921		18,181
Deferred tax assets (Note 34)		732,578		744,460
Other assets (Notes 4, 5, 14 and 37)		876,414		828,397

	￦	76,622,387	￦	73,073,715

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	635,604	￦	489,069
Hedging derivative liabilities (Notes 4, 5 and 20)		2,199,566		1,983,456
Borrowings (Notes 4, 5 and 15)		11,198,922		10,018,281
Debentures (Notes 4, 5 and 16)		50,888,744		47,291,703
Provisions (Note 17)		272,984		295,177
Retirement benefit obligation, net (Note 18)		53,407		47,263
Current tax liabilities		—		253,549
Other liabilities (Notes 4, 5, 19 and 37)		1,429,661		2,815,065

		66,678,888		63,193,563

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)		7,788,055		7,748,055
Other components of equity (Notes 20 and 22)		113,846		111,002
Retained earnings (Note 23) (Regulatory reserve for bad loans as of December 31, 2015 and 2014: ￦572,420 million and ￦514,785 million, respectively) (Note 23)		2,041,598		2,021,095

		9,943,499		9,880,152

	￦	76,622,387	￦	73,073,715

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	Korean won
	Six months ended June 30, 2015		Six months ended June 30, 2014
	(In millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	￦	888,487	￦	821,580
Interest expenses		(601,901)		(644,747)

		286,586		176,833

Net commission income (Notes 25 and 37):
Commission income		177,107		176,809
Commission expenses		(3,276)		(1,785)

		173,831		175,024

Dividend income (Note 26)		15,229		10,442
Loss (gain) on financial assets at FVTPL (Note 27)		(236,582)		235,819
Loss (gain) on hedging derivative assets (Notes 20 and 28)		(695,970)		517,658
Loss on financial investments (Note 29)		(42,664)		(33,682)
Gain (loss) on foreign exchange transaction		921,506		(435,411)
Other operating income (expenses) (Note 30)		67,627		(234,433)
Impairment loss on credit (Note 31)		(329,466)		(212,206)
General and administrative expenses (Note 32)		(105,517)		(95,514)

Total operating income		54,580		104,530

NON-OPERATING INCOME (EXPENSES) (Note 33):
Net gain (loss) on investments in associates and subsidiaries		8,057		4,662
Net other non-operating expenses		(2,677)		(1,247)

		5,380		3,415

INCOME BEFORE INCOME TAX		59,960		107,945
INCOME TAX EXPENSES (Note 34)		(24,267)		(30,890)

NET INCOME		35,693		77,055

(Adjusted income (loss) after reserve for bad loans for the six months ended June 30, 2015 and 2014: ￦2,126 million and ￦144,169 million, respectively) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Remeasurements of net defined benefit liability		—		—
Income tax effect		—		—

		—		—
Items reclassified subsequently to profit or loss:
Valuation on available-for-sale (“AFS”) securities		2,672		(190,104)
Cash flow hedging gains or losses		1,078		(365)
Income tax effect		(906)		46,093

		2,844		(144,376)

TOTAL COMPREHENSIVE INCOME (LOSS)	￦	38,537	￦	(67,321)

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

			Other components of equity
	Capital stock		Valuation on AFS securities		Cash flow hedging gains or losses		Remeasurement of net defined benefit liability		Retained earnings		Total
	(Korean won in millions)
January 1, 2014	￦	7,238,055	￦	54,157	￦	(1,227)	￦	4,827	￦	1,954,328	￦	9,250,140
Increase in capital stock		130,000		—		—		—		—		130,000
Net income				—		—		—		77,055		77,055
Loss on valuation of AFS securities		—		(144,099)		—		—		—		(144,099)
Loss on valuation of cash flow hedge		—		—		(277)		—		—		(277)

June 30, 2014	￦	7,368,055	￦	(89,942)	￦	(1,504)	￦	4,827	￦	2,031,383	￦	9,312,819

January 1, 2015	￦	7,748,055	￦	116,276	￦	(2,062)	￦	(3,212)	￦	2,021,095	￦	9,880,152
Dividends										(15,190)		(15,190)
Increase in capital stock		40,000		—		—		—		—		40,000
Net income		—		—		—		—		35,693		35,693
Gain on valuation of AFS securities, net of tax		—		2,026		—		—		—		2,026
Loss on valuation of cash flow hedge, net of tax		—		—		818		—		—		818

June 30, 2015	￦	7,788,055	￦	118,302	￦	(1,244)	￦	(3,212)	￦	2,041,598	￦	9,943,499

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	Korean won
	Six months June 30, 2015		Six months June 30, 2014
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	35,693	￦	77,055

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		24,267		30,890
Interest income		(888,487)		(821,580)
Interest expenses		601,901		644,747
Dividend income		(23,285)		(10,442)
Loss on trading securities		277		—
Loss on AFS securities		50,549		33,685
Transfer to derivatives’ credit risk provision		12,228		7,950
Loss on foreign exchange transactions		662,511		649,149
Impairment loss on credit		329,465		212,206
Impairment loss on equity securities by the equity method		—		9
Loss on fair value hedged items		95,699		310,486
Depreciation and amortization		5,504		3,697
Loss on disposals of tangible, intangible and other assets		2		1
Loss on valuation of derivative assets		1,083,988		80,210
Retirement benefits		6,563		5,191
Gain on trading securities		13,107		1,651
Gain on AFS securities		7,885		2
Reversal of derivatives’ credit risk provision		10,091		13,317
Gain on foreign exchange transactions		1,584,018		213,738
Gain on fair value hedged items		167,106		71,859
Gain on valuation of derivative assets		180,054		722,935
Gain on disposals of tangible assets, intangible assets and other assets		32		49

Changes in assets and liabilities resulting from operations:
Net increase (decrease) in due from financial institutions		(240,990)		623,049
Net increase (decrease) in financial assets at FVTPL		(17,273)		199,569
Net decrease in hedging derivative assets		23,937		60,013
Net increase in loans		(1,557,639)		(1,625,578)
Net increase in other assets		(43,800)		(171,412)
Net increase in provisions		70,609		36,052
Payment of retirement benefits		(419)		(467)
Net decrease (increase) in other liabilities		(1,452,891)		226,726
Net decrease in financial liabilities at fair value through profit or loss		(136,355)		(121,031)
Net decrease in hedging derivative liabilities		(465,527)		(377,127)

Payment of income tax		(268,262)		(117,417)
Interest income received		9,778		898,275
Interest expense paid		(602,075)		(644,747)
Dividend income received		23,285		10,442

Net cash used in operating activities		(4,623,040)		(803,950)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	Korean won
	Six months June 30, 2015		Six months June 30, 2014
	(In millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of AFS securities and held-to-maturity securities	￦	204,354	￦	65,259
Receipt of state aid		17		—
Disposals of tangible assets		50		64
Increase in import guarantee deposits		50		—
Acquisitions of AFS securities and held-to-maturity securities		(366,446)		(149,605)
Acquisitions of tangible assets		(1,071)		(10,086)
Acquisitions of intangible assets		(2,576)		(657)

Net cash used in investing activities		(165,622)		(95,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		30,000		331,400
Increase in borrowings		6,716,940		1,292,337
Increase in debentures		13,489,452		11,541,464
Increase in capital stock		40,000		130,000
Decrease in borrowings		(5,732,841)		(1,003,686)
Decrease in debentures		(9,811,231)		(11,086,916)
Payment of dividends		(15,189)		—

Net cash provided by financing activities		4,717,131		1,204,599

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS		(71,531)		305,624
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		1,336,284		1,432,027
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON DUE FROM FINANCIAL INSTITUTIONS		5,269		(177,282)

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 35)	￦	1,270,022	￦	1,560,369

(Concluded)

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF JUNE 30, 2015, AND DECEMBER 31, 2014,

AND FOR THE SIX MONTHS ENDED JUNE, 2015 AND 2014

1.	GENERAL:

(1)	Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2015, the Bank operates 10 domestic branches, three domestic offices, four overseas subsidiaries and 21 overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦7,788,055 million as of June 30, 2015. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”) and the Korea Development Bank hold 70.23%, 14.96% and 14.81%, respectively, of the ownership of the Bank as of June 30, 2015.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (EDCF) since June 1987 and the Inter-Korean Cooperation Fund (IKCF) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

JUNE 30, 2015

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	20 mil.	Finance	20,000,000	100.00	June 30, 2015
KEXIM Vietnam Leasing Co. (*)	Vietnam	USD	13 mil.	Finance	—	100.00	June 30, 2015
PT. KOEXIM Mandiri Finance	Indonesia	IDR	52,000 mil.	Finance	442	85.00	June 30, 2015
KEXIM Asia Limited	Hong Kong	USD	30 mil.	Finance	30,000,000	100.00	June 30, 2015

(*)	This entity does not issue share certificates.

DECEMBER 31, 2014

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	20 mil.	Finance	20,000,000	100.00	Dec. 31, 2014
KEXIM Vietnam Leasing Co. (*)	Vietnam	USD	13 mil.	Finance	—	100.00	Dec. 31, 2014
PT. KOEXIM Mandiri Finance	Indonesia	IDR	52,000 mil.	Finance	442	85.00	Dec. 31, 2014
KEXIM Asia Limited	Hong Kong	USD	30 mil.	Finance	30,000,000	100.00	Dec. 31, 2014

(*)	This entity does not issue share certificates.

2)	Associates of the Bank as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corp.	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	June 30, 2015
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	1,000	14.28	March 31, 2015
Korea Marine Guarantee Incorporated Company	Korea	KRW	60,000 mil.	Financial service	5,999,999	49.99	June 30, 2015
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	1,319,150 mil.	Shipbuilding	93,294,100	70.71	March 31, 2015
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW	7,730 mil.	Shipbuilding	1,040,000	67.27	June 30, 2015

(DECEMBER 31, 2014)

Associates	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Korea Asset Management Corp.	Korea	KRW 860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2014
Credit Guarantee and Investment Fund	Philippines	USD 700 mil.	Financial service	1,000	14.28	Sep. 30, 2014
Korea Marine Guarantee Incorporated Company	Korea	KRW 60,000 mil.	Financial service	5,999,999	49.99	Dec. 31, 2014
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW 1,319,150 mil.	Shipbuilding	93,294,100	70.71	Sep. 30, 2014
DAESUN Shipbuilding & Engineering Co., Ltd.	Korea	KRW 7,730 mil.	Shipbuilding	1,040,000	67.27	Dec. 31, 2014

2.	FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of condensed separate financial statement preparation

The Bank’s condensed separate financial statements for the six months ended June 30, 2015 and 2014, are prepared in accordance with Korean International Financial Reporting Standards (“K-IFRS”) 1034, Interim Financial Reporting, and K-IFRS 1027, Separate Financial Statements. It is necessary to use the annual separate financial statements for the year ended December 31, 2014, for the understanding of the accompanying interim separate financial statements.

The Bank’s accounting policies applied for the accompanying condensed interim separate financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2014, except for the effects from the introduction of new and revised accounting standards or interpretations as described below.

1)	Accounting standards and interpretations that were newly applied for the year ended June 30, 2015, and changes in the Bank’s accounting policies are as follows:

Amendments to K-IFRS 1019 – Employee Benefits

The amendments permit the Bank to recognize amount of contributions as a reduction in the service cost in which the related service is rendered if the amount of the contributions is independent of the number of years of service. The adoption of the amendment has no significant impact on the Bank’s condensed separate financial statements.

Annual Improvements to K-IFRS 2010–2012 Cycle

The amendments to K-IFRS 1002 (i) change the definitions of ‘vesting condition’ and ‘market condition’; and (ii) add definition for ‘performance condition’ and ‘service condition’ that were previously included within the definition of ‘vesting condition.’ The amendments to K-IFRS 1103 Business Combinations clarify the classification and measurement of the contingent consideration in business combination. The amendments to K-IFRS 1108 clarify that a reconciliation of the total of the reportable segments’ assets should only be provided if the segment assets are regularly provided to the chief operating decision maker. The adoption of the amendment has no significant impact on the Bank’s condensed separate financial statements.

Annual Improvements to K-IFRS 2011–2013 Cycle

The amendments to K-IFRS 1103, Share-based Payment clarify the scope of the portfolio exception for measuring the fair values of the group of financial assets and financial liabilities on a net basis includes all contracts that are within the scope the standard does not apply to the accounting for the formation of all types of joint arrangement in the financial statements of the joint arrangement itself. The amendments to K-IFRS 1113, Fair values Measurements and K-IFRS 1040, Investment Properties exist and the adoption of the amendments has no significant impact on the Bank’s condensed separate financial statements.

2)	The Bank has not applied or adopted earlier the following new and revised K-IFRS that have been issued, but are not yet effective:

Amendments to K-IFRS 1016 – Property, Plant and Equipment

The amendments to K-IFRS 1016 prohibit the Bank from using a revenue-based depreciation method for items of property, plant and equipment. The amendments are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1038 – Intangible Assets

The amendments to K-IFRS 1038 do not allow presumption that revenue is an appropriate basis for the amortization of intangible assets; this presumption can only be rebutted when the intangible asset is expressed as a measure of revenue or when it can be demonstrated that revenue and consumption of the economic benefits of the intangible asset are highly correlated. The amendments apply prospectively for annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1111 – Accounting for Acquisitions of Interests in Joint Operations

The amendments to K-IFRS 1111 provide guidance on how to account for the acquisition of a joint operation that constitutes a business as defined in K-IFRS 1103 Business Combinations. A joint operator is also required to disclose the relevant information required by K-IFRS 1103 and other standards for business combinations. The amendments to K-IFRS 1111 are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1027 – Separate Financial Statements

The amendments to K-IFRS 1027 allow the Bank to account for investments in subsidiaries, joint ventures, and associates either at cost, in accordance with K-IFRS 1028 investments in associates and joint ventures or K-IFRS 1039 Financial Instruments: Recognition and Measurement in the Bank’s separate financial statements. The amendments are effective for the annual periods beginning on or after January 1, 2016.

(2)	Functional Currency

Items included in the separate financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as the annual consolidated financial statements for the year ended December 31, 2014.

4.	RISK MANAGEMENT:

4-1. Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (BIS) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and present it in the separate financial statements through the use of an allowances account that is charged against the related financial assets.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2015, and December 31, 2014, is as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Cash and due from financial institutions	￦	3,311,128	￦	3,113,988
Financial assets at FVTPL		166,136		56,780
Hedging derivative assets		268,078		288,424
Loans (*1)		66,189,041		62,875,314
Financial investments (*2)		649,981		485,263
Other financial assets		899,717		852,359
Acceptances and guarantee contracts		65,194,023		61,372,941
Commitments (*3)		27,073,534		28,415,294

	￦	163,751,638	￦	157,460,363

(*1)	Loans exclude loans valuation adjustment related to evaluation of fair value hedging.
(*2)	Financial investments exclude AFS securities valuation adjustment related to fair value hedging that is included in AFS securities in foreign currency in Note 9.
(*3)	Commitments exclude commitments on purchase of beneficiary certificates (131,348 million Korean won) which are included in other commitments in Note 36.

(4)	Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and present them in the separate financial statements through the use of an allowances account that is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (FSS) and others under approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(JUNE 30, 2015)

	Individual assessment		Collective assessment		Total
Loans:
Normal
Not past due	￦	271,484	￦	62,536,395	￦	62,807,879
Past due		—		158		158
Impairment		3,544,686		297,291		3,841,977

Subtotal		3,816,170		62,833,844		66,650,014

Net deferred origination fees and costs:
Normal
Not past due		(6)		(460,400)		(460,406)
Past due		—		—		—
Impairment		(374)		(193)		(567)

Subtotal		(380)		(460,593)		(460,973)

Carrying amounts before deducting allowances:
Normal
Not past due		271,478		62,075,995		62,347,473
Past due		—		158		158
Impairment		3,544,312		297,098		3,841,410

Subtotal		3,815,790		62,373,251		66,189,041

Allowances:
Normal
Not past due		(28,346)		(246,116)		(274,462)
Percentage (%)		10.44		0.39		0.44
Past due		—		(18)		(18)
Percentage (%)		—		11.39		11.39
Impairment		(1,526,797)		(218,785)		(1,745,582)
Percentage (%)		43.08		73.64		45.44

Subtotal		(1,555,143)		(464,919)		(2,020,062)

Percentage (%)		40.76		0.75		3.05
Carrying amounts:
Normal
Not past due		243,132		61,829,879		62,073,011
Past due		—		140		140
Impairment		2,017,515		78,313		2,095,828

Total	￦	2,260,647	￦	61,908,332	￦	64,168,979

(DECEMBER 31, 2014)

	Individual assessment		Collective assessment		Total
Loans:
Normal
Not past due	￦	336,607	￦	59,765,067	￦	60,101,674
Past due		—		9,117		9,117
Impairment		3,019,923		156,301		3,176,224

Subtotal		3,356,530		59,930,485		63,287,015

Net deferred origination fees and costs:
Normal
Not past due		(66)		(411,314)		(411,380)
Past due		—		—		—
Impairment		(533)		212		(321)

Subtotal		(599)		(411,102)		(411,701)

Carrying amounts before deducting allowances:
Normal
Not past due		336,541		59,353,753		59,690,294
Past due		—		9,117		9,117
Impairment		3,019,390		156,513		3,175,903

Subtotal		3,355,931		59,519,383		62,875,314

Allowances:
Normal
Not past due		(45,400)		(213,680)		(259,080)
Percentage (%)		13.49		0.36		0.43
Past due		—		(231)		(231)
Percentage (%)		—		2.53		2.53
Impairment		(1,427,631)		(126,691)		(1,554,322)
Percentage (%)		47.28		80.95		48.94

Subtotal		(1,473,031)		(340,602)		(1,813,633)

Percentage (%)		43.89		0.57		2.88
Carrying amounts:
Normal
Not past due		291,141		59,140,073		59,431,214
Past due		—		8,886		8,886
Impairment		1,591,759		29,822		1,621,581

Total	￦	1,882,900	￦	59,178,781	￦	61,061,681

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦85,313 million and ￦96,872 million as of June 30, 2015, and December 31, 2014, respectively.

1)	Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Loans								Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total
Best	￦	79,612	￦	5,684,960	￦	910,534	￦	6,675,106	￦	(22,255)	￦	(2,807)	￦	6,650,044
Outstanding		5,836,220		34,639,520		2,998,847		43,474,587		(406,579)		(82,498)		42,985,510
Good		4,122,429		7,440,927		671,356		12,234,712		(29,450)		(142,057)		12,063,205
Below normal		191,440		232,034		—		423,474		(2,122)		(47,100)		374,252

	￦	10,229,701	￦	47,997,441	￦	4,580,737	￦	62,807,879	￦	(460,406)	￦	(274,462)	￦	62,073,011

(DECEMBER. 31, 2014)

	Loans								Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total
Best	￦	1,846,664	￦	5,101,792	￦	851,387	￦	7,799,843	￦	(16,184)	￦	(3,970)	￦	7,779,689
Outstanding		4,784,149		30,876,637		4,664,070		40,324,856		(363,821)		(71,738)		39,889,297
Good		3,484,579		7,305,159		843,888		11,633,626		(29,158)		(137,731)		11,466,737
Below normal		160,550		182,799		—		343,349		(2,217)		(45,641)		295,491

	￦	10,275,942	￦	43,466,387	￦	6,359,345	￦	60,101,674	￦	(411,380)	￦	(259,080)	￦	59,431,214

2)	Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Loans								Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total
Within one month	￦	158	￦	—	￦	—	￦	158	￦	—	￦	(18)	￦	140
Within two months		—		—		—		—		—		—		—
Within three months		—		—		—		—		—		—		—
More than three months		—		—		—		—		—		—		—

	￦	158	￦	—	￦	—	￦	158	￦	—	￦	(18)	￦	140

(DECEMBER 31, 2014)

	Loans								Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total
Within one month	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—
Within two months		174		—		—		174		—		(6)		168
Within three months		—		—		—		—		—		—		—
More than three months		—		—		8,943		8,943		—		(225)		8,718

	￦	174	￦	—	￦	8,943	￦	9,117	￦	—	￦	(231)	￦	8,886

3)	Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties, as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,261,610	￦	38,995	￦	3,300,605	￦	(1,289,143)	￦	(18,803)	￦	(1,307,946)	39.52	48.22	39.63
Transportation		—		21,089		21,089		—		—		—	—	—	—
Construction		222,618		—		222,618		(218,851)		—		(218,851)	98.31	—	98.31

	￦	3,484,228	￦	60,084	￦	3,544,312	￦	(1,507,994)	￦	(18,803)	￦	(1,526,797)	43.28	31.29	43.08

(DECEMBER 31, 2014)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,711,444	￦	19,055	￦	2,730,499	￦	(1,232,319)	￦	(19,055)	￦	(1,251,374)	45.45	100.00	45.83
Transportation		10,233		—		10,233		—		—		—	—	—	—
Construction		278,658		—		278,658		(176,257)		—		(176,257)	63.25	—	63.25

	￦	3,000,335	￦	19,055	￦	3,019,390	￦	(1,408,576)	￦	(19,055)	￦	(1,427,631)	46.95	100.00	47.28

(5)	Credit quality of securities (debt securities)

1)	Securities (debt securities) exposed to credit risk as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Securities that are neither past due nor impaired	￦	715,459	￦	485,263

2)	Credit quality of securities (debt securities) that are neither past due nor impaired as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Financial assets at FVTPL	￦	65,478	￦	—	￦	—	￦	—	￦	—	￦	65,478
AFS financial assets		539,379		—		—		—		—		539,379
Held-to-maturity financial assets		110,602		—		—		—		—		110,602

	￦	715,459	￦	—	￦	—	￦	—	￦	—	￦	715,459

(DECEMBER 31, 2014)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	446,364	￦	—	￦	—	￦	—	￦	—	￦	446,364
Held-to-maturity financial assets		38,899		—		—		—		—		38,899

	￦	485,263	￦	—	￦	—	￦	—	￦	—	￦	485,263

(*1)	Credit quality is classified based on internal credit quality grade as below:

Credit rating
Grade 1	AAA—BBB
Grade 2	BBB—BB
Grade 3	BB—B
Grade 4	B—C
Grade 5	D

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦85,313 million and ￦96,872 million as of June 30, 2015, and December 31, 2014, respectively.

1)	Loans by country where the credit risk belongs to as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,780,717	￦	10,416,978	￦	994,946	￦	25,192,641	37.80	￦	(6,181)	￦	(1,814,121)
China		7,239		2,731,268		593,143		3,331,650	5.00		(721)		(55,902)
Saudi Arabia		—		3,662,752		2,276		3,665,028	5.50		(64,292)		(8,312)
India		—		2,118,374		12,549		2,130,923	3.20		(45,225)		(2,939)
Iran		—		69,039		—		69,039	0.10		(2,807)		(366)
Indonesia		—		3,526,574		4,340		3,530,914	5.30		(87,629)		(12,168)
Vietnam		—		2,868,493		73,702		2,942,195	4.41		(26,892)		(16,134)
Others		—		6,880,944		2,146,189		9,027,133	13.55		(67,446)		(31,060)

		13,787,956		32,274,422		3,827,145		49,889,523	74.86		(301,193)		(1,941,002)

Europe:
Russia		—		639,230		3,694		642,924	0.96		—		(15,065)
England		—		343,080		199,649		542,729	0.81		(1,005)		(519)
Belgium		—		27,868		—		27,868	0.04		(102)		—
France		—		317,324		3,734		321,058	0.48		(5,307)		(10)
Cyprus		—		210,906		—		210,906	0.32		(3,837)		—
Netherlands		—		94,842		119,460		214,302	0.32		(693)		(68)
Malta		—		185,757		—		185,757	0.28		(2,213)		—
Others		2,224		3,131,023		351,882		3,485,129	5.23		(44,059)		(24,163)

		2,224		4,950,030		678,419		5,630,673	8.44		(57,216)		(39,825)

America:
Panama		—		1,967,205		—		1,967,205	2.95		(8,221)		(3,285)
United States		—		1,306,668		114,696		1,421,364	2.13		(18,523)		(6,006)
The British Virgin Islands		—		720,602		—		720,602	1.08		(3,040)		(632)
Mexico		—		618,235		—		618,235	0.93		(7,842)		(5,800)
Bermuda		—		752,691		—		752,691	1.13		(12,043)		(198)
Others		—		1,824,594		1,980		1,826,574	2.74		(13,183)		(4,093)

		—		7,189,995		116,676		7,306,671	10.96		(62,852)		(20,014)

Africa:
Marshall Islands		—		2,524,720		—		2,524,720	3.79		(19,276)		(1,102)
Liberia		—		437,601		—		437,601	0.66		(3,757)		(15,104)
Madagascar		—		412,906		—		412,906	0.62		(2,539)		(1,420)
Others		—		447,842		78		447,920	0.67		(14,140)		(1,595)

		—		3,823,069		78		3,823,147	5.74		(39,712)		(19,221)

	￦	13,790,180	￦	48,237,516	￦	4,622,318	￦	66,650,014	100.00	￦	(460,973)	￦	(2,020,062)

(DECEMBER 31, 2014)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,175,790	￦	10,175,702	￦	834,636	￦	24,186,128	38.22	￦	(420)	￦	(1,633,497)
China		7,239		2,705,889		600,114		3,313,242	5.24		(932)		(38,754)
Saudi Arabia		—		2,981,097		146		2,981,243	4.71		(59,163)		(7,275)
India		—		1,841,568		22,608		1,864,176	2.95		(46,870)		(2,714)
Iran		—		84,287		8,943		93,230	0.15		(3,475)		(670)
Indonesia		—		2,900,654		4,966		2,905,620	4.59		(86,830)		(6,485)
Vietnam		—		2,347,637		13,215		2,360,852	3.73		(27,574)		(12,462)
Others		—		5,935,059		4,205,485		10,140,544	16.02		(42,376)		(27,432)

		13,183,029		28,971,893		5,690,113		47,845,035	75.61		(267,640)		(1,729,289)

Europe:
Russia		—		1,092,912		98,635		1,191,547	1.88		—		(20,898)
England		—		382,877		430,336		813,213	1.28		(1,186)		(284)
Belgium		—		60,410		33,909		94,319	0.15		(182)		(933)
France		—		339,852		3,317		343,169	0.54		(5,902)		(24)
Cyprus		—		73,022		—		73,022	0.12		(4,007)		—
Netherlands		—		131,111		50,864		181,975	0.29		(1,419)		(221)
Malta		—		192,224		—		192,224	0.30		(2,442)		—
Others		2,224		2,993,275		66,428		3,061,927	4.84		(50,043)		(20,531)

		2,224		5,265,683		683,489		5,951,396	9.40		(65,181)		(42,891)

America:
Panama		—		1,982,012		—		1,982,012	3.13		(8,430)		(3,712)
United States		—		1,144,175		107,281		1,251,456	1.98		(17,733)		(6,209)
The British Virgin Islands		—		657,521		—		657,521	1.04		(3,160)		(557)
Mexico		—		574,795		—		574,795	0.91		(8,208)		(5,577)
Bermuda		—		535,077		—		535,077	0.85		(10,509)		(75)
Others		—		957,904		5,221		963,125	1.50		(3,453)		(3,163)

		—		5,851,484		112,502		5,963,986	9.41		(51,493)		(19,293)

Africa:
Marshall Islands		—		2,294,266		—		2,294,266	3.63		(6,394)		(436)
Liberia		—		377,121		—		377,121	0.60		(3,998)		(18,511)
Madagascar		—		426,191		—		426,191	0.67		(2,678)		(1,646)
Others		—		427,770		1,250		429,020	0.68		(14,317)		(1,567)

		—		3,525,348		1,250		3,526,598	5.58		(27,387)		(22,160)

	￦	13,185,253	￦	43,614,408	￦	6,487,354	￦	63,287,015	100.00	￦	(411,701)	￦	(1,813,633)

2)	Loans by industry as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	10,470,979	￦	24,941,479	￦	339,935	￦	35,752,393	53.64	￦	(177,930)	￦	(1,681,999)
Transportation		210,980		7,560,189		1,033		7,772,202	11.66		(65,483)		(35,924)
Financial institutions		339,000		3,898,601		4,210,764		8,448,365	12.68		(7,065)		(22,093)
Wholesale and retail		563,043		1,651,128		34,381		2,248,552	3.37		(1,366)		(13,783)
Real estate		—		524,674		—		524,674	0.79		(2,520)		(454)
Construction		1,944,920		2,022,050		23,214		3,990,184	5.99		(4,704)		(233,044)
Public sector and others		261,258		7,639,395		12,991		7,913,644	11.87		(201,905)		(32,765)

	￦	13,790,180	￦	48,237,516	￦	4,622,318	￦	66,650,014	100.00	￦	(460,973)	￦	(2,020,062)

(DECEMBER 31, 2014)

	Loans									Deferred loan origination fees
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances
Manufacturing	￦	10,298,585	￦	22,253,694	￦	467,030	￦	33,019,309	52.17	￦	(144,237)	￦	(1,520,018)
Transportation		189,080		7,196,184		—		7,385,264	11.67		(54,801)		(40,092)
Financial institutions		165,000		3,606,430		5,872,482		9,643,912	15.24		(7,657)		(21,648)
Wholesale and retail		679,773		1,365,503		60,475		2,105,751	3.33		2,888		(12,868)
Real estate		—		363,744		—		363,744	0.57		(2,313)		(386)
Construction		1,633,308		1,810,385		26,210		3,469,903	5.48		(5,092)		(189,163)
Public sector and others		219,507		7,018,468		61,157		7,299,132	11.54		(200,489)		(29,458)

	￦	13,185,253	￦	43,614,408	￦	6,487,354	￦	63,287,015	100.00	￦	(411,701)	￦	(1,813,633)

3)	Concentration of credit risk of securities (debt securities) by industry as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015			December 31, 2014
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Government and government-sponsored institutions	￦	35,228	53.80	￦	—	—
Banking and insurance		18,384	28.08		—	—
Others		11,866	18.12		—	—

Subtotal		65,478	100.00		—	—

AFS financial assets
Government and government-sponsored institutions	￦	106,997	19.84	￦	82,952	18.58
Banking and insurance		315,465	58.49		311,862	69.87
Others		116,917	21.67		51,550	11.55

Subtotal		539,379	100.00		446,364	100.00

Held-to-maturity financial assets
Government and government-sponsored institutions		19,408	17.55		11,016	28.32
Banking and insurance		71,734	64.86		27,883	71.68
Others		19,460	17.59		—	—

Subtotal		110,602	100.00		38,899	100.00

Total	￦	715,459		￦	485,263

4)	Concentration of credit risk of securities (debt securities) by country as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015			December 31, 2014
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Korea	￦	35,228	53.80	￦	—	—
Others		30,250	46.20		—	—

Subtotal		65,478	100.00		—	—

AFS financial assets
Korea	￦	215,350	39.93	￦	227,585	50.99
Others		324,029	60.07		218,779	49.01

Subtotal		539,379	100.00		446,364	100.00

Held-to-maturity financial assets
Korea		28,479	25.75		—	—
Others		82,123	74.25		38,899	100.00

Subtotal		110,602	100.00		38,899	100.00

Total	￦	715,459		￦	485,263

5)	Credit enhancement and its financial effect as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total
Maximum exposure to credit risk	￦	66,189,041	￦	65,194,023	￦	27,073,534	￦	158,456,598

Credit enhancement:
Deposits and savings		69,871		76,108		723		146,702
Export guarantee insurance		106,884		2,120,567		—		2,227,451
Guarantee		1,072,530		1,477,408		3,566,267		6,116,205
Securities		222,500		84,848		115,048		422,396
Real estate		1,104,486		51,531		30,109		1,186,126
Ships		790,401		223,466		16,540		1,030,407
Others		1,485,424		16,711		295,614		1,797,749

Subtotal		4,852,096		4,050,639		4,024,301		12,927,036

Exposure to credit risk after deducting credit enhancement	￦	61,336,945	￦	61,143,384	￦	23,049,233	￦	145,529,562

(*1)	Loans exclude loans valuation adjustment related to evaluation of fair value hedging

(DECEMBER 31, 2014)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total
Maximum exposure to credit risk	￦	62,875,314	￦	61,372,941	￦	28,415,294	￦	152,663,549

Credit enhancement:
Deposits and savings		75,700		86,025		—		161,725
Export guarantee insurance		117,296		2,309,306		—		2,426,602
Guarantee		984,943		1,389,185		844,169		3,218,297
Securities		212,006		189,280		19,172		420,458
Real estate		1,107,765		50,390		45,990		1,204,145
Ships		749,069		181,253		172,598		1,102,920
Others		785,911		—		351,198		1,137,109

Subtotal		4,032,690		4,205,439		1,433,127		9,671,256

Exposure to credit risk after deducting credit enhancement	￦	58,842,624	￦	57,167,502	￦	26,982,167	￦	142,992,293

(*1)	Loans exclude loans valuation adjustment related to evaluation of fair value hedging

4-3.	Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

①	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

②	Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

③	The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial assets and liabilities

Remaining contractual maturity and amount of financial assets and liabilities as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(JUNE 30, 2015)

	On demand		Within one month		One to three months		Three to six Months		Six to 12 months		One year to five years		More than five years		Total
Financial assets:
Cash and due from financial institutions	￦	922,222	￦	112,447	￦	236,294	￦	50,534	￦	81,541	￦	1,908,972	￦	—	￦	3,312,010
Financial assets at FVTPL		1,286,713		—		—		—		—		—		—		1,286,713
Hedging derivative Assets		—		7,921		2,760		775		2,695		99,410		154,517		268,078
Loans		12,198		5,766,038		6,947,315		7,928,945		10,389,613		23,644,628		17,797,097		72,485,834
AFS financial assets		4,339,199		12,758		13,240		39,493		51,055		324,487		204,161		4,984,393
Held-to-maturity financial assets		—		131		446		17,831		1,255		82,373		20,292		122,328
Other financial assets		—		542,761		200		—		231,644		34,692		164,319		973,616

	￦	6,560,332	￦	6,442,056	￦	7,200,255	￦	8,037,578	￦	10,757,803	￦	26,094,562	￦	18,340,386	￦	83,432,972

Financial liabilities:
Financial liabilities at FVTPL	￦	635,604	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	635,604
Hedging derivative liabilities		—		141,151		50,643		35,138		478,207		1,180,514		313,913		2,199,566
Borrowings		—		993,656		1,802,066		2,161,966		1,379,117		3,186,884		1,948,680		11,472,369
Debentures		—		2,197,813		2,218,900		4,357,805		6,701,711		26,519,154		15,152,523		57,147,906
Other financial liabilities		—		614,555		—		281		664		25,730		543,159		1,184,389

	￦	635,604	￦	3,947,175	￦	4,071,609	￦	6,555,190	￦	8,559,699	￦	30,912,282	￦	17,958,275	￦	72,639,834

Off-balance-sheet items(*1):
Commitments	￦	27,073,534	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	27,073,534
Financial guarantee contracts		11,086,007		—		—		—		—		—		—		11,086,007

	￦	38,159,541	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	38,159,541

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

(DECEMBER 31, 2014)

	On demand		Within one month		One to three months		Three to six months		Six to 12 months		One year to five years		More than five years		Total
Financial assets:
Cash and due from financial institutions	￦	830,674	￦	279,906	￦	231,044	￦	60,485	￦	52,005	￦	1,661,796	￦	—	￦	3,115,910
Financial assets at FVTPL		1,197,499		—		—		—		—		—		—		1,197,499
Hedging derivative assets		—		503		467		—		15,086		103,983		168,385		288,424
Loans		12,199		7,931,753		6,013,001		10,114,231		7,784,273		21,786,151		15,382,784		69,024,392
AFS financial assets		4,339,990		1,262		1,419		31,766		62,004		283,619		101,805		4,821,865
Held-to-maturity financial assets		—		—		22,527		392		16,879		—		—		39,789
Other financial assets		—		498,998		—		—		230,513		33,423		165,048		927,982

	￦	6,380,362	￦	8,712,422	￦	6,268,458	￦	10,206,874	￦	8,160,760	￦	23,868,972	￦	15,818,022	￦	79,415,870

Financial liabilities:
Financial liabilities at FVTPL	￦	489,069	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	489,069
Hedging derivative liabilities		—		60,613		258,861		103,780		198,459		1,109,788		251,955		1,983,456
Borrowings		—		682,671		773,143		3,134,883		1,263,810		2,738,181		1,663,722		10,256,410
Debentures		—		2,560,097		3,638,227		3,078,023		6,964,062		22,161,849		14,326,752		52,729,010
Other financial liabilities		—		2,570,426		—		—		—		—		108		2,570,534

	￦	489,069	￦	5,873,807	￦	4,670,231	￦	6,316,686	￦	8,426,331	￦	26,009,818	￦	16,242,537	￦	68,028,479

Off-balance-sheet items(*1):
Commitments	￦	28,415,294	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	28,415,294
Financial guarantee contracts		8,830,564		—		—		—		—		—		—		8,830,564

	￦	37,245,858	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	37,245,858

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

4-4.	Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (VaR) and interest rate earning at risk (EaR) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

3)	Measurement method

①	VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

②	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③	Results of measurement

Results of foreign exchange VaR as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015								December 31, 2014
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	29,332	￦	17,257	￦	42,271	￦	42,271	￦	124,101	￦	52,367	￦	193,054	￦	122,907

(3)	Interest rate risk

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

①	VaR

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient or too long, the VaR results may understate or overstate the potential loss.

②	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③	Results of measurement

Results of interest rate VaR as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015								December 31, 2014
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending

Interest rate risk	￦	113,684	￦	70,772	￦	159,305	￦	70,772	￦	40,828	￦	5,613	￦	159,309	￦	24,663

4-5.	Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1)	Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2)	Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

BIS capital ratio of the Bank as of June 30, 2015, and December 31, 2014, is as follows:

(June 30, 2015)

	June 30, 2015		December 31, 2014
Basic capital	￦	9,359,128	￦	9,320,842
Supplementary capital		1,276,614		1,222,933

Total		10,635,742		10,543,775

Risk-weighted asset		104,967,356		100,444,378
BIS capital ratio (%)		10.13		10.50

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1.	Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	Classification	June 30, 2015				December 31, 2014
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	3,311,128	￦	3,311,384	￦	3,113,988	￦	3,114,046
Financial assets at FVTPL	Recurring		1,286,713		1,286,713		1,197,499		1,197,499
Hedging derivative assets	Recurring		268,078		268,078		288,424		288,424
Loans	Non-recurring		64,254,292		66,368,411		61,158,553		62,154,900
AFS financial assets	Recurring		4,833,606		4,833,606		4,752,625		4,752,625
Held-to-maturity financial assets	Non-recurring		110,602		110,637		38,899		38,985
Other financial assets	Non-recurring		852,594		852,594		808,893		808,893

		￦	74,917,013	￦	77,031,423	￦	71,358,881	￦	72,355,372

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	635,604	￦	635,604	￦	489,069	￦	489,069
Hedging derivative liabilities	Recurring		2,199,566		2,199,566		1,983,456		1,983,456
Borrowings	Non-recurring		11,198,922		11,249,910		10,018,281		10,064,196
Debentures	Non-recurring		50,888,744		51,818,038		47,291,703		48,661,241
Other financial liabilities	Non-recurring		1,184,389		1,184,389		2,570,535		2,570,535

		￦	66,107,225	￦	67,087,507	￦	62,353,044	￦	63,768,497

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. Carrying amounts of these deposits are regarded as the nearest amounts of fair values. Fair values of other deposits are determined by discounted cash flow model (“DCF model”).

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows by contractual cash flows with prepayment rate taken into account by appropriate discount rate.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivatives

For exchange-traded derivative, quoted price in active market is used to determine fair value and for over-the-counter (OTC) derivative, fair value is determined using valuation techniques. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

The adjustment for credit risk is reflected in cash flow, and the Bank’s credit risk are considered in the discount rate

Borrowings

Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

The adjustment for credit risk is reflected in cash flow and the Bank’s credit risk is considered in the discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

The adjustment for credit risk is reflected in cash flow and the Bank’s credit risk is considered in the discount rate.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

(2)	Fair value hierarchy

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2015, and December 31, 2014, is as follows (Korean won in millions):

(June 30, 2015)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	3,311,384	￦	—	￦	3,311,384
Loans		—		—		66,368,411		66,368,411
Held-to-maturity financial assets		—		110,637		—		110,637
Other financial assets		—		—		852,594		852,594

	￦	—	￦	3,422,021	￦	67,221,005	￦	70,643,026

Financial liabilities:
Borrowings	￦	—	￦	11,249,910	￦	—	￦	11,249,910
Debentures		—		51,818,038		—		51,818,038
Other financial liabilities		—		—		1,184,389		1,184,389

	￦	—	￦	63,067,948	￦	1,184,389	￦	64,252,337

(December 31, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	—	￦	3,114,046	￦	—	￦	3,114,046
Loans		—		—		62,154,900		62,154,900
Held-to-maturity financial assets		—		38,985		—		38,985
Other financial assets		—		—		808,893		808,893

	￦	—	￦	3,153,031	￦	62,963,793	￦	66,116,824

Financial liabilities:
Borrowings	￦	—	￦	10,064,196	￦	—	￦	10,064,196
Debentures		—		48,661,241		—		48,661,241
Other financial liabilities		—		—		2,570,535		2,570,535

	￦	—	￦	58,725,437	￦	2,570,535	￦	61,295,972

Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2015, and December 31 2014, is as follows (Korean won in millions):

(June 30, 2015)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,186,055	￦	100,658	￦	—	￦	1,286,713
Hedging derivative assets		—		268,078		—		268,078
AFS financial assets		195,943		539,380		3,693,781		4,429,104

	￦	1,381,998	￦	908,116	￦	3,693,781	￦	5,983,895

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	635,604	￦	—	￦	635,604
Hedging derivative liabilities		—		2,199,566		—		2,199,566

	￦	—	￦	2,835,170	￦	—	￦	2,835,170

(December 31, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,140,719	￦	56,780	￦	—	￦	1,197,499
Hedging derivative assets		—		288,424		—		288,424
AFS financial assets		207,881		446,365		3,677,652		4,331,898

	￦	1,348,600	￦	791,569	￦	3,677,652	￦	5,817,821

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	489,069	￦	—	￦	489,069
Hedging derivative liabilities		—		1,983,456		—		1,983,456

	￦	—	￦	2,472,525	￦	—	￦	2,472,525

The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:	Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:	Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:	Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

The best estimate of fair value of financial instruments is a quoted price from active markets when the financial instruments are traded in an active exchange market (Level 1). If a quoted price of a financial instrument is available readily and regularly through exchange markets, sellers, brokers, industry groups, pricing services, supervisory services and the quoted price is arm’s-length transaction between knowledgeable, willing parties, the price of the financial instrument is regarded to be disclosed in an active market.

If there is not an active market, fair value of a financial instrument is determined by valuation techniques. The valuation techniques include using a recent transaction between knowledgeable, willing parties, fair value of the similar kind financial instrument, DCF model, option-pricing model and others. If a valuation technique is used by general market participants and it can provide reliable estimates of fair values, the valuation technique can be used. The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. The valuation techniques include all the inputs considered by market participants for determining price. The Bank adjusts valuation techniques regularly and reviews the validity of the techniques based on observable current price of the same kind financial instruments observable market data. The Bank believes that used valuation techniques are appropriate and fair values in the separate statements of financial position are reasonable. However, the fair values in the separate statements of financial position can be changed when different valuation techniques or different assumptions are used. Also, it can be difficult to compare fair values of the Bank to those of other financial institution because various valuation techniques and several assumptions are used.

3)	The valuation techniques and the input variables of Level 2 financial instruments

①	The valuation techniques and the input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2015, and December 31, 2014, are as follows (Unit: Korean won in millions)

(June 30, 2015)

	Fair value		Valuation techniques	Input factor
Financial assets:
Cash and due from financial institutions	￦	3,311,384	DCF	Discount rate
Held-to-maturity financial assets		110,637	DCF	Discount rate

Financial liabilities:
Borrowings	￦	11,249,910	DCF	Discount rate
Debentures		51,818,038	DCF	Discount rate

(December 31, 2014)

	Fair value		Valuation techniques	Input factor
Financial assets:
Cash and due from financial institutions	￦	3,114,046	DCF	Discount rate
Held-to-maturity financial assets		38,985	DCF	Discount rate

Financial liabilities:
Borrowings	￦	10,064,196	DCF	Discount rate
Debentures		48,661,241	DCF	Discount rate

②	The valuation techniques and the input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of June 30, 2015, and December 31, 2014, are as follows (Unit: Korean won in millions):

(June 30, 2015)

	Fair value		Valuation techniques	Input factor
Financial assets:
Financial assets at FVTPL	￦	100,658	DCF	Discount rate
Hedging derivative assets		268,078	DCF	Discount rate
AFS financial assets		539,380	DCF	Discount rate
			Net Asset Value Method	Price of underlying assets

Financial liabilities:
Financial liabilities at FVTPL	￦	635,604	DCF	Discount rate
Hedging derivative liabilities		2,199,566	DCF	Discount rate

(December 31, 2014)

	Fair value		Valuation techniques	Input factor
Financial assets:
Financial assets at FVTPL	￦	56,780	DCF	Discount rate
Hedging derivative assets		288,424	DCF	Discount rate
AFS financial assets		446,365	DCF	Discount rate
			Net Asset Value Method	Price of underlying assets

Financial liabilities:
Financial liabilities at FVTPL	￦	489,069	DCF	Discount rate
Hedging derivative liabilities		1,983,456	DCF	Discount rate

4)	The valuation techniques and inputs of Level 3 financial instruments

①	The valuation techniques and significant unobservable inputs of Level 3 financial instruments subsequently not measured at fair value as of June 30, 2015, and December 31, 2014, are as follows (Unit: Korean won in millions):.

(June 30, 2015)

	Fair value		Valuation techniques	Input factor

Financial assets:
Loans	￦	66,368,411	DCF	Discount rate
Other financial assets		852,594	DCF	Discount rate

Financial liabilities:
Other financial liabilities	￦	1,184,389	DCF	Discount rate

(December 31, 2014)

	Fair value		Valuation techniques	Input factor
Financial assets:
Loans	￦	62,154,900	DCF	Discount rate
Other financial assets		808,893	DCF	Discount rate

Financial liabilities :
Other financial liabilities	￦	2,570,535	DCF	Discount rate

②	The valuation techniques and significant unobservable inputs of Level 3 financial instruments, measured at fair value after initial recognition as of June 30, 2015, and December 31, 2014, are as follows (Unit: Korean won in millions except for stock price):

(June 30, 2015)

	Fair value	Valuation techniques	Input factor which is significant but unobservable	Scope	Relation between unobservable input factor and estimate of fair value
AFS financial assets
Unlisted stock	3,693,781	Discounted cash flow	Discount rate	4.97%–16.49%	If discount rate is decreased (increased)/ if growth is increased (decrease), fair value is decreased (increased).
			Growth rate	—
		Option- pricing model	Volatility	5.45%	If volatility of stock price is increased (decreased)/if stock price increased (decreased), fair value is increased (decreased)
			Stock price	2,043 won

(December 31, 2014)

	Fair value	Valuation techniques	Input factor which is significant but unobservable	Scope	Relation between unobservable input factor and estimate of fair value
AFS financial assets
Unlisted stock	3,677,652	Discounted cash flow	Discount rate	3.97%–19.93%	If discount rate is decreased (increased)/ if growth is increased (decrease), fair value is decreased (increased).
			Growth rate	—
		Option- pricing model	Volatility	4.80%	If volatility of stock price is increased (decreased)/if stock price increased (decreased), fair value is increased (decreased)
			Stock price	494 won

5)	Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

	Beginning balance		Profit (loss)	Other comprehensive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
AFS financial assets	￦	3,677,652	￦ (4,602)	￦	18,540	￦	26,119	￦ (839)	￦ (23,089)	￦	3,693,781

(2014)

	Beginning balance		Profit (loss)	Other comprehensive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,596,430	￦ (33,161)	￦	85,950	￦	1,415	￦ (570)	￦	27,588	￦	3,677,652

6)	In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

	2015		2014
Total losses for financial instruments held at the end of the reporting period	￦	(4,602)	￦	(29,485)
Total losses included in profit or loss for the period	￦	(4,602)	￦	(33,161)

7)	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	3,555,691	￦ (991,530)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1% and discount rate or liquidation value from negative 1% to 1% and discount rate, which are unobservable inputs.

(December 31, 2014)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	5,435,680	￦ (1,198,592)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1% and discount rate or liquidation value from negative 1% to 1% and discount rate, which are unobservable inputs.

8)	The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of June 30, 2015, and December 31, 2014. (Korean won in millions):

	June 30, 2015		December 31, 2014
AFS financial assets
Unlisted securities (*)	￦	385,745	￦	385,845
Equity investments to unincorporated entities. (*)		18,757		34,882

	￦	404,502	￦	420,727

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2.	Carrying amounts of financial instruments

Carrying amounts of financial instruments as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

	Financial assets at FVTPL		Loans		AFS financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	3,311,128	￦	—	￦	—	￦	—	￦	3,311,128
Financial assets at FVTPL		1,286,713		—		—		—		—		1,286,713
Hedging derivative assets		—		—		—		—		268,078		268,078
Loans		—		64,254,292		—		—		—		64,254,292
Financial investments		—		—		4,833,606		110,602		—		4,944,208
Other financial assets		—		852,594		—		—		—		852,594

Total	￦	1,286,713	￦	68,418,014	￦	4,833,606	￦	110,602	￦	268,078	￦	74,917,013

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	635,604	￦	—	￦	—	￦	635,604
Hedging derivative liabilities		—		—		2,199,566		2,199,566
Borrowings		—		11,198,922		—		11,198,922
Debentures		—		50,888,744		—		50,888,744
Other financial liabilities		—		1,184,389		—		1,184,389

Total	￦	635,604	￦	63,272,055	￦	2,199,566	￦	66,107,225

(December 31, 2014)

	Financial assets at FVTPL		Loans		AFS financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	3,113,988	￦	—	￦	—	￦	—	￦	3,113,988
Financial assets at FVTPL		1,197,499		—		—		—		—		1,197,499
Hedging derivative assets		—		—		—		—		288,424		288,424
Loans		—		61,158,553		—		—		—		61,158,553
Financial investments		—		—		4,752,625		38,899		—		4,791,524
Other financial assets		—		808,893		—		—		—		808,893

Total	￦	1,197,499	￦	65,081,434	￦	4,752,625	￦	38,899	￦	288,424	￦	71,358,881

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	489,069	￦	—	￦	—	￦	489,069
Hedging derivative liabilities		—		—		1,983,456		1,983,456
Borrowings		—		10,018,281		—		10,018,281
Debentures		—		47,291,703		—		47,291,703
Other financial liabilities		—		2,570,535		—		2,570,535

Total	￦	489,069	￦	59,880,519	￦	1,983,456	￦	62,353,044

5-3.	Offset on financial assets and financial liabilities

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for derivative assets, derivative liabilities, receivable spot exchanges and payable spot exchanges. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032 but they can be set off with net amount of derivative assets and derivatives liabilities and net amount of receivables spot exchanges and payable spot exchanges.

The effects of netting agreements as of June 30, 2015, and December 31, 2014, are as follow (Korean won in millions):

(June 30, 2015)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net Amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	368,735	￦	—	￦	368,735	￦	(274,863)	￦	—	￦	93,872
AFS financial assets		81,285		—		81,285		(74,861)		—		6,424
Held-to-maturity financial assets		40,836		—		40,836		(37,608)		—		3,228

		490,856		—		490,856		(387,332)		—		103,524

Financial liabilities:
Derivatives		2,835,170		—		2,835,170		(274,863)		(1,908,971)		651,336
Repurchase agreement (RP)		112,469		—		112,469		(112,469)		—		—

Total	￦	2,947,639	￦	—	￦	2,947,639	￦	(387,332)	￦	(1,908,971)	￦	651,336

(December 31, 2014)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	345,204	￦	—	￦	345,204	￦	(253,618)	￦	—	￦	91,586
AFS financial assets		112,508		—		112,508		(101,282)		—		11,226

		457,712		—		457,712		(354,900)		—		102,812

Financial liabilities:
Derivatives		2,472,524		—		2,472,524		(253,618)		(1,567,378)		651,528
RP		101,282		—		101,282		(101,282)		—		—

Total	￦	2,573,806	￦	—	￦	2,573,806	￦	(354,900)	￦	(1,567,378)	￦	651,528

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

Restricted due from financial institutions as of June 30, 2015, and December 31, 2014, is as follows (Korean won in millions):

Detail	Financial Institution	June 30, 2015		December 31, 2014		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS	￦	2,135	￦	908	Credit support annex for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Debt securities	￦	65,478	￦	—

Equity securities
Beneficiary certificates		1,120,577		1,140,719

Derivative assets
Interest product		23,879		3,630
Currency product		76,779		53,150

Subtotal		100,658		56,780

Total	￦	1,286,713	￦	1,197,499

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
AFS securities in local currency
Equity securities
Marketable securities	￦	199,453	￦	217,250
Non-marketable securities		4,061,219		4,052,358
Equity investments to unincorporated entities		16,123		34,882
Others		13,009		1,771

Subtotal		4,289,804		4,306,261

AFS securities in foreign currency
Debt securities
Debt securities(*1)		539,379		446,364
Equity securities
Equity securities		4,423		—

Subtotal		543,802		446,364

Held-to-maturity securities in foreign currency
Debt securities
Debt securities(*1)		110,602		38,899

Total	￦	4,944,208	￦	4,791,524

(*1)	It includes debt securities, which are pledged as collateral amounting to ￦122,121 and ￦112,508 as of June 30, 2015, and December 31, 2014, respectively.

10.	LOANS:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦85,313 million and ￦96,872 million as of June 30, 2015, and December 31, 2014, respectively.

(1)	Details of loans as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	Detail	June 30, 2015		December 31, 2014
Loans in local currency	Loans for export	￦	9,196,671	￦	9,271,874
	Loans for overseas investments		847,000		744,062
	Loans for import		1,142,037		1,088,873
	Troubled Debt Restructuring		2,280,679		1,776,744
	Others		323,793		303,700

	Subtotal		13,790,180		13,185,253

Loans in foreign currencies	Loans for export		23,806,095		20,590,839
	Loans for overseas investments		20,105,577		18,241,228
	Loans for rediscounted trading notes		539,568		439,680
	Loans for import		2,372,839		2,795,575
	Overseas funding loans		671,742		632,417
	Domestic usance bills		379,085		503,351
	Others		362,610		411,317

	Subtotal		48,237,516		43,614,407

Others	Foreign currency bills bought		1,062,386		1,353,180
	Advance for customers		40,640		32,033
	Call loans		2,361,470		4,803,319
	Interbank loans in foreign currency		1,157,822		298,823

	Subtotal		4,622,318		6,487,355

	Total loan		66,650,014		63,287,015
Net deferred origination fees and costs			(460,973)		(411,701)
Allowance for loan losses			(2,020,062)		(1,813,633)

Total		￦	64,168,979	￦	61,061,681

(2)	Changes in allowance for loan losses for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,473,030	￦	340,603	￦	1,813,633
Written-off		(116,635)		(3,951)		(120,586)
Collection of written-off loans		—		384		384
Loan-for-equity swap		(15,223)		(10,726)		(25,949)
Others		—		(544)		(544)
Unwinding effect		(13,904)		(947)		(14,851)
Foreign exchange translation		1,327		3,252		4,579
Provision for loan losses		194,240		169,156		363,396
Transfer		32,308		(32,308)		—

Ending balance	￦	1,555,143	￦	464,919	￦	2,020,062

(2014)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	2,099,283	￦	283,017	￦	2,382,300
Written-off		(35,924)		(11,814)		(47,738)
Collection of written-off loans		—		387		387
Loan-for-equity swap		(1,048,877)		(7,549)		(1,056,426)
Others		—		253		253
Unwinding effect		(29,427)		(2,119)		(31,546)
Foreign exchange translation		1,787		3,466		5,253
Provision for loan losses		450,267		110,883		561,150
Transfer		35,922		(35,922)		—

Ending balance	￦	1,473,031	￦	340,602	￦	1,813,633

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1)	Details of investments in associates and subsidiaries as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

Company	Detail	Location	Business	Year-end	Owner ship (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	45,101	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		12,633		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		23,515		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		57,724		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		407,255		380,520
Credit Guarantee and Investment Fund (*1)	Associate	Philippines	Finance	December	14.28		115,784		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		29,711		30,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	70.71		(900,250)		—
DAESUN Shipbuilding & Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	67.27		(243,017)		—

Total								￦	659,150

(*1)	Net assets for subsidiaries are shown after consideration of ownership.

(December 31, 2014)

Company	Detail	Location	Business	Year-end	Owner ship (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	41,274	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		11,479		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		23,032		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		55,408		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		407,868		380,520
Credit Guarantee and Investment Fund (*1)	Associate	Philippines	Finance	December	14.28		112,522		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		30,000		30,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	70.71		(680,342)		—
DAESUN Shipbuilding & Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	67.27		(239,738)		—

Total								￦	659,150

(*1)	As of June 30, 2015, and December 31, 2014, Credit Guarantee and Investment Fund are classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.
(*2)	These companies are under the Creditor-led work out program. And the Bank should have at least 75% of the Total creditor’s loans to have substantive control based on the creditor’s agreement. As the Bank only has 70.71% and 60.27% for SUNGDONG Shipbuilding & Marine Engineering Co., Ltd. and DAESUN Shipbuilding & Engineering Co., Ltd., respectively, of the total creditor’s loans, those are classified as associates.

(2)	Changes in investments in associates and subsidiaries for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Incorporated Company	Associate		30,000		—		—		30,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		—		—		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		—		—		—

Total		￦	659,150	￦	—	￦	—	￦	659,150

(2014)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Incorporated Company	Associate		—		30,000				30,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		10		—		(10)		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		1		(1)		—

Total		￦	629,160		30,001		(11)	￦	659,150

(3)	Summarized financial information of associates and subsidiaries as of and for the six months ended June 30, 2015, and for the year ended December 31, 2014, is as follows (Korean won in millions):

(2015)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)
KEXIM Bank UK Limited	￦	511,553	￦	466,452	￦	2,840	￦	2,306
KEXIM Vietnam Leasing Co.		159,491		146,858		1,068		874
PT.KOEXIM Mandiri Finance		166,801		143,286		2,277		2,278
KEXIM Asia Limited		384,535		326,811		1,746		1,464
Korea Asset Management Corporation		2,426,501		851,657		41,706		35,513
Credit Guarantee and Investment Fund		836,075		25,263		3,541		3,398
Korea Marine Guarantee Incorporated Company		60,028		605		(289)		(289)
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		1,990,444		3,263,602		(180,589)		(310,081)
DAESUN Shipbuilding & Engineering Co, Ltd.		404,434		765,690		(8,737)		(16,325)

(2014)

Company	Assets		Liabilities		Operating income (loss)		Net income (loss)
KEXIM Bank UK Limited	￦	497,285	￦	456,011	￦	23,257	￦	(2,606)
KEXIM Vietnam Leasing Co.		148,664		137,185		4,374		1,169
PT.KOEXIM Mandiri Finance		163,332		140,300		7,482		3,546
KEXIM Asia Limited		386,051		330,643		11,956		3,308
Korea Asset Management Corporation		2,388,025		810,810		112,832		95,281
Credit Guarantee and Investment Fund		792,311		4,893		3,819		3,816
Korea Marine Guarantee Incorporated Company		60,000		—		—		—
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		2,062,669		3,024,827		(207,799)		(344,873)
DAESUN Shipbuilding & Engineering Co, Ltd.		406,464		762,845		(35,438)		19,667

12.	TANGIBLE ASSETS:

Changes in tangible assets for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	￦	191,306	￦	—	￦	—	￦	—	￦	—	￦	191,306
Buildings		72,676		—		—		(1,854)		(17)		70,805
Vehicles		1,378		131		(18)		(286)		—		1,205
Furniture and fixture		8,179		940		(2)		(1,528)		—		7,589

Total	￦	273,539	￦	1,071	￦	(20)	￦	(3,668)	￦	(17)	￦	270,905

(2014)

Detail	Beginning balance		Acquisitions		Transfer		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	1,721	￦	—	￦	—	￦	—	￦	191,306
Buildings		21,727		13,317		39,855				(2,222)		72,677
Vehicles		938		883		—		(14)		(430)		1,377
Furniture and fixture		7,102		3,196		481		(21)		(2,579)		8,179
Construction in progress		17,167		23,169		(40,336)		—		—		—

Total	￦	236,519	￦	42,286	￦	—	￦	(35)	￦	(5,231)	￦	273,539

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

Detail	Beginning Balance		Acquisitions		Disposals		Amortization		Impairment		Ending Balance
Computer software	￦	4,725	￦	140	￦	—	￦	(677)	￦	—	￦	4,188
System development fees		8,785		2,436		—		(1,159)		—		10,062
Memberships		4,671		—		—		—		—		4,671

Total	￦	18,181	￦	2,576	￦	—	￦	(1,836)	￦	—	￦	18,921

(2014)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	3,954	￦	1,874	￦	—	￦	(1,103)	￦	—	￦	4,725
System development fees		8,573		2,337		—		(2,125)		—		8,785
Memberships		4,901		—		(230)		—		—		4,671

Total	￦	17,428	￦	4,211	￦	(230)	￦	(3,228)	￦	—	￦	18,181

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Other financial assets:
Guarantee deposits	￦	34,826	￦	33,553
Accounts receivable		165,925		165,684
Accrued income		698,905		653,032
Receivable spot exchange		61		90
Allowances for loan losses on other assets		(47,123)		(43,466)

		852,594		808,893

Other assets:
Prepaid expenses		6,475		5,103
Advance payments		12		—
Prepaid corporate tax		1,422		—
Sundry assets		15,911		14,401

		23,820		19,504

Total	￦	876,414	￦	828,397

(2)	Changes in allowances for loan losses on other assets for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

	2015		2014
Beginning balance	￦	43,466	￦	14,304
Bad debts written off		(56)		—
Collection of written-off loans		—		35
Transfers in		3,657		29,162
Others		56		(35)

Ending balance	￦	47,123	￦	43,466

15.	BORROWINGS:

Details of borrowings as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Compulsory loan	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.25– LIBOR 3M+0.78	￦	3,395,850
Long-term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M+0.45– LIBOR 3M+1.10		3,035,070
Discount on borrowings		—		(8,100)
Commercial papers (CP)	CITIBANK N.A., HONG KONG and others	0.12–0.58		4,198,343
Offshore CP	CITIBANK N.A., HONG KONG	0.30		56,205
Others (Foreign banks)	DBS BANK TD, SINGAPORE BRANCH and others	0.70–1.10		379,085

				11,056,453

Call money in local currencies	Korea Development Bank	1.55		30,000
Securities sold under RP		0.44		112,469

			￦	11,198,922

(December 31, 2014)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Compulsory loan	MINISTRY OF STRATEGY AND FINANCE	0.25– LIBOR 3M+0.78	￦	3,359,507
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M +0.35– LIBOR 3M + 1.10		2,790,601
Discount on borrowings		—		(9,025)
CP	CITIBANK N.A., HONG KONG and others	0.05–0.70		3,217,605
Offshore CP	BANK OF AMERICA NA and others	0.30		54,960
Others (Foreign banks)	DEUTSCHE BANK AG, LONDON BRANCH RBS(TOKYO) and others	0.46–1.95		503,351

				9,916,999

Securities sold under RP		0.40–0.45		101,282

			￦	10,018,281

16.	DEBENTURES:

Details of debentures as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015			December 31, 2014
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	CD91-0.05 –CD91+0.22	￦	360,000	2.65–3.76	￦	440,000
Fixed rate	1.55–4.9		9,030,000	2.04–4.9		8,230,000

Balance			9,390,000			8,670,000

Gain on fair value of hedged items			(1,817)
Discount on debentures:			(42,006)			(41,947)

Subtotal			9,346,177			8,628,053

Foreign currencies
Floating rate	Libor+0.0– Libor+1.7		7,524,265	Libor+0.0 –Libor+1.8		6,578,872
Fixed rate	0.20–9.32		33,812,241	0.08–9.32		31,805,227

Balance			41,336,506			38,384,099

Gain on fair value of hedged items			361,981			440,212
Discount on debentures			(155,920)			(160,661)

Subtotal			41,542,567			38,663,650

Total		￦	50,888,744		￦	47,291,703

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Provisions for acceptances and guarantees	￦	167,379	￦	119,183
Provisions for unused loan commitments		105,605		175,994

Total	￦	272,984	￦	295,177

(2)	Changes in provisions for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	5,244	￦	113,939	￦	119,183	￦	175,994	￦	295,177
Foreign exchange translation		—		(22)		(22)		67		45
Additional Provisions (Reversal of provision)		47,098		1,120		48,218		(70,456)		(22,238)
Transfers in (out)		4,124		(4,124)		—		—		—

Ending balance	￦	56,466	￦	110,913	￦	167,379	￦	105,605	￦	272,984

(2014)

	Acceptances and guarantees								Total
Detail	Individual assessment		Collective assessment		Subtotal		Unused loan commitments
Beginning balance	￦	88,434	￦	67,178	￦	155,612	￦	89,742	￦	245,354
Foreign exchange translation		—		61		61		465		526
Additional Provisions (Reversal of provision)		(82,803)		46,313		(36,490)		85,787		49,297
Transfers in (out)		(387)		387		—		—		—

Ending balance	￦	5,244	￦	113,939	￦	119,183	￦	175,994	￦	295,177

18.	RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the PUC). The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Present value of defined benefit obligations	￦	88,467	￦	82,626
Fair value of plan assets		(35,060)		(35,363)

Defined benefit obligation, net	￦	53,407	￦	47,263

(3)	Changes in net defined benefit obligations for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	82,626	￦	(35,363)	￦	47,263
Current service cost		5,609		—		5,609
Interest expense		1,674		—		1,674
Return on plan assets, excluding the interest income		—		(720)		(720)
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from empirical adjustment		—		—		—
Management fee on plan assets		—		—		—
Transfer in (out)		—		—		—
Benefits paid		(1,442)		1,023		(419)

Ending balance	￦	88,467	￦	(35,060)	￦	53,407

(2014)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	62,179	￦	(34,311)	￦	27,868
Contributions from the employer		—		(1,000)		(1,000)
Current service cost		9,026		—		9,026
Interest expense		3,126		—		3,126
Return on plan assets, excluding the interest income		—		(1,737)		(1,737)
Actuarial gains and losses arising from changes in financial assumptions		10,364		733		11,097
Actuarial gains and losses arising from empirical adjustment		(490)		—		(490)
Management fee on plan assets		—		86		86
Transfer in (out)		620		(620)		—
Benefits paid		(2,199)		1,486		(713)

Ending balance	￦	82,626	￦	(35,363)	￦	47,263

(4)	Details of plan assets as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Cash and cash equivalent	￦	10,752	￦	13,199
Debt securities		2,451		4,541
Others		21,857		17,623

Total	￦	35,060	￦	35,363

(5)	Actuarial assumptions used in retirement benefit obligation assessment as of June 30, 2015, and December 31, 2014, are as follows:

	June 30, 2015	December 31, 2014
Discount rate	4.07%	4.07%
Expected wage growth rate	3.04%	3.04%

(6)	Retirement benefit cost incurred from the defined contribution plan for the six months ended June 30, 2015 and 2014, is as follows (Korean won in millions):

	2015		2014
Retirement benefit cost	￦	117	￦	119

19.	OTHER LIABILITIES:

Details of other liabilities as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Other financial liabilities:
Guarantee deposits	￦	571,569	￦	503,256
Foreign exchanges payable		97,193		148,452
Accounts payable		7,802		1,398,555
Accrued expenses		507,667		520,164
Guarantee deposit received		158		108

Subtotal		1,184,389		2,570,535

Other liabilities:
Allowance for credit loss in derivatives		13,068		10,931
Unearned income		226,047		226,748
Sundry liabilities		6,157		6,851

Subtotal		245,272		244,530

Total	￦	1,429,661	￦	2,815,065

20.	DERIVATIVES:

The Bank operates derivatives for trading and hedging instrument. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument shall be recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective shall be reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3)	Details of derivative assets and liabilities as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	19,239,555	￦	218,329	￦	—	￦	23,879	￦	242,208
Currency:
Currency forwards		4,305,102		—		—		22,953		22,953
Currency swaps		16,594,679		49,749		—		53,826		103,575

Subtotal		20,899,781		49,749		—		76,779		126,528

Total	￦	40,139,336	￦	268,078	￦	—	￦	100,658	￦	368,736

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	19,239,555	￦	130,290	￦	1,590	￦	54,521	￦	186,401
Currency:
Currency forwards		4,305,102		—		—		67,703		67,703
Currency swaps		16,594,679		2,067,686		—		513,380		2,581,066

Subtotal		20,899,781		2,067,686		—		581,083		2,648,769

Total	￦	40,139,336	￦	2,197,976	￦	1,590	￦	635,604	￦	2,835,170

(December 31, 2014)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	13,806,343	￦	258,295	￦	—	￦	3,630	￦	261,925
Currency:
Currency forwards		1,842,284		—		—		4,966		4,966
Currency swaps		15,528,234		30,129		—		48,184		78,313

Subtotal		17,370,518		30,129		—		53,150		83,279

Total	￦	31,176,861	￦	288,424	￦	—	￦	56,780	￦	345,204

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	13,806,343	￦	89,641	￦	2,789	￦	28,612	￦	121,042
Currency:
Currency forwards		1,842,284		—		—		47,857		47,857
Currency swaps		15,528,234		1,891,026		—		412,600		2,303,626

Subtotal		17,370,518		1,891,026		—		460,457		2,351,483

Total	￦	31,176,861	￦	1,980,667	￦	2,789	￦	489,069	￦	2,472,525

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Fair value hedge – hedged items	￦	71,407	￦	(238,627)
Fair value hedge – hedging instruments	￦	(696,011)	￦	517,629

(5)	The Bank recognized ￦1,078 million and ￦(365) million as other comprehensive income (losses) (not adjusting tax effect) and cash flow hedge ineffectiveness of ￦41 million and ￦27 million was recognized in earnings for the six months ended June 30, 2015 and 2014.

21.	CAPITAL STOCK:

As of June 30, 2015, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦7,788,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

	2015		2014
Beginning balance	￦	7,748,055	￦	7,238,055
Increase in capital and investment in kind		40,000		510,000

Ending balance	￦	7,788,055	￦	7,748,055

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Gain on valuation of AFS securities	￦	118,302	￦	116,276
Loss on valuation of cash flow hedge		(1,244)		(2,062)
Remeasurement elements of net defined benefit liability		(3,212)		(3,212)

Total	￦	113,846	￦	111,002

(2)	Changes in other reserves for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

(2015)

	Beginning balance		Increase		Tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	116,276	￦	2,672	￦	(646)	￦	118,302
Loss on valuation of cash flow hedge		(2,062)		1,078		(260)		(1,244)
Remeasurement elements of net defined benefit liability		(3,212)		—		—		(3,212)

Total	￦	111,002	￦	3,750	￦	(906)	￦	113,846

(2014)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	54,157	￦	81,950	￦	(19,831)	￦	116,276
Loss on valuation of cash flow hedge		(1,227)		(1,102)		267		(2,062)
Remeasurement elements of net defined benefit liability		4,827		(10,606)		2,567		(3,212)

Total	￦	57,757	￦	70,242	￦	(16,997)	￦	111,002

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Legal reserve (*1)	￦	326,660	￦	319,984
Voluntary reserve (*2)		1,106,825		1,119,559
Reserve for bad loan		572,420		514,785
Unappropriated retained earnings		35,693		66,767

Total	￦	2,041,598	￦	2,021,095

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

	2015		2014
Beginning balance	￦	2,021,095	￦	1,954,328
Net income for the period		35,693		66,767
Dividends		(15,190)		—

Ending balance	￦	2,041,598	￦	2,021,095

(3)	Reserve for bad loans

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit is gone.

1)	Reserve for bad loans

Details of reserve for bad loans as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

	June 30, 2015		December 31, 2014
Accumulated reserve for bad loans	￦	572,420	￦	514,785
Expected reserve for bad loans		33,567		57,635

Reserve for bad loans	￦	605,987	￦	572,420

2)	Expected reserve for bad loans and net income after adjusting reserve for bad loans.

Details of expected reserve for bad loans and net income after adjusting the reserve for six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Net income for the period	￦	35,693	￦	77,055
Expected reserve for bad loans		(33,567)		67,114

Net profit after adjusting the reserve for bad loans (*1)	￦	2,126	￦	144,169

(*1)	Adjusted profit (loss) considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

(4)	Details of dividends for the six months ended June 30, 2015, and for the year ended December 31, 2014, are as follows (Korean won in millions):

	2015		2014
The Government	￦	10,644	￦	—
BOK		2,284		—
Korea Development Bank		2,262		—

Total	￦	15,190	￦	—

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	1,786	￦	4,470
Due from financial institutions in foreign currencies		2,318		2,177

		4,104		6,647

Interest of financial assets at FVTPL:
Interest of trading securities		426		269
Interest of investments:
Interest of AFS securities		4,482		1,284
Interest of held-to-maturity securities		766		396

		5,248		1,680

Interest of loans:
Interest of loans in local currency		232,509		276,844
Interest of loans in foreign currencies		627,283		515,413
Interest of bills bought		4,295		12,022
Interest of advances for customers		36		70
Interest of call loans		7,388		7,212
Interest of interbank loans		1,341		181

		872,852		811,742

Interest of others		5,857		1,242

Total	￦	888,487	￦	821,580

Interest income accrued from impaired loan is ￦14,851 million and ￦16,775 million for the six months ended June 30, 2015 and 2014, respectively.

(2)	Details of interest expenses for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Interest of borrowings:
Borrowings in foreign currencies	￦	34,946	￦	19,458
RP		229		95
Interest of call money		1,433		5,650
Interest of debentures:
Interest of debentures in local currency		107,034		121,180
Interest of debentures in foreign currencies		454,799		496,102
Interest of others		3,460		2,262

Total	￦	601,901	￦	644,747

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Commission income in local currency:
Commissions income on management of EDCF	￦	6,458	￦	5,756
Commissions income on management of IKCF		1,407		1,391

		7,865		7,147

Commission income in foreign currency:
Commissions income on letter of credit		1,458		1,460
Commissions income on confirmation on export letter of credit		385		417
Commissions income on loans commitment		38,126		42,772
Management fee		1		97
Arrangement fee		5,397		—
Advisory fee		1,178		15
Cancellation fee		3,066		2,817
Prepayment fee		1,856		21,355
Sundry commissions income on foreign exchange		267		73
Other commission income in foreign currency		378		—

		52,112		69,006

Others:
Other commission income		835		136
Guarantee fees on foreign currency:
Guarantee fees on foreign currency		93,838		86,722
Premium for guarantee		22,457		13,798

		116,295		100,520

Total	￦	177,107	￦	176,809

(2)	Details of commission expenses for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Commission expenses in local currency:
Commissions expenses on borrowings	￦	—	￦	132
Commissions expenses on domestic transaction		174		77
Other Commissions expenses on domestic transaction		27		—

		201		209

Commission expenses in foreign currency:
Service fees paid to credit-rating agency		1,950		1,064
Sundry commission expenses on foreign exchange		594		228
Commission expenses on offshore borrowings		—		15
Sundry commissions expenses on offshore transaction		9		23

		2,553		1,330

Others:
Other commissions expenses		522		245

Total	￦	3,276	￦	1,784

26.	DIVIDEND INCOME:

Details of dividend income for six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
AFS securities	￦	15,229	￦	10,442

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Trading securities:
Gain on valuation	￦	5,975	￦	1,652
Loss on valuation		(219)		—
Gain on disposal		7,133		4,890
Loss on disposal		(58)		(52)

		12,831		6,490

Trading derivatives
Gain on valuation		100,573		164,626
Loss on valuation		(325,382)		(8,211)
Gain on transaction		157,769		145,055
Loss on transaction		(182,373)		(72,141)

		(249,413)		229,329

Total	￦	(236,582)	￦	235,819

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Gain on hedging derivatives	￦	96,354	￦	640,258
Loss on hedging derivatives		(792,324)		(122,600)

Total	￦	(695,970)	￦	517,658

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

(1)	Details of gain (loss) on financial investments for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
AFS securities:
Gain on disposals	￦	7,885	￦	2
Loss on disposals		(278)		—
Impairment loss		(50,271)		(33,684)

Total	￦	(42,664)	￦	(33,682)

(2)	There is no gain or loss on held-to-maturity securities for the six months ended June 30, 2015 and 2014, respectively. In addition, details of interest income of held-to-maturity securities are stated in Note 24.

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Other operating income:
Gain on disposal of loans	￦	—	￦	1
Gain on fair value hedged items		167,106		71,859
Others		12,315		14,883

		179,421		86,743

Other operating expenses:
Loss on fair value hedged items		95,699		310,486
Contribution to Credit Guarantee Fund and Technology Credit Guarantee Fund		2,543		2,642
Others		13,552		8,048

		111,794		321,176

Total	￦	67,627	￦	(234,433)

31.	(REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of impairment loss (reversal) on credit for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Loans	￦	363,396	￦	147,844
Other financial assets		3,656		41,317
Guarantees		48,218		(33,758)
Unused loan commitments		(70,456)		55,293
Financial guarantee contract		(15,349)		1,510

Total	￦	329,465	￦	212,206

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	Detail	2015		2014
General and administrative	Short-term salaries	￦	48,608	￦	45,724
Other expenses in financing department	Office expenses		26,868		22,076

	Subtotal		75,476		67,800

Office expenses of EDCF			845		811

General and administrative	Postemployment benefit (defined contributions)		117		119
Others	Postemployment benefit (defined benefits)		6,563		5,191
	Depreciation of tangible assets		3,668		2,119
	Amortization of intangible assets		1,836		1,578
	Taxes and duties		17,012		17,896

	Subtotal		29,196		26,903

	Total	￦	105,517	￦	95,514

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	Detail	2015		2014
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦	8,057	￦	4,662

Others income	Gain on disposals of tangible assets		32		49
	Rent income		78		32
	Interest on other loans		69		75
	Revenue on research project		27		275
	Other miscellaneous Income		233		428

	Subtotal		439		859

Others expenses	Loss on disposal of tangible assets		2		1
	Expenses for contribution		1,887		1,597
	Court cost		247		58
	Expenses on research project		896		407
	Other miscellaneous expenses		84		43

	Subtotal		3,116		2,106

	Total	￦	5,380	￦	3,415

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Current income tax payable	￦	—	￦	—
Adjustment recognized in the period for current tax of prior periods		13,291		18,277
Changes in deferred income taxes due to temporary differences		11,883		(33,481)
Changes in deferred income taxes directly recognized in equity		(907)		46,094

Income tax expense	￦	24,267	￦	30,890

(2)	Details of the reconciliation between net income before income tax and income tax expense for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Net income before income tax	￦	59,960	￦	107,945
Income tax calculated at statutory tax rate (*)		14,279		25,661
Adjustments:
Effect on non-taxable income		(1,036)		(444)
Effect on non-deductible expense		540		213
Unrecognized temporary differences		—		2
Others		224		783

		(272)		554

Adjustment recognized in the period for current tax of prior periods		10,260		4,675

Income tax expense	￦	24,267	￦	30,890

Effective tax rate from operations		40.47%		28.62%

(*)	The corporate tax rate is 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion.

35.	STATEMENTS OF CASH FLOWS:

(1)	Details of cash and cash equivalents in the statements of cash flows as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions)

	2015		2014
Due from financial institutions in local currency	￦	156,521	￦	230,325
Due from financial institutions in foreign currencies		3,154,607		1,489,722

Subtotal		3,311,128		1,720,047

Restricted due from financial institutions		(2,135)		(378)
Due from financial institutions with original maturities of three months or less at acquisition date		(2,038,971)		(159,300)

Subtotal		(2,041,106)		(159,678)

Total	￦	1,270,022	￦	1,560,369

(2)	Details of non-cash flow transactions for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

	2015		2014
Loan-for-equity swap	￦	6,870	￦	20,476
Gain (loss) on valuation of AFS securities		2,025		(144,099)

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

Detail		June 30, 2015		December 31, 2014
Guarantees	Confirmed	￦	52,128,577	￦	48,057,826
	Unconfirmed		13,065,446		13,315,115

	Subtotal	￦	65,194,023	￦	61,372,941

Loan commitments	Local currency, foreign currency loan commitments	￦	26,496,198	￦	28,054,430
	Others		708,683		401,767

	Subtotal		27,204,881		28,456,197

	Total	￦	92,398,904	￦	89,829,138

(2)	Details of guarantees that have been provided for others as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

Detail		June 30, 2015		December 31, 2014
Confirmed guarantees	Local currency:
	Performance of contracts	￦	115,175	￦	109,551
	Repayment of advances		86,247		104,842
	Others		111,978		154,201

	Subtotal		313,400		368,594

	Foreign currency:
	Performance of contracts		14,322,587		14,014,283
	Repayment of advances		21,794,700		20,466,526
	Acceptances of imported goods		5,512		18,478
	Acceptance of import letter of credit outstanding		173,569		182,686
	Foreign liabilities		8,326,714		6,631,195
	Others		7,192,095		6,376,064

	Subtotal		51,815,177		47,689,232

Unconfirmed guarantees	Foreign liabilities		2,707,484		2,290,655
	Repayment of advances		10,110,451		10,810,518
	Performance of contracts		242,533		128,093
	Underwriting of import credit		4,772		85,660
	Others		206		189

	Subtotal		13,065,446		13,315,115

	Total	￦	65,194,023	￦	61,372,941

(3)	Details of guarantees classified by country as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	40,783,504	78.24	￦	10,236,744	78.35	￦	51,020,248	78.26
	India		273,370	0.52		348,116	2.66		621,486	0.95
	Vietnam		603,652	1.16		627,949	4.81		1,231,601	1.89
	Saudi Arabia		1,404,892	2.70		307,196	2.35		1,712,088	2.63
	Indonesia		1,086,091	2.08		62,684	0.48		1,148,775	1.76
	Australia		698,145	1.34		135,420	1.04		833,565	1.28
	Philippines		489,736	0.94		116,445	0.89		606,181	0.93
	Qatar		304,830	0.58		32,400	0.25		337,230	0.52
	Singapore		295,950	0.57		16,253	0.12		312,203	0.48
	Jordan		197,273	0.38		6,516	0.05		203,789	0.31
	Oman		177,299	0.34		151,762	1.16		329,061	0.50
	Others		249,947	0.48		13,263	0.10		263,210	0.40

			46,564,689	89.33		12,054,748	92.26		58,619,437	89.91

Europe	France		468,336	0.90		149	—		468,485	0.72
	United Kingdom		81,738	0.16		1,649	0.01		83,387	0.13
	Netherlands		11,241	0.02		—	—		11,241	0.02
	Russia		63,231	0.12		—	—		63,231	0.10
	Uzbekistan		258,531	0.50		126,249	0.97		384,780	0.59
	Turkey		19,884	0.04		13,839	0.11		33,723	0.05
	Turkmenistan		11,219	0.02		230,319	1.76		241,538	0.37
	Others		7,026	0.01		49,179	0.38		56,205	0.09

			921,206	1.77		421,384	3.23		1,342,590	2.07

America	U.S.A.		2,559,772	4.91		56,531	0.43		2,616,303	4.01
	Mexico		309,332	0.59		2,886	0.02		312,218	0.48
	Bermuda		126,461	0.24		—	—		126,461	0.19
	Brazil		397,857	0.76		190,169	1.46		588,026	0.90
	Peru		102,976	0.20		—	—		102,976	0.16
	Others		147,729	0.28		148,193	1.13		295,922	0.46

			3,644,127	6.98		397,779	3.04		4,041,906	6.20

Africa	Madagascar		176,960	0.34		—	—		176,960	0.27
	Marshall Islands		608,785	1.17		78,450	0.60		687,235	1.05
	Others		212,810	0.41		113,085	0.87		325,895	0.50

			998,555	1.92		191,535	1.47		1,190,090	1.82

		￦	52,128,577	100.00	￦	13,065,446	100.00	￦	65,194,023	100.00

(December 31, 2014)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	38,752,119	80.64	￦	10,464,393	78.59	￦	49,216,512	80.19
	India		261,850	0.54		360,581	2.71		622,431	1.01
	Vietnam		451,926	0.94		752,422	5.65		1,204,348	1.96
	Saudi Arabia		956,198	1.99		138,281	1.04		1,094,479	1.78
	Indonesia		860,854	1.79		11,806	0.09		872,660	1.42
	Iran		3,234	0.01		—	—		3,234	0.01
	Others		2,396,262	4.99		811,310	6.09		3,207,572	5.23

			43,682,443	90.90		12,538,793	94.17		56,221,236	91.60

Europe	France		367,581	0.76		146	—		367,727	0.60
	United Kingdom		103,403	0.22		1,613	0.01		105,016	0.17
	Netherlands		10,992	0.02		—	—		10,992	0.02
	Russia		14,209	0.03		73,409	0.55		87,618	0.14
	Others		298,570	0.62		229,386	1.72		527,956	0.86

			794,755	1.65		304,554	2.28		1,099,309	1.79

America	U.S.A.		1,975,646	4.11		166,187	1.25		2,141,833	3.49
	Mexico		305,249	0.64		4,295	0.03		309,544	0.50
	Bermuda		129,156	0.27		—	—		129,156	0.21
	Others		459,612	0.96		177,192	1.33		636,804	1.04

			2,869,663	5.98		347,674	2.61		3,217,337	5.24

Africa	Madagascar		182,653	0.38		—	—		182,653	0.30
	Marshall Islands		318,195	0.66		—	—		318,195	0.52
	Others		210,117	0.43		124,094	0.94		334,211	0.55

			710,965	1.47		124,094	0.94		835,059	1.37

		￦	48,057,826	100.00	￦	13,315,115	100.00	￦	61,372,941	100.00

(4)	Details of guarantees classified by industry as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	25,270,650	48.48	￦	11,160,237	85.42	￦	36,430,887	55.88
Transportation		929,315	1.78		130,140	1.00		1,059,455	1.63
Finance		1,913,299	3.67		6,571	0.05		1,919,870	2.94
Wholesale and retail		2,162,581	4.15		52,512	0.40		2,215,093	3.40
Property related business		527,910	1.01		—	—		527,910	0.81
Construction		14,764,508	28.32		336,170	2.57		15,100,678	23.16
Public and others		6,560,314	12.59		1,379,816	10.56		7,940,130	12.18

Total	￦	52,128,577	100.00	￦	13,065,446	100.00	￦	65,194,023	100.00

(December 31, 2014)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	22,685,432	47.20	￦	12,128,222	91.09	￦	34,813,654	56.72
Transportation		568,587	1.18		50,546	0.38		619,133	1.01
Finance		1,886,318	3.93		87,419	0.66		1,973,737	3.22
Wholesale and retail		1,626,267	3.38		65,645	0.49		1,691,912	2.76
Property related business		524,431	1.09		—	—		524,431	0.85
Construction		15,328,262	31.90		101,804	0.76		15,430,066	25.14
Public and others		5,438,529	11.32		881,479	6.62		6,320,008	10.30

Total	￦	48,057,826	100.00	￦	13,315,115	100.00	￦	61,372,941	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 30 billion;

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 4 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on February 13, 2008, initially, and renewed every year, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 4 billion.

5)	Established on June 20, 2008, initially, and annually renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 2 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of June 30, 2015, nine lawsuits (aggregated litigation value: ￦1,153,038 million) were filed by the Bank and six pending litigations as a defendant were filed (aggregated litigation value: ￦: 113,454 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits, but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of June 30, 2015, and December 31, 2014, are ￦726,361 million and ￦605,221 million, respectively.

(8)	Ordinary wages

The Supreme Court had handed down sentences in ordinary wages during the previous year. The Bank reviewed the effect by the Supreme Court ruling on the Bank’s financial statements. The Bank determined not to recognize provisions, because the Bank anticipates that the outflow of resources is unlikely to be realized. Effects to the financial statements of the Bank with regard to the judgment of the court for the lawsuit are not disclosed in the notes to the financial statements in accordance with the paragraph 92 of K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2015, are as follows:

Detail	Relationship	Percentage
Parent:
Korean government	Parent	68.53%
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00%
PT.KOEXIM Mandiri Finance	Subsidiary	85.00%
KEXIM Vietnam Leasing Co.	Subsidiary	100.00%
KEXIM Asia Limited	Subsidiary	100.00%
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	70.71%
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	67.27%
Korea Asset Management Corporation,	Associate	25.86%
Credit Guarantee and Investment Fund	Associate	14.28%
Korea Marine Guarantee Incorporated Company	Associate	49.99%

(2)	Significant balances of receivables, payables and guarantees with the related parties Significant balances of receivables and payables with the related parties as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	175,623	￦	—	￦	127
PT.KOEXIM Mandiri Finance		142,848		237		—
KEXIM Vietnam Leasing Co		144,290		223		—
KEXIM Asia Limited		128,579		—		48
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.	￦	1,087,225	￦	299,250	￦	1,213
DAESUN Shipbuilding & Engineering Co., Ltd.		373,501		205,164		96

Total	￦	2,052,066	￦	504,874	￦	1,484

(December 31, 2014)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	157,598	￦	—	￦	112
PT.KOEXIM Mandiri Finance		139,671		232		—
KEXIM Vietnam Leasing Co		134,986		213		—
KEXIM Asia Limited		126,373		—		80
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.	￦	867,781	￦	235,776	￦	—
DAESUN Shipbuilding & Engineering Co., Ltd.		363,005		207,293		13,908

Total	￦	1,789,414	￦	443,514	￦	14,100

Guarantees provided to the related parties as of June 30, 2015, and December 31, 2014, are as follows (Korean won in millions):

(June 30, 2015)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	78,687	￦	—	￦	275,405	￦	24,730
PT.KOEXIM Mandiri Finance		—		—		28,103		—
KEXIM Vietnam Leasing Co.		—		—		5,621		—
KEXIM Asia Limited		—		—		47,212		55,643
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		994,600		931,342		80,000		—
DAESUN Shipbuilding & Engineering Co., Ltd.		108,410		125,348		—		—

Total	￦	1,181,697	￦	1,056,690	￦	436,341	￦	80,373

(December 31, 2014)

Detail	Confirmed Guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	98,928	￦	—	￦	183,566	￦	15,389
PT.KOEXIM Mandiri Finance		—		—		27,480		—
KEXIM Vietnam Leasing Co.		—		—		10,992		—
KEXIM Asia Limited		54,960		—		46,166		48,914
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		876,778		1,267,322		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.		78,848		150,898		10,551		—

Total	￦	1,109,514	￦	1,418,220	￦	278,755	￦	64,303

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

Detail	Related party	2015						2014
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	1,527	￦	—	￦	256	￦	703	￦	—	￦	729
	PT.KOEXIM Mandiri Finance		511		5		—		681		(12)		2
	KEXIM Vietnam Leasing Co.		544		10		—		589		11		3
	KEXIM Asia Limited		805		—		137		948		—		400
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		13,381		67,029		38		14,128		3,540		—
	DAESUN Shipbuilding & Engineering Co., Ltd		3,244		1,724		—		7,620		2,724		—

	Total	￦	20,012	￦	68,768	￦	431	￦	24,669	￦	6,263	￦	1,134

(4)	Money dealing with related parties

Money dealing with related parties for six months ended June 30, 2015, and for the year ended December 31, 2014, is as follows (Korean won in millions):

		2015				2014
		Financing transaction				Financing transaction
Detail	Related party	Loan		Collection		Loan		Collection
Subsidiaries	KEXIM Bank UK Limited	￦	136,302	￦	149,562	￦	363,481	￦	346,534
	PT.KOEXIM Mandiri Finance		140,923		140,923		288,332		296,936
	KEXIM Vietnam Leasing Co.		—		—		242,128		225,199
	KEXIM Asia Limited		63,171		107,555		287,622		277,439
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		220,000		—		—		10,100
	DAESUN Shipbuilding & Engineering Co., Ltd.		10,551		—		55,525		5,486

	Total	￦	570,947	￦	398,040	￦	1,237,088	￦	1,161,694

(5)	Details of compensation to key management for the six months ended June 30, 2015 and 2014, are as follows (Korean won in millions):

Detail	2015		2014
Salaries	￦	1,869	￦	2,005
Severance and retirement benefits		249		210

Total	￦	2,118	￦	2,215

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2015 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and gross domestic fixed capital formation increased by 2.4% but exports of goods and services decreased by 0.3%, each compared with the corresponding period of 2014.

Based on preliminary data, GDP growth in the third quarter of 2015 was 2.6% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.3%, gross domestic fixed capital formation increased by 5.0% and exports of goods and services increased by 0.6%, each compared with the corresponding period of 2014.

Prices, Wages and Employment

The inflation rate was 0.6% in the first quarter of 2015, 0.5% in the second quarter of 2015 and 0.7% in the third quarter of 2015. The unemployment rate was 4.1% in the first quarter of 2015, 3.8% in the second quarter of 2015 and 3.4% in the third quarter of 2015.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,074.2 on June 30, 2015, 2,030.2 on July 31, 2015, 1,941.5 on August 31, 2015, 1,962.8 on September 30, 2015 and 2,029.5 on October 30, 2015.

Monetary Policy

Interest Rates

On June 11, 2015, The Bank of Korea lowered its policy rate to 1.5% from 1.75%, in response to the sluggishness of the global and domestic economies.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,124.1 to US$1.00 on June 30, 2015, Won 1,166.3 to US$1.00 on July 31, 2015, Won 1,176.3 to US$1.00 on August 31, 2015, Won 1,194.5 to US$1.00 on September 30, 2015 and Won 1,142.3 to US$1.00 on October 30, 2015.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$70.1 billion in the first eight months of 2015. The current account surplus in the first eight months of 2015 increased from the current account surplus of US$54.5 billion in the corresponding period of 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$57.4 billion in the first eight months of 2015. Exports decreased by 6.3% to US$353.6 billion and imports decreased by 15.9% to US$296.2 billion from US$377.5 billion of exports and US$352.0 billion of imports, respectively, in the corresponding period of 2014.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$368.1 billion as of September 30, 2015.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-203445.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 20         Notes are initially limited to US$             aggregate principal amount, and the 20         Notes are initially limited to US$             aggregate principal amount. The 20         Notes will mature on             , 20         (the “20         Notes Maturity Date”), and the 20         Notes will mature on             , 20         (the “20         Notes Maturity Date”, and together with the 20         Notes Maturity Date, the “Maturity Dates”). The 20         Notes will bear interest at the rate of             % per annum, and the 20         Notes will bear interest at the rate of             % per annum, in each case payable semi-annually in arrears on              and              of each year (each an “Interest Payment Date”). The first interest payment on each of the Notes will be made on             , 2016 in respect of the period from (and including)             , 2015 to (but excluding)             , 2016. Interest on the Notes will accrue from             , 2015. If any Interest Payment Date or any Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on the Interest Payment Date or the Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding an Interest Payment Date for such Note. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the certificates representing Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus as supplemented below.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea or had resided in Korea continuously for at least one year immediately prior to the death, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled or whether you have resided in Korea continuously for at least one year immediately prior to the death when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or whether the donee or you have resided in Korea continuously for at least one year immediately prior to the gift or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated             , 2015 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of the Underwriters	Principal Amount of 20 Notes	Principal Amount of 20 Notes
ANZ Securities, Inc.	US$	US$
Barclays Bank PLC
BNP Paribas
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Société Générale
Samsung Securities Co., Ltd.

	US$	US$

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Each of the 20     Notes and the 20     Notes are a new class of securities with no established trading market. Application will be made to the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting on its behalf, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

The amount of net proceeds from our 20     Notes is US$                         after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$                        . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of net proceeds from our 20     Notes is US$                         after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$                        . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2015, which we expect will be the              business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the              business day, because the Notes will initially settle in T+            , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with the other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made under that Ordinance.

Singapore

Each Underwriter has severally represented and agreed that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, each Underwriter severally represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each Underwriter further has severally represented and agreed to notify (whether through the distribution of this prospectus supplement and the accompanying prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Notes from or through that Underwriter, namely a person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

that securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Shin & Kim, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinion of Shin & Kim.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ￦15,000 billion. As of September 30, 2015, our paid-in capital was ￦7,878 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Youngdeungpo-gu, Seoul 150-996, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on October 29, 2015. On October 27, 2015, we filed our report on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN	COMMON CODE
20 Notes
20 Notes

PROSPECTUS

$5,000,000,000

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 11, 2015

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “￦” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Renminbi” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling” or “GBP” are to the currency of the United Kingdom, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Malaysia Ringgit” or “MYR” are to the currency of Malaysia, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Taiwan Dollar” or “TWD” are to the currency of Taiwan, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Philippine Peso” or “PHP” are to the currency of the Republic of the Philippines, references to “Saudi Riyal” or “SR” are to the currency of Saudi Arabia, references to “Russian Ruble” or “RUB” are to the currency of the Russian Federation, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Danish Krone” or “DKK” are to the currency of Denmark and references to “Peruvian nuevo sol” or “PEN” are to the currency of Peru.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Commencing in 2013, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2013 and 2014 and for the years ended December 31, 2013 and 2014 included in this prospectus has been prepared in accordance with Korean IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended (the “KEXIM Act”). Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2014, we had ￦63,287 billion of outstanding loans, including ￦32,042 billion of outstanding export credits, ￦21,700 billion of outstanding overseas investment credits and ￦4,388 billion of outstanding import credits, as compared to ￦53,809 billion of outstanding loans, including ￦28,664 billion of outstanding export credits, ￦18,393 billion of outstanding overseas investment credits and ￦2,203 billion of outstanding import credits as of December 31, 2013.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Executive Directors and Auditor. Moreover, the Minister of Strategy and Finance (formerly the Minister of Finance and Economy) of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ￦8,000 billion to ￦15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

Capitalization

As of December 31, 2014, our authorized capital was ￦15,000 billion and capitalization was as follows:

	December 31, 2014 (1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		3,308
Export-Import Financing Debentures		29,367

Total Long-term Debt	￦	32,675

Capital and Reserves:
Paid-in Capital (6)	￦	7,748
Retained Earnings		2,021
Accumulated Legal Reserve (7)		320
Accumulated Voluntary Reserve (7)		1,120
Reserve for Bad Loans (8)		515
Retained Earnings before appropriation		67
Other Reserves (9)		111

Total Capital and Reserve	￦	9,880

Total Capitalization (7)	￦	42,555

(1)	In January 2014, the Government increased our authorized capital from ￦8,000 billion to ￦15,000 billion and as of December 31, 2014, our authorized capital was ￦15,000 billion. Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2014.
(2)	We have translated borrowings in foreign currencies as of December 31, 2014 into Won at the rate of ￦1,099.2 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2014.
(3)	As of December 31, 2014, we had contingent liabilities totaling ￦61,373 billion, which consisted of ￦48,058 billion under outstanding guarantees and acceptances and ￦13,315 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2014, see “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 37”.
(4)	As of December 31, 2014, we had entered into 160 interest rate related derivative contracts with a notional amount of ￦13,806 billion and 263 currency related derivative contracts with a notional amount of ￦17,371 billion in accordance with our policy to hedge interest rate and currency risks. See “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 20”.
(5)	See “Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of December 31, 2014, our authorized ordinary share capital is ￦15,000 billion and issued fully-paid ordinary share capital is ￦7,748 billion. In January 2014, the Government increased our authorized ordinary share capital to ￦15,000 billion from ￦8,000 billion. In January 2015, the Government contributed to our capital ￦40 billion in cash and as of March 31, 2015, our total paid-in capital was ￦7,788 billion. See “Government Support and Supervision.”
(7)	See “Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(8)	If our provision for bad loans is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for bad loans, which is shown as a separate item included in retained earnings.
(9)	See “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 22”.

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act (the “KEXIM Decree”) and our Articles of Incorporation (the “By-laws”) define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions. We have engaged in such swap transactions for hedging purposes only.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ￦30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ￦150 billion in 1974, ￦500 billion in 1977, ￦1,000 billion in 1986, ￦2,000 billion in January 1998, ￦4,000 billion in September 1998 and ￦8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to ￦15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately ￦686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. In 1997, the Government contributed ￦185 billion in cash and in the form of shares of common stock of KT&G (formerly known as Korea Tobacco & Ginseng). In 1998, the Government contributed ￦805 billion in cash and in the form of shares of common stock of KT&G, Korea Electric Power Corporation and Korea Expressway Corporation (formerly known as Korea Highway Corporation). From 1999 to 2004, the Government contributed ￦1,100 billion in cash to our capital, directly and indirectly through The Bank of Korea and the Korea Development Bank.

In April 2005, the Government contributed ￦500 billion in the form of shares of common stock of Korea Expressway Corporation owned by the Government and ￦20 billion in cash to our capital to further support our lending to Korean manufacturers and exporters, in accordance with the Government policy to promote the Republic’s exports by providing such entities with the funds required for the construction and export of capital goods (such as industrial plants, industrial machinery, natural resource development, information infrastructure and overseas construction projects). In July 2007, the Government contributed ￦3 billion in cash to our capital. In December 2008, the Government contributed ￦650 billion in the form of shares of common stock of Kyobo Life Insurance Co., Ltd. and Korea Expressway Corporation to our capital. The Government contributed to our capital ￦300 billion in cash in January 2009, ￦500 billion in the form of shares of common stock of Korea Expressway Corporation in March 2009 and ￦250 billion in cash in May 2009, in order to support our lending to Korean exporters, including small and medium-sized enterprises. In January 2010 and January 2011, the Government further contributed ￦150 billion and ￦50 billion, respectively, in cash to our capital. In April 2011, the Government contributed, indirectly through Korea Finance Corporation, ￦1,000 billion in the form of shares of common stock of Korea Expressway Corporation to our capital in order to enhance our capability to undertake large-scale overseas project financings. In November 2011, the Government contributed to our capital ￦50 billion in cash, in order to support our lending to Korean exporters. In May 2012, the Government contributed ￦779 billion in the form of shares of common stock of Korea Expressway Corporation and Korea Asset Management Corporation to our capital. In September 2012, the Government contributed ￦100 billion in the form of shares of common stock of Korea Expressway Corporation to our capital. The Government contributed ￦20 billion in cash to our capital in January 2013 and ￦80 billion in cash to our capital in July 2013. In January 2014 and July 2014, the Government contributed ￦130 billion in cash and ￦380 billion in the form of shares of Korea Land & Housing Corporation, respectively, to our capital in order to enhance our capacity to finance large-scale overseas development projects. Taking into account these capital contributions, as of December 31, 2014, our total paid-in capital was ￦7,748 billion. In January 2015, the Government contributed ￦40 billion in cash to our capital and as of March 31, 2015, our total paid-in capital was ￦7,788 billion.

Pursuant to the KEXIM Act, only the Government, The Bank of Korea, The Korea Development Bank, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our paid-in capital. As of December 31, 2014, the Government directly owned 70.1% of our paid-in capital and indirectly owned, through The Bank of Korea and The Korea Development Bank, 15.0% and 14.9%, respectively, of our paid-in capital. See “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 1”.

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our paid-in capital;

•

second, if the Minister of Strategy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Strategy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Strategy and Finance;

•	the Minister of Strategy and Finance appoints our Deputy President and Executive Directors upon the recommendation of our President;

•	the Minister of Strategy and Finance appoints our Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Strategy and Finance for his approval and immediately after the approval of the Minister of Strategy and Finance, we must report such program to the National Assembly;

•	the Minister of Strategy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Strategy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Strategy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Strategy and Finance (formerly, the Ministry of Finance and Economy) within two months after the end of each fiscal year and to the National Assembly within nine months after the end of each fiscal year outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Strategy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”; bills bought, foreign exchange bought and advances for customers are collectively referred to as the “Other Loans”; Loans and Other Loans are collectively referred to as the “Loan

Credits”; confirmed guarantees and acceptances are collectively referred to as the “Guarantees”; and Loan Credits and Guarantees are collectively referred to as the “Credit Exposure”.

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus. The following tables present selected separate financial information as of and for the years ended December 31, 2013 and 2014, which has been derived from our separate K-IFRS financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus.

	Year Ended December 31,
	2013		2014
	(billions of Won)
	(audited)
Income Statement Data
Total Interest Income	￦	1,698	￦	1,689
Total Interest Expense		1,336		1,294
Net Interest Income		363		394
Operating Income		72		93
Income before Income Tax		73		93
Income Tax Benefit (expense)		(14)		(26)
Net Income		60		67

	As of December 31,
	2013		2014
	(billions of won)
	(audited)
Balance Sheet Data
Total Loan Credits (1)	￦	53,809	￦	63,287
Total Borrowings (2)		48,198		57,310
Total Assets		60,933		73,074
Total Liabilities		51,683		63,194
Total Shareholders’ Equity (3)		9,250		9,880

(1)	Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others and before deducting valuation adjustment of loans in foreign currencies, deferred loan origination fees and allowance for loan losses. See “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 4.”
(2)	Includes debentures.
(3)	Includes unappropriated retained earnings.

2014

We had net income of ￦67 billion in 2014 compared to net income of ￦60 billion in 2013. The principal factors for the increase in net income in 2014 compared to 2013 included:

•	a decrease in net loss on hedging derivatives to ￦623 billion in 2014 from ￦1,859 billion in 2013, primarily due to a decline in the U.S. dollar LIBOR in 2014; and

•

an increase in net gain on foreign exchange transaction to ￦1,610 billion in 2014 from ￦1,189 billion in 2013, primarily due to the appreciation of the Won against foreign currencies in the first half of 2014.

The above factors were mostly offset by (i) net loss on fair value hedged items of ￦416 billion in 2014 compared to net gain of ￦658 billion in 2013, primarily due to a decline in the U.S. dollar LIBOR in 2014 and the appreciation of the U.S. dollar against other foreign currencies in the second half of 2014 and (ii) net losses from trading purpose of derivatives of ￦363 billion in 2014 compared to net gains of ￦163 billion in 2013, primarily due to valuation losses from cross currency swap transactions in 2014.

As of December 31, 2014, our total assets increased by 20% to ￦73,074 billion from ￦60,933 billion as of December 31, 2013, primarily due to an 18% increase in Loan Credits to ￦63,287 billion as of December 31, 2014 from ￦53,809 billion as of December 31, 2013.

As of December 31, 2014, our total liabilities increased by 22% to ￦63,194 billion from ￦51,683 billion as of December 31, 2013, primarily due to a 19% increase in borrowings and debentures to ￦57,310 billion as of December 31, 2014 from ￦48,198 billion as of December 31, 2013.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of December 31, 2014 compared to December 31, 2013 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of December 31, 2014, our total shareholders’ equity increased by 7% to ￦9,880 billion from ￦9,250 billion as of December 31, 2013, primarily due to the Government’s ￦510 billion contribution to our capital in 2014.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “Credit Policies, Credit Approval and Risk Management—Credit Approval”.

In 2014, we provided Loans of ￦57,921 billion, an increase of 8% from the previous year, and our commitments of Loans amounted to ￦59,195 billion, an increase of 6% from the previous year. The increase in disbursements for Loans was attributable to an increase in demand for each type of credit.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,				As % of 2014 Total
	2013		2014
	(billions of Won)
Export Credits
Industrial Plants	￦	12,107	￦	13,827	22%
Shipbuilding		7,602		9,318	15
Transportation		2,068		2,228	4
Petrochemicals		1,122		1,320	2
Electronics		1,423		1,556	2
Others (1)		3,575		3,793	6

Sub-total		27,897		32,042	51

Overseas Investment Credits		18,393		21,700	34
Import Credits		2,203		4,388	7
Call Loans and Inter-bank Loans in Foreign Currency		4,483		5,102	8
Others (2)		833		55	0

Total Loan Credits	￦	53,809	￦	63,287	100%

(1)	Includes steel and nonferrous metal products, general machinery, service sector, etc.
(2)	Includes loans for debt-equity swap, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,				As % of 2014 Total
	2013		2014
	(billions of Won)
Export Credits
Industrial Plants	￦	15,758	￦	12,853	22%
Shipbuilding		3,810		5,883	10
Transportation		3,461		3,315	6
Petrochemicals		4,537		4,964	8
Electronics		3,181		3,227	5
Others (1)		9,523		10,400	18

Sub-total		40,270		40,642	69

Overseas Investment Credits		9,815		11,467	19
Import Credits		5,541		7,087	12

Total	￦	55,626	￦	59,196	100%

(1)	Includes steel and nonferrous metal products, general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfeiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2014, export credits in the amount of ￦32,042 billion represented 51% of our total outstanding Loan Credits. Our disbursements of export credits in 2014 amounted to ￦39,759 billion, an increase of 5% from the previous year, and our commitments of export credits in 2014 amounted to ￦40,642 billion, an increase of 1% from the previous year. This increase in disbursements and new commitments for export credits was primarily due to increased activity for shipbuilding and construction of industrial plants.

We offer export credits to Korean manufacturers and exporters in order to provide them with the funds required for the construction and export of Korean capital goods and technical services designated in our operating manual. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships have traditionally had the largest share of our export credit operations. In September 1998, the Government amended the KEXIM Act to expand the types of goods eligible for our export credits to include non-capital goods.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate) or floating rates of interest with maturities of up to twelve years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development. We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2014, overseas investment credits amounted to ￦21,700 billion, representing 34% of our total outstanding Loan Credits. Our disbursements and commitments of overseas investment credits in 2014 amounted to ￦11,118 billion and ￦11,467 billion, respectively, an increase of 11% and 17%, respectively, over the previous year. This increase in disbursements and new commitments for overseas investment credits was primarily due to increased demand in overseas investment and project credits. Most of the overseas investment credits were loans to foreign companies in which a Korean company has an equity share.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2014, import credits in the amount of ￦4,388 billion represented 7% of our total outstanding Loan Credits. Disbursements and new commitments of import credits amounted to ￦7,045 billion and ￦7,087 billion, respectively, in 2014, an increase of 27% and 28%, respectively, over the previous year.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2014 increased to ￦61,373 billion from ￦53,696 billion as of December 31, 2013. Guarantees we had confirmed as of December 31, 2014 increased to ￦48,058 billion from ￦41,587 billion as of December 31, 2013.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2014, we issued project-related confirmed guarantees in the amount of ￦16,479 billion, a decrease of 5% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 37”.

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund (the “EDCF”) to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2014 amounted to ￦631 billion for 90 projects in 31 countries, an increase of 3% from the previous year. As of December 31, 2014, the total outstanding loans extended by the EDCF was ￦4,382 billion, an increase of 14% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund (the “IKCF”) to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2014 amounted to ￦88 billion for 91 projects, and cumulative total disbursements as of December 31, 2014 were ￦6,092 billion, an increase of 1% from ￦6,005 billion as of December 31, 2013.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2013 and 2014, categorized by type of exposure extended:

		As of December 31,
		2013			2014
		(billions of Won, except for percentages)
A	Loans in Won	￦	13,584	15%	￦	13,185	12%
B	Loans in Foreign Currencies		34,491	37		43,615	40
C	Loans (A+B)		48,075	52		56,800	52
D	Other Loans		1,251	1		1,385	1
E	Call Loans and Inter-bank Loans in Foreign Currency		4,483	5		5,102	5
F	Loan Credits (C+D+E)		53,809	58		63,287	58
G	Allowances for Loan Losses		(2,382)	(3)		(1,814)	(2)
H	Loan Credits including PVD (F-G)		51,427	55		61,473	56
I	Guarantees		41,587	45		48,058	44
J	Credit Exposure (H+I)		93,014	100		109,531	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (excluding call loans and inter-bank loans in foreign currency) as of December 31, 2013 and 2014, categorized by geographic area (1):

	As of December 31 (1) (2),				As % of 2014 Total
	2013		2014
	(billions of Won)
Asia	￦	40,875	￦	47,845	76%
Europe		4,815		5,951	9
America		5,335		5,964	9
Africa		2,784		3,527	6
Oceania		—		—	—

Total	￦	53,809	￦	63,287	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Excludes call loans, inter-bank loans in foreign currency, and loan value adjustments.

Source: Internal accounting records.

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We are a Korean bank and our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role and have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations. We believe that our activities related to Iran are not subject to the mandatory sanctions administered or enforced by the United States Government (including, without limitation, Section 104 of the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (“CISADA”) and the Iran Financial Sanctions Regulations issued by the U.S. Secretary of the Treasury thereunder (the “IFSR”)).

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters except certain credits made to Iranian banks. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies, credit line extensions to Iranian banks to finance consumer products exports by Korean exporters, extensions of credit through non-recourse discounting of export trade bills, and purchases of promissory notes securing export transactions. Our Loans to Iran represented 0.8%, 0.2% and 0.2% of our total assets as of December 31, 2012, December 31, 2013 and December 31, 2014, respectively, and also represented 0.9%, 0.2% and 0.2% of our Loan Credits, respectively, as of the above dates. Our total revenues from transactions with Iran in 2012, 2013 and 2014 represented 1.3%, 0.3% and 0.0% of our total revenues, respectively, in those periods.

We are aware, through press reports and other means, of initiatives by governmental entities in the U.S. and by U.S. institutions such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with Iran, including, without limitation, CISADA and IFSR. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group. As of the date hereof, we are in compliance with such requirements.

As of December 31, 2014, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of ￦6,980 billion. As of December 31, 2014, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries in the amount of ￦4,612 billion and to Hyundai Heavy Industries in the amount of ￦4,586 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2014 (1):

Rank	Name of Borrower	Loan Credits		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	794	￦	6,187	￦	6,981
2	Samsung Heavy Industries		1,500		3,112		4,612
3	Hyundai Heavy Industries		1,065		3,521		4,586
4	GS Engineering & Construction		1,219		2,460		3,679
5	Daewoo Engineering & Construction		404		2,976		3,380

(1)	Includes loans and guarantees.

Asset Quality

The Supervisory Regulation of Banking Business (“Supervisory Regulation”) legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Estimated-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, it includes such loan in a group of loans with similar credit risk characteristics and assesses them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 3(9)”.

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2013			As of December 31, 2014
	Loan Amount (1) (2)	Loan Loss Reserve (2)		Loan Amount (1) (2)		Loan Loss Reserve (2)
	(in billions of Won)
Normal	￦85,049	￦	581	￦	100,967	￦	702
Precautionary	4,468		1,447		3,117		493
Sub-standard	1,131		616		1,694		854
Doubtful	107		70		217		167
Estimated Loss	139		129		238		237

Total	￦90,894	￦	2,843	￦	106,233	￦	2,452

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

Non-performing assets (“NPA”) are (i) assets classified as doubtful or estimated loss, (ii) assets in delinquency of repayments of principal or interest more than three months, or (iii) assets exempted from interest payments due to restructuring or rescheduling.

The following table sets out our 10 largest non-performing assets as of December 31, 2014:

Borrower	Loans		Guarantees		Total
	(billions of Won)
Moneual Inc	￦	117	￦	—	￦	117
Sekwang Heavy Industries Co., Ltd.		32		—		32
Nexolon Co., Ltd.		27		—		27
Kuk Dong Engineering & Construction Co., Ltd.		15		10		25
Ssangyong Engineering & Construction Co., Ltd.		2		20		22
Taesan LCD Co., Ltd		20		—		20
Digitech Systems Inc		20		—		20
Daehan Shipbuilding Co., Ltd.		8		8		16
Steel & Resources Co., Ltd.		13		—		13
Woosung Enterprise Co., Ltd.		8		—		8

Total	￦	262	￦	38	￦	300

In the early 1990’s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government had been negotiating repayment terms with the government of the Russian Federation, which agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding ￦258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2014, our exposure to the government of the Russian Federation amounted to ￦134 billion and we established a 10% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2014, the amount of our non-performing assets was ￦472 billion, a decrease of 4% from ￦491 billion as of December 31, 2013. As of December 31, 2014, our non-performing asset ratio was 0.4%, compared to 0.5% as of December 31, 2013.

The following table sets forth our reserves for possible credit losses as of December 31, 2013 and 2014:

	As of December 31,
	2013		2014
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦	2,843	￦	2,452
NPA (B) (1)		491		472
Total Equity (C)		9,250		9,880
Reserve to NPA (A/B)		579%		519%
Equity at Risk (B-A)/C		—		—

(1)	Non-performing assets.

Source: Internal accounting records.

The following table sets forth our actual loan loss reserve ratios as of December 31, 2013 and 2014:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2013)	Actual Reserve Coverage (as of December 31, 2014)
Normal	0.9%	0.9%
Precautionary	38.2%	19.0%
Substandard	55.0%	57.3%
Doubtful	84.1%	85.1%
Estimated Loss	100.0%	100.0%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via Government investment; and

•	securities acquired through investment approved by the Government, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2014, our total investment in securities amounted to ￦5,451 billion, representing 7% of our total assets. Our securities portfolio consists primarily of available-for-sale securities. Available-for-sale securities mainly comprises marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation which were in-kind contributions made by the Government to us). In 2012, we sold 40,314,387 shares of common stock, which represented all of our holding of common stock in Korea Exchange Bank, for ￦479 billion. In 2013, we sold 9,886,160 shares of common stock, which represented all of our holding of common stock in SK Networks, for ￦63 billion. In 2014, we sold 976,625 shares of common stock, which represented all of our holding of common stock in Kumho Tire, for ￦11 billion.

The following table sets out the composition of our securities as of December 31, 2013 and December 31, 2014:

	As of December 31, 2013			As of December 31, 2014
Type of Investment Securities	Amount		%	Amount		%
	(billions of Won)			(billions of Won)
Available-for-sale Securities	￦	4,030	86%	￦	4,753	87%
Held-to-maturity Securities		44	1		39	1
Investments in Associates and Subsidiaries		629	13		659	12

Total	￦	4,703	100%	￦	5,451	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 2”.

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2014, we had issued a total amount of ￦48,058 billion in confirmed guarantees and acceptances, of which ￦46,332 billion, representing 96% of the total amount, was classified as normal, ￦1,244 billion, representing 3% of the total amount, was classified as precautionary, and ￦492 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. We do not take proprietary derivative positions. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2014, our outstanding loans made at floating rates of interest totaled approximately ￦39,292 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately

￦26,835 billion, including those raised in Swiss franc, Hong Kong dollar, Brazil real, Saudi riyal, Czech koruna and Euro and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2013			2014
	Unsettled Notional Amount	Fair Value of Assets	Fair Value of Liabilities	Unsettled Notional Amount	Fair Value of Assets	Fair Value of Liabilities
	(in billions of Won)
Currency forwards	1,196	28	1	1,842	5	48
Currency swaps	15,393	326	1,719	15,528	78	2,304
Interest rate swaps	14,267	179	292	13,806	262	121

Total	30,856	533	2,012	31,177	345	2,473

As of December 31, 2014, we had entered into 263 currency related derivative contracts with a notional amount of ￦17,371 billion and had entered into 160 interest rate related derivative contracts with a notional amount of ￦13,806 billion. In connection with our currency forwards and currency swaps, we had net valuation loss of ￦2,269 billion in 2014 compared to net valuation loss of ￦1,366 billion in 2013, primarily due to the appreciation of the U.S. dollar against other currencies in 2014, which resulted in an increase in the value of our obligations denominated in the U.S dollar. In connection with our interest rate swaps, we recorded net valuation gain of ￦141 billion in 2014 compared to net valuation loss of ￦113 billion in 2013, primarily due to a decrease in benchmark interest swap rates, such as the US dollar interest swap rate in 2014, which resulted in an increase in the value of our floating-for-fixed interest rate swaps. See “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 20”.

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ￦63,651 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2014, a 9% increase compared with the previous year’s ￦58,222 billion. The total loan repayments, including prepayments by our clients, during 2014 amounted to ￦51,690 billion, an increase of 7% from ￦48,235 billion during 2013.

Since our establishment, borrowings from the Government have provided a portion of our financial resources. The Government provided us with loans in the amount of US$2,595 million in 2008 and US$383 million in the first quarter of 2009 to support our lending to Korean exporters and provide U.S. dollar liquidity to us. In 2009, we repaid all of the amounts borrowed from the Government and as of December 31, 2014, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amount of ￦7,850 billion, ￦8,080 billion and ￦9,560 billion during 2012, 2013 and 2014, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Malaysia Ringgit, Japanese Yen, Australian Dollar, Euro, Hong Kong dollar, Singapore dollar, Swiss franc, Brazilian Real, Turkish Lira, Mexican Peso, Peruvian sol, Indian rupee, Indonesian Rupiah, Chinese Yuan, Philippine Peso, New Zealand Dollar, Saudi Riyal, Taiwan Dollar, Russian Ruble, South African Rand, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone, British Pound and Canadian Dollar and have original maturities ranging from one to thirty years.

During 2014, we issued eurobonds in the aggregate principal amount of US$5,450 million in various types of currencies under our existing Euro medium term notes program (the “EMTN Program”), a 29% decrease from US$7,662 million in 2013. These bond issues consisted of offerings of US$2,546 million, HKD 1,250 million, IDR 1,100,000 million, INR 3,803 million, BRL 472 million, AUD 368 million, NZD 508 million, EUR 174 million, GBP 300 million, CHF 225 million, CNY 2,306 million, TRY 21 million, and CAD 325 million. In addition, we issued global bonds during 2014 in the aggregate amount of US$2,500 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$1,800 million in 2013. As of December 31, 2014, the outstanding amounts of our notes and debentures were US$19,712 million, JPY 248,460 million, HKD 4,200 million, MYR 1,630 million, BRL 3,523 million, EUR 2,071 million, MXN 3,031 million, THB 19,000 million, CHF 715 million, AUD 3,110 million, INR 6,005 million, CNY 4,806 million, IDR 4,410,130 million, PEN 266 million, PHP 11,350 million, TRY 583 million, TWD 600 million, NZD 553 million, SAR 750 million, ZAR 1,401 million, RUB 1,260 million, NOK 2,750 million, CZK 700 million, GBP 600 million and CAD 325 million. In January 2015 and February 2015, we issued global bonds in the aggregate principal amount of US$2,250 million and US$200 million, respectively, pursuant to the U.S. Shelf Program.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from two to five years. As of December 31, 2014, the outstanding amount of such borrowings from foreign financial institutions was US$2,539 million.

Our paid-in capital has increased from time to time since our establishment. From January 1998 to December 2014, the Government contributed ￦5,888 billion to our capital. As of December 31, 2014, our total paid-in capital amounted to ￦7,748 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 70.1%, 15.0% and 14.9%, respectively, of our paid-in capital.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our paid-in capital plus our reserves. As of December 31, 2014, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦57,081 billion, was equal to 20% of the authorized amount of ￦291,071 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2015:

Sources of Fund	(billions of Won)
Capital Contribution	￦	40
Borrowings		22,890
Net Collection of Loans		30,719
Collection of Loans		47,807
Repayment of Debts		(17,088)
Others		2,351

Total	￦	56,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2014:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2015		2016		2017		2018		Thereafter
	(billions of won)
Won	￦	6,690	￦	1,070	￦	—	￦	—	￦	910
Foreign (2)		14,427		7,260		7,778		2,806		16,140

Total Won Equivalent	￦	21,117	￦	8,330	￦	7,778	￦	2,806	￦	17,050

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2014, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2013 and 2014 were approximately US$4,781 million and US$5,678 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due. As of December 31, 2014, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$4,200 million, US$6,446 million and US$6,351 million, respectively. As of December 31, 2014, our total foreign currency assets exceeded our total foreign currency liabilities by US$237 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2010	6,320
2011	7,530
2012	7,330
2013	8,130
2014	8,670

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2014:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(billions)
US$	US$	27.7	US$	27.7
Euro (EUR)	EUR	2.7		3.3
Japanese yen (¥)	JPY	252.5		2.1
Brazilian real (BRL)	BRL	3.5		1.3
Australian Dollars (AUD)	AUD	3.1		2.5
British Pound (GBP)	GBP	0.8		1.3
Thai Bhat (THB)	THB	19.0		0.6
Hong Kong dollar (HKD)	HKD	4.2		0.5
Swiss franc (CHF)	CHF	0.7		0.7
Malaysian Ringgit (MYR)	MYR	1.6		0.5
Indonesian rupiah (IDR)	IDR	4,410.1		0.4
Chinese Yuan (CNY)	CNY	4.8		0.8
Norwegian Krone (NOK)	NOK	2.8		0.4
Turkish Lira (TRY)	TRY	0.6		0.3
Philippine peso (PHP)	PHP	11.4		0.3
Mexican Peso (MXN)	MXN	3.0		0.2
New Zealand Dollar (NZD)	NZD	0.6		0.4
Saudi Riyal (SAR)	SAR	0.8		0.2
Indian Rupee (INR)	INR	6.0		0.1
South African Rand (ZAR)	ZAR	1.4		0.1
Peru Nuevo sol (PEN)	PEN	0.3		0.1
Russian Ruble (RUB)	RUB	1.3		0.02
Czech Koruna (CZK)	CZK	0.7		0.03
Taiwan Dollar (TWD)	TWD	0.6		0.02
Canadian Dollar (CAD)	CAD	0.3		0.3

			US$	44.2

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2014 or the prevailing market rate on December 31, 2014.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2010	30,668
2011	36,838
2012	35,075
2013	40,203
2014	48,411

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Executive Board of Directors can approve loans of any amount. The Chief Executive Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors (Team Heads) each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed or made on a partially or fully secured basis. As of December 31, 2014, approximately 7% of our total outstanding loans were guaranteed or made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Department. The Risk Management Department and the Treasury Department continually monitor our overall liquidity and the Treasury Department prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2014 for our Won- and foreign currency-denominated loans was 10 months and 41 months, respectively, and for Won-and foreign currency-denominated liabilities was 23 months and 40 months, respectively.

We follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets. Beginning on January 1, 2008, the Financial Services Commission implemented the new Basel Capital Accord, referred to as Basel II, in Korea, substantially affecting the way risk is measured among Korean financial institutions, including us. Building upon the initial Basel Capital Accord of 1988, which focused primarily on credit risk, market risk, capital adequacy and asset soundness as a measure of risk, Basel II expands this approach to contemplate additional areas of risk such as operations risk. Basel II also institutes new measures that require us to take into account individual borrower credit risk and operations risk when calculating risk-weighted assets. In July 2013, the Financial Services Commission implemented the Third Basel Capital Accord, referred to as Basel III, in Korea and promulgated amended regulations, which went into effect from December 1, 2013, pursuant to which Korean banks (including us) are required to maintain a minimum ratio of Tier I common equity capital to risk-weighted assets of 3.5 per cent. and Tier I capital to risk-weighted assets of 4.5 per cent. from December 1, 2013, which minimum ratios are to increase to 4.0 per cent. and 5.5 per cent., respectively, from December 1, 2014 and 4.5 per cent. and 6.0 per cent., respectively, from December 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0 per cent., which remains unchanged. As of December 31, 2014, our capital adequacy ratio was 10.5%, a decrease from 11.6% as of December 31, 2013, which was primarily due to an increase in risk adjusted assets which more than offset an increase in total capital.

The following table sets forth our capital base and capital adequacy ratios reported as of December 31, 2013 and 2014:

	As of December 31,
	2013		2014
	(billions of Won, except for percentages)
Tier I	￦	8,724	￦	9,321
Paid-in Capital		7,238		7,748
Retained Earnings		1,465		1,492
Accumulated other comprehensive income		37		96
Deductions from Tier I Capital		(17)		(17)
Capital Adjustments		—		—
Deferred Tax Asset		—		—
Others		(17)		(17)
Tier II (General Loan Loss Reserves)		1,031		1,223
Total Capital		9,755		10,544
Risk Adjusted Assets		84,117		100,445
Capital Adequacy Ratios
Tier I common equity		10.4%		9.3%
Tier I		10.4%		9.3%
Tier I and Tier II		11.6%		10.5%

Source: Internal accounting records.

Overseas Operations

We maintain an international presence through 21 overseas representative offices, which are located in New York, Tokyo, Beijing, Sâo Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Dar es Salaam, Maputo and Accra.

We also have three wholly-owned subsidiaries, KEXIM Bank (UK) Ltd., London, KEXIM (Asia) Ltd., Hong Kong, and KEXIM Vietnam Leasing Co., Ltd., Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2014:

	Principal Place of Business	Type of Business	Book Value	Bank’s Holding
			(billions of Won)	(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	￦ 48	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking	49	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring	25	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending	10	100

Property

Our head office is located at 38 Eunhaeng-ro (16-1 Yoido-dong), Yeongdeungpo-gu, Seoul 150-996, Korea, a 34,820 square meter building completed in 1985 on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters. We also maintain 10 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Inchon, Ulsan, Chungju and Jeonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of six Directors consisting of the President, the Deputy President, two Senior Executive Directors and two Non-executive Directors. The President of Korea appoints our President upon the recommendation of the Minister of Strategy and Finance. The Minister of Strategy and Finance appoints the Deputy President and all the other Directors upon the recommendation of our President. All Board members serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Age	Executive Director Since	Position
Duk-hoon Lee	66	March 6, 2014	Chairman and President
Ki-sub Nam	61	January 9, 2013	Deputy President
Seop Shim	59	June 29, 2012	Senior Executive Director
Young-whan Sul	59	January 9, 2013	Senior Executive Director
Sung-ik Oh	62	November 29, 2013	Non-Executive Director
Young-yul An	58	November 29, 2013	Non-Executive Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Strategy and Finance, nominated by the Minister of Strategy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Strategy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	officer of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Strategy and Finance.

The members of the Operations Committee are currently as follows:

Name	Age	Member Since	Position
Duk-hoon Lee	66	March 6, 2014	Chairman and President of KEXIM
Sung-soo Eun	54	April 17, 2013	Deputy Minister for International Economic Affairs, Ministry of Strategy and Finance
Chong-ghee Ahn	58	April 12, 2013	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Pyung-oh Kwon	58	April 11, 2013	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Si-kweon Ahn	53	April 12, 2013	Assistant Minister for Construction Policy Bureau, Ministry of Land, Infrastructure and Transport
Ki-jeong Jeon	50	May 2, 2013	Director of Shipping & Logistics Department, Ministry of Oceans and Fisheries
Seung-beom Koh	53	May 13, 2013	Secretary General, Financial Services Commission
Tae-soo Kang	57	April 26, 2012	Deputy Governor, The Bank of Korea
Young-dae Kim	57	March 16, 2012	Vice Chairman, Korea Federation of Banks
Hyun-ho Ahn	58	December 15, 2011	Executive Vice Chairman, Korea International Trade Association
Moon-hong Kwon	60	September 15, 2011	Deputy President, Korea Trade Insurance Corporation
Sang-kuk Kim (Private Sector)	63	November 24, 2012	Professor, Kyung Hee University
Hak-loh Lee (Private Sector)	57	November 24, 2012	Professor, Dongkuk University

Employees

As of December 31, 2014, we had 1,023 employees, among which 662 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every year during the fourth quarter, the management and union negotiate and enter into a collective bargaining agreement that has a one-year duration. The most recent collective bargaining agreement was entered into in December 2014.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
USD	600,000,000	5.125	March 16, 2005	March 16, 2015	600,000,000
USD	300,000,000	5.375	October 04, 2006	October 04, 2016	300,000,000
USD	50,000,000	7.8	April 27, 2009	April 29, 2019	50,000,000
USD	50,000,000	6.4	May 19, 2009	May 19, 2016	50,000,000
USD	1,500,000,000	5.875	July 14, 2009	January 14, 2015	1,500,000,000
USD	1,000,000,000	4.125	March 09, 2010	September 09, 2015	1,000,000,000
USD	1,250,000,000	5.125	June 29, 2010	June 29, 2020	1,250,000,000
USD	1,000,000,000	4	October 20, 2010	January 29, 2021	1,000,000,000
USD	700,000,000	3.75	April 20, 2011	October 20, 2016	700,000,000
USD	1,000,000,000	4.375	September 15, 2011	September 15, 2021	1,000,000,000
USD	1,250,000,000	4	January 11, 2012	January 11, 2017	1,250,000,000
USD	1,000,000,000	5	January 11, 2012	April 11, 2022	1,000,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027	100,000,000
USD	26,100,000	1.85	January 30, 2012	January 30, 2015	26,100,000
USD	300,000,000	LIBOR 3M + 1.8	March 21, 2012	March 21, 2015	300,000,000
USD	1,000,000,000	1.25	November 20, 2012	November 20, 2015	1,000,000,000
USD	25,000,000	LIBOR 3M + 0.45	February 13, 2013	February 13, 2015	25,000,000
USD	24,000,000	0	February 14, 2013	February 17, 2015	24,000,000
USD	500,000,000	1.75	February 27, 2013	February 27, 2018	500,000,000
USD	25,000,000	LIBOR 3M + 0.65	March 14, 2013	March 14, 2016	25,000,000
USD	20,000,000	LIBOR 3M + 0.65	March 15, 2013	March 15, 2016	20,000,000
USD	10,000,000	LIBOR 3M + 0.9	June 20, 2013	June 20, 2018	10,000,000
USD	50,000,000	4.369	August 27, 2013	February 27, 2025	50,000,000
USD	35,500,000	2.24	August 29, 2013	September 14, 2018	35,500,000
USD	300,000,000	3.75	September 03, 2013	October 20, 2016	300,000,000
USD	500,000,000	2.875	September 17, 2013	September 17, 2018	500,000,000
USD	500,000,000	LIBOR 3M + 0.85	September 17, 2013	September 17, 2016	500,000,000
USD	50,000,000	1.5	October 29, 2013	October 29, 2016	50,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023	49,000,000
USD	45,000,000	3.81	October 30, 2013	October 30, 2023	45,000,000
USD	25,000,000	3.81	October 30, 2013	October 30, 2023	25,000,000
USD	20,000,000	3.9	October 30, 2013	October 30, 2023	20,000,000
USD	25,000,000	LIBOR 3M + 0.75	November 01, 2013	November 01, 2016	25,000,000
USD	50,000,000	3.66	November 06, 2013	November 06, 2023	50,000,000
USD	50,000,000	3.87	November 06, 2013	November 06, 2025	50,000,000
USD	20,000,000	3.67	November 06, 2013	November 06, 2023	20,000,000
USD	50,000,000	3.91	November 07, 2013	November 07, 2025	50,000,000
USD	20,000,000	3.71	November 07, 2013	November 07, 2023	20,000,000
USD	40,000,000	4	November 07, 2013	November 07, 2025	40,000,000
USD	40,000,000	3.73	November 07, 2013	November 07, 2023	40,000,000
USD	50,000,000	3.76	November 08, 2013	November 08, 2023	50,000,000
USD	50,000,000	4.03	November 08, 2013	November 08, 2025	50,000,000
USD	30,000,000	4.03	November 08, 2013	November 08, 2025	30,000,000
USD	20,000,000	4.03	November 08, 2013	November 08, 2025	20,000,000
USD	35,000,000	3.786	November 12, 2013	November 12, 2023	35,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025	30,000,000
USD	50,000,000	LIBOR 3M + 0.7	November 26, 2013	November 26, 2016	50,000,000
USD	38,500,000	1.89	November 26, 2013	December 05, 2018	38,500,000
USD	30,000,000	LIBOR 3M + 0.7	November 27, 2013	November 27, 2016	30,000,000
USD	33,000,000	1.33	December 05, 2013	December 05, 2016	33,000,000
USD	750,000,000	4	January 14, 2014	January 14, 2024	750,000,000
USD	750,000,000	LIBOR 3M + 0.75	January 14, 2014	January 14, 2017	750,000,000
USD	220,000,000	3.95	January 27, 2014	January 27, 2024	220,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
USD	80,000,000	LIBOR 3M + 0.63	January 27, 2014	July 27, 2017		80,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026		50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026		50,000,000
USD	50,000,000	4.14	February 03, 2014	February 03, 2026		50,000,000
USD	50,000,000	4.06	February 04, 2014	February 04, 2026		50,000,000
USD	50,000,000	4.07	February 04, 2014	February 04, 2026		50,000,000
USD	20,000,000	4.02	February 05, 2014	February 05, 2026		20,000,000
USD	250,000,000	LIBOR 3M + 0.6	February 12, 2014	May 12, 2017		250,000,000
USD	30,000,000	4	February 13, 2014	February 13, 2026		30,000,000
USD	250,000,000	LIBOR 3M + 0.625	February 14, 2014	August 14, 2017		250,000,000
USD	30,000,000	4	February 18, 2014	February 18, 2026		30,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026		40,000,000
USD	36,800,000	2.05	May 22, 2014	May 22, 2019		36,800,000
USD	30,000,000	3.3	July 07, 2014	July 07, 2024		30,000,000
USD	300,000,000	LIBOR 3M + 0.55	July 11, 2014	July 11, 2017		300,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026		500,000,000
USD	500,000,000	2.486637	August 12, 2014	August 12, 2019		500,000,000
USD	50,000,000	LIBOR 3M + 0.27	September 23, 2014	March 23, 2016		50,000,000
USD	30,000,000	1.7	September 25, 2014	September 25, 2017		30,000,000
USD	50,000,000	LIBOR 3M + 0.3	September 26, 2014	September 26, 2016		50,000,000
USD	50,000,000	LIBOR 3M + 0.3	September 26, 2014	September 26, 2016		50,000,000
USD	17,800,000	1.8	September 26, 2014	September 26, 2019		17,800,000
USD	50,000,000	LIBOR 3M + 0.26	September 26, 2014	March 26, 2016		50,000,000
USD	80,000,000	LIBOR 3M + 0.25	October 17, 2014	October 17, 2016		80,000,000
USD	50,000,000	LIBOR 3M + 26	October 23, 2014	April 23, 2016		50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029		50,000,000
USD	50,000,000	3.409	October 24, 2014	October 24, 2029		50,000,000
USD	50,000,000	3.402	October 29, 2014	October 29, 2029		50,000,000
USD	25,000,000	LIBOR 3M + 0.25	October 29, 2014	April 29, 2016		25,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026		50,000,000
USD	253,505,000	LIBOR 3M + 0.6	October 31, 2014	May 12, 2017		253,505,000
USD	248,245,000	LIBOR 3M + 0.625	October 31, 2014	August 14, 2017		248,245,000
USD	30,000,000	3.463	October 31, 2014	October 31, 2029		30,000,000
USD	50,000,000	LIBOR 3M + 0.25	November 03, 2014	May 03, 2016		50,000,000
USD	50,000,000	3.5	November 06, 2014	November 06, 2029		50,000,000
USD	50,000,000	3.5	November 19, 2014	November 19, 2029		50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029		50,000,000
USD	50,000,000	3.5	November 25, 2014	November 26, 2029		50,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026		50,000,000
USD	100,000,000	LIBOR 3M + 0.45	November 28, 2014	November 28, 2017		100,000,000
USD	25,000,000	LIBOR 3M + 25	December 08, 2014	June 08, 2016		25,000,000
USD	150,000,000	0.74	December 10, 2014	June 13, 2016		150,000,000

		Subtotal in Original Currency			USD	19,712,450,000

		Subtotal in Equivalent Amount of Won(1)			￦	21,667,925,040,000

JPY	15,000,000,000	3.24	June 20, 2008	June 20, 2018		15,000,000,000
JPY	5,000,000,000	2.5	December 29, 2009	December 27, 2019		5,000,000,000
JPY	4,000,000,000	1	December 07, 2010	December 07, 2015		4,000,000,000
JPY	40,000,000,000	1.05	February 17, 2011	February 17, 2015		40,000,000,000
JPY	10,000,000,000	1.32	July 08, 2011	July 08, 2016		10,000,000,000
JPY	3,600,000,000	0.5	September 15, 2011	September 15, 2021		3,600,000,000
JPY	3,000,000,000	0.92	September 20, 2011	September 20, 2016		3,000,000,000
JPY	7,040,000,000	1.16	January 30, 2012	January 30, 2015		7,040,000,000
JPY	2,000,000,000	1.1	March 12, 2012	September 14, 2015		2,000,000,000
JPY	20,000,000,000	1.2	April 26, 2012	April 26, 2016		20,000,000,000
JPY	41,200,000,000	1.25	May 24, 2012	May 27, 2015		41,200,000,000
JPY	7,400,000,000	1.38	May 24, 2012	May 24, 2017		7,400,000,000
JPY	10,000,000,000	0.86	July 19, 2013	July 19, 2016		10,000,000,000
JPY	4,220,000,000	0.63	August 29, 2013	September 14, 2020		4,220,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
JPY	30,000,000,000	0.45	March 14, 2014	March 14, 2017		30,000,000,000
JPY	35,000,000,000	0.4	March 14, 2014	March 14, 2016		35,000,000,000
JPY	11,000,000,000	0.64	March 14, 2014	March 14, 2019		11,000,000,000

		Subtotal in Original Currency			JPY	248,460,000,000

		Subtotal in Equivalent Amount of Won(2)			￦	2,286,179,844,000

HKD	375,000,000	3.84	February 01, 2008	February 01, 2015		375,000,000
HKD	252,000,000	4.05	June 24, 2010	June 24, 2020		252,000,000
HKD	201,000,000	2.72	September 07, 2010	September 08, 2015		201,000,000
HKD	238,000,000	3.4	March 07, 2011	March 07, 2016		238,000,000
HKD	99,000,000	2.3	August 31, 2011	August 31, 2016		99,000,000
HKD	120,000,000	3.45	September 23, 2011	September 23, 2021		120,000,000
HKD	250,000,000	3.92	November 08, 2011	November 08, 2021		250,000,000
HKD	60,000,000	3.92	November 08, 2011	November 08, 2021		60,000,000
HKD	102,000,000	2.95	November 18, 2011	November 18, 2016		102,000,000
HKD	228,000,000	2.5	January 17, 2012	January 20, 2015		228,000,000
HKD	250,000,000	1.8	August 01, 2012	August 04, 2015		250,000,000
HKD	387,500,000	HIBOR 3M + 0.532	November 27, 2013	November 27, 2016		387,500,000
HKD	387,500,000	HIBOR 3M + 0.532	November 27, 2013	November 27, 2016		387,500,000
HKD	380,000,000	2.525	February 13, 2014	February 13, 2019		380,000,000
HKD	370,000,000	2.525	February 13, 2014	February 13, 2019		370,000,000
HKD	300,000,000	1.5	July 25, 2014	July 25, 2017		300,000,000
HKD	200,000,000	2.42	September 30, 2014	September 30, 2019		200,000,000

		Subtotal in Original Currency			HKD	4,200,000,000

		Subtotal in Equivalent Amount of Won(3)			￦	595,140,000,000

MYR	500,000,000	4.5	March 12, 2008	March 12, 2018		500,000,000
MYR	230,000,000	4.5	March 10, 2010	March 10, 2015		230,000,000
MYR	400,000,000	4.5	July 01, 2010	July 01, 2015		400,000,000
MYR	500,000,000	4.07	February 02, 2012	February 02, 2017		500,000,000

		Subtotal in Original Currency			MYR	1,630,000,000

		Subtotal in Equivalent Amount of Won(4)			￦	512,211,200,000

BRL	60,000,000	0.5	August 11, 2011	August 10, 2016		60,000,000
BRL	130,000,000	0.5	September 28, 2011	September 28, 2016		130,000,000
BRL	200,000,000	0.5	October 27, 2011	October 27, 2016		200,000,000
BRL	100,000,000	0.5	November 21, 2011	November 21, 2017		100,000,000
BRL	200,000,000	0.5	November 28, 2011	November 28, 2016		200,000,000
BRL	65,000,000	0.5	December 21, 2011	December 22, 2016		65,000,000
BRL	200,000,000	0.5	December 28, 2011	December 22, 2017		200,000,000
BRL	150,000,000	7.36	March 27, 2012	March 27, 2015		150,000,000
BRL	365,600,000	8.12	April 26, 2012	April 25, 2016		365,600,000
BRL	261,800,000	6.6	August 24, 2012	August 24, 2017		261,800,000
BRL	110,500,000	BRL CDI 3M + 93.15%	June 28, 2013	June 17, 2015		110,500,000
BRL	110,400,000	BRL CDI 3M + 93.15%	June 28, 2013	June 17, 2015		110,400,000
BRL	110,300,000	BRL CDI 3M + 93.17%	July 01, 2013	June 24, 2015		110,300,000
BRL	110,200,000	BRL CDI 3M + 93.17%	July 01, 2013	June 24, 2015		110,200,000
BRL	110,250,000	BRL CDI 3M + 92.00%	July 02, 2013	April 15, 2015		110,250,000
BRL	110,100,000	BRL CDI 3M + 92.00%	July 02, 2013	April 15, 2015		110,100,000
BRL	109,500,000	BRL CDI 3M + 92.30%	July 03, 2013	June 26, 2015		109,500,000
BRL	109,000,000	BRL CDI 3M + 92.30%	July 03, 2013	June 26, 2015		109,000,000
BRL	108,900,000	BRL CDI 3M + 90.90%	July 05, 2013	May 13, 2015		108,900,000
BRL	108,800,000	BRL CDI 3M + 92.02%	July 05, 2013	May 13, 2015		108,800,000
BRL	110,400,000	BRL CDI 3M + 89.45%	July 08, 2013	April 20, 2015		110,400,000
BRL	110,100,000	BRL CDI 3M + 88.05%	July 08, 2013	April 20, 2015		110,100,000
BRL	121,000,000	BRL CDI 3M + 87.55%	February 25, 2014	January 22, 2016		121,000,000
BRL	119,000,000	BRL CDI 3M +87.55%	February 25, 2014	January 22, 2016		119,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
BRL	110,000,000	BRL CDI 3M + 87.95%	February 26, 2014	January 26, 2016		110,000,000
	100,000,000	BRL CDI 3M + 87.95%	February 26, 2014	January 26, 2016		100,000,000
	22,000,000	9.32	September 26, 2014	September 26, 2018		22,000,000

		Subtotal in Original Currency			BRL	3,522,850,000

		Subtotal in Equivalent Amount of Won(5)			￦	1,457,121,217,000

EUR	750,000,000	4.625	February 20, 2007	February 20, 2017		750,000,000
EUR	117,000,000	3.875	July 12, 2012	July 12, 2032		117,000,000
EUR	30,000,000	3.6	July 19, 2012	July 19, 2027		30,000,000
EUR	750,000,000	2	April 30, 2013	April 30, 2020		750,000,000
EUR	250,000,000	2	May 15, 2013	April 30, 2020		250,000,000
EUR	20,000,000	EURIBOR 3M + 0.745	February 05, 2014	March 27, 2019		20,000,000
EUR	30,000,000	0.255	November 19, 2014	November 18, 2016		30,000,000
EUR	73,900,000	0.266	November 25, 2014	November 25, 2016		73,900,000
EUR	10,065,000	0.266	November 26, 2014	November 25, 2016		10,065,000
	20,096,000	0.25	December 02, 2014	December 01, 2016		20,096,000
	20,096,000	0.25	December 02, 2014	December 01, 2016		20,096,000

		Subtotal in Original Currency			EUR	2,071,157,000

		Subtotal in Equivalent Amount of Won(6)			￦	2,768,142,753,640

MXN	1,000,000,000	8.61	October 11, 2007	October 11, 2017		1,000,000,000
MXN	800,000,000	8.61	April 29, 2008	October 11, 2017		800,000,000
MXN	300,000,000	8.61	May 06, 2008	October 11, 2017		300,000,000
MXN	470,000,000	6.46	February 28, 2012	February 27, 2017		470,000,000
MXN	374,000,000	6.35	March 28, 2012	March 28, 2017		374,000,000
MXN	87,300,000	3.99	August 29, 2013	September 13, 2016		87,300,000

		Subtotal in Original Currency			MXN	3,031,300,000

		Subtotal in Equivalent Amount of Won(7)			￦	226,134,980,000

THB	1,500,000,000	6.28	August 07, 2008	August 07, 2018		1,500,000,000
THB	3,000,000,000	3.95	June 28, 2010	June 28, 2020		3,000,000,000
THB	1,000,000,000	4.4	November 25, 2011	November 25, 2021		1,000,000,000
THB	2,000,000,000	3.7	August 27, 2012	August 27, 2015		2,000,000,000
THB	1,500,000,000	3.9	August 27, 2012	August 27, 2022		1,500,000,000
THB	3,200,000,000	3.43	March 11, 2013	March 11, 2016		3,200,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023		2,800,000,000
THB	2,000,000,000	3.81	March 11, 2013	March 11, 2018		2,000,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025		1,500,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025		500,000,000

		Subtotal in Original Currency			THB	19,000,000,000

		Subtotal in Equivalent Amount of Won(8)			￦	635,360,000,000

CHF	250,000,000	2.375	March 30, 2011	March 30, 2015		250,000,000
CHF	125,000,000	2.375	November 10, 2011	March 30, 2015		125,000,000
CHF	45,000,000	CHF LIBOR 3M + 0.3	May 15, 2013	May 15, 2015		45,000,000
CHF	20,000,000	CHF LIBOR 3M + 0.3	May 15, 2013	May 15, 2015		20,000,000
CHF	45,000,000	2.1	September 05, 2013	December 30, 2023		45,000,000
CHF	5,000,000	2.1	September 06, 2013	December 30, 2023		5,000,000
CHF	125,000,000	CHF LIBOR 3M + 0.45	March 03, 2014	March 03, 2017		125,000,000
	100,000,000	1.125	March 03, 2014	September 03, 2019		100,000,000

		Subtotal in Original Currency			CHF	715,000,000

		Subtotal in Equivalent Amount of Won(9)			￦	794,672,450,000

AUD	38,000,000	7.3	July 12, 2010	July 12, 2015		38,000,000
AUD	45,000,000	7.35	August 10, 2011	August 10, 2021		45,000,000
AUD	34,700,000	5.37	January 30, 2012	January 30, 2015		34,700,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
AUD	10,700,000	0.5	March 28, 2012	March 28, 2017		10,700,000
AUD	20,000,000	6.8	April 11, 2012	April 11, 2022		20,000,000
AUD	500,000,000	5	July 27, 2012	July 27, 2015		500,000,000
AUD	25,800,000	4.84	August 24, 2012	August 24, 2017		25,800,000
AUD	47,000,000	4.165	April 11, 2013	April 11, 2016		47,000,000
AUD	100,000,000	4.19	April 18, 2013	April 18, 2016		100,000,000
AUD	47,000,000	4.2	April 18, 2013	April 18, 2016		47,000,000
AUD	100,000,000	4.75	April 24, 2013	April 24, 2019		100,000,000
AUD	47,000,000	4.2	April 26, 2013	April 26, 2016		47,000,000
AUD	80,000,000	BBSW 3M + 1.015	April 29, 2013	April 29, 2016		80,000,000
AUD	48,000,000	BBSW 3M + 1.02	May 02, 2013	May 02, 2016		48,000,000
AUD	47,000,000	BBSW 3M + 1.01	May 09, 2013	May 09, 2016		47,000,000
AUD	10,000,000	BBSW 3M + 0.92	May 23, 2013	May 23, 2016		10,000,000
AUD	93,100,000	4.05	May 23, 2013	May 17, 2018		93,100,000
AUD	50,000,000	BBSW 3M + 1.03	May 28, 2013	May 30, 2016		50,000,000
AUD	50,000,000	BBSW 3M + 1.03	May 28, 2013	May 30, 2016		50,000,000
AUD	50,000,000	4.45	July 01, 2013	July 01, 2016		50,000,000
AUD	22,000,000	5.975	August 08, 2013	August 08, 2023		22,000,000
AUD	25,000,000	BBSW 3M + 1.45	August 08, 2013	August 08, 2018		25,000,000
AUD	63,000,000	4.43	August 29, 2013	September 14, 2018		63,000,000
AUD	100,000,000	5.375	September 12, 2013	September 12, 2019		100,000,000
AUD	36,000,000	4.42	November 26, 2013	December 05, 2018		36,000,000
AUD	50,700,000	4	December 17, 2013	December 19, 2017		50,700,000
AUD	100,000,000	5.125	February 25, 2014	February 25, 2020		100,000,000
AUD	50,000,000	5.125	February 25, 2014	February 25, 2020		50,000,000
AUD	22,000,000	BBSW 3M + 0.7	February 25, 2014	August 25, 2017		22,000,000
AUD	300,000,000	4.5	April 17, 2014	April 17, 2019		300,000,000
AUD	200,000,000	BBSW 3M + 1.08	April 17, 2014	April 17, 2019		200,000,000
AUD	100,000,000	4.75	June 03, 2014	June 03, 2021		100,000,000
AUD	76,600,000	3.5	September 26, 2014	September 26, 2019		76,600,000
AUD	250,000,000	4.25	November 21, 2014	May 21, 2020		250,000,000
AUD	250,000,000	BBSW 3M + 1.15	November 21, 2014	May 21, 2020		250,000,000
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029		21,000,000

		Subtotal in Original Currency			AUD	3,109,600,000

		Subtotal in Equivalent Amount of Won(10)			￦	2,795,810,264,000

INR	2,202,000,000	6	June 04, 2013	June 04, 2016		2,202,000,000
INR	2,000,000,000	7	June 27, 2014	June 27, 2017		2,000,000,000
INR	1,803,000,000	6.4	August 07, 2014	August 07, 2017		1,803,000,000

		Subtotal in Original Currency			INR	6,005,000,000

		Subtotal in Equivalent Amount of Won(11)			￦	104,126,700,000

CNY	200,000,000	0.75	November 15, 2010	November 15, 2015		200,000,000
CNY	130,000,000	0.75	June 10, 2011	November 15, 2015		130,000,000
CNY	1,750,000,000	3.25	July 27, 2012	July 27, 2015		1,750,000,000
CNY	120,000,000	4.55	August 23, 2013	August 23, 2023		120,000,000
CNY	300,000,000	4.5	November 06, 2013	November 06, 2023		300,000,000
CNY	500,000,000	3.625	January 27, 2014	January 27, 2019		500,000,000
CNY	500,000,000	4.5	January 27, 2014	January 27, 2024		500,000,000
CNY	306,200,000	2.94	October 31, 2014	October 28, 2016		306,200,000
CNY	700,000,000	3.7	November 28, 2014	November 28, 2019		700,000,000
CNY	300,000,000	3.35	November 28, 2014	November 28, 2017		300,000,000
		Subtotal in Original Currency			CNY	4,806,200,000

		Subtotal in Equivalent Amount of Won(12)			￦	851,802,826,000

IDR	425,000,000,000	8.4	July 06, 2011	July 06, 2016		425,000,000,000
IDR	425,000,000,000	8.4	July 13, 2011	July 06, 2016		425,000,000,000
IDR	169,600,000,000	8.4	August 22, 2011	July 06, 2016		169,600,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
IDR	70,000,000,000	6.1	March 12, 2012	March 13, 2015		70,000,000,000
IDR	488,000,000,000	5	February 15, 2013	February 15, 2015		488,000,000,000
IDR	484,500,000,000	5	February 26, 2013	February 15, 2015		484,500,000,000
IDR	485,000,000,000	8.4	April 30, 2013	July 06, 2016		485,000,000,000
IDR	484,400,000,000	8.4	May 28, 2013	July 06, 2016		484,400,000,000
IDR	278,630,000,000	8.4	November 18, 2013	July 06, 2016		278,630,000,000
IDR	500,000,000,000	8	August 27, 2014	May 15, 2018		500,000,000,000
IDR	600,000,000,000	0.08	October 17, 2014	October 17, 2019		600,000,000,000

		Subtotal in Original Currency			IDR	4,410,130,000,000

		Subtotal in Equivalent Amount of Won(13)			￦	389,414,479,000

PEN	61,000,000	6.875	September 07, 2010	September 07, 2022		61,000,000
PEN	54,500,000	6.875	November 21, 2011	September 07, 2022		54,500,000
PEN	47,000,000	6.875	July 08, 2011	September 07, 2022		47,000,000
PEN	20,000,000	6.875	July 19, 2011	September 07, 2022		20,000,000
PEN	15,000,000	6.875	August 05, 2011	September 07, 2022		15,000,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041		54,500,000
PEN	13,600,000	7.15	November 04, 2011	November 04, 2021		13,600,000

		Subtotal in Original Currency			PEN	265,600,000

		Subtotal in Equivalent Amount of Won(14)			￦	97,509,728,000

PHP	11,350,000,000	4	November 26, 2010	November 26, 2015		11,350,000,000

		Subtotal in Original Currency			PHP	11,350,000,000

		Subtotal in Equivalent Amount of Won(15)			￦	278,642,500,000

TRY	140,000,000	0.5	October 20, 2011	October 23, 2017		140,000,000
TRY	40,000,000	0.5	December 21, 2011	December 22, 2017		40,000,000
TRY	80,000,000	0.5	January 25, 2012	January 25, 2017		80,000,000
TRY	26,320,000	0.5	March 16, 2012	March 19, 2015		26,320,000
TRY	53,000,000	8.2	May 29, 2012	May 31, 2016		53,000,000
TRY	55,000,000	6.52	August 28, 2012	August 28, 2015		55,000,000
TRY	71,000,000	7.3	August 29, 2012	August 27, 2015		71,000,000
TRY	96,400,000	8	December 17, 2013	December 19, 2016		96,400,000
TRY	21,000,000	8.54	September 26, 2014	September 26, 2018		21,000,000

		Subtotal in Original Currency			TRY	582,720,000

		Subtotal in Equivalent Amount of Won(16)			￦	275,026,358,400

TWD	600,000,000	0.7	July 1, 2011	July 1, 2016		600,000,000

		Subtotal in Original Currency			TWD	600,000,000

		Subtotal in Equivalent Amount of Won(17)			￦	20,814,000,000

NZD	25,000,000	BKBM 3M + 1.08	August 16, 2013	August 16, 2016		25,000,000
NZD	20,500,000	5.18	November 26, 2013	December 05, 2018		20,500,000
NZD	74,600,000	4.97	May 22, 2014	May 22, 2019		74,600,000
NZD	66,000,000	4.5	May 22, 2014	May 17, 2018		66,000,000
NZD	100,000,000	4.875	June 05, 2014	December 15, 2017		100,000,000
NZD	100,000,000	5.125	August 27, 2014	August 27, 2019		100,000,000
NZD	12,000,000	4.46	September 26, 2014	September 26, 2019		12,000,000
NZD	100,000,000	5.125	October 15, 2014	October 15, 2019		100,000,000
NZD	55,000,000	4.2	December 15, 2014	December 11, 2018		55,000,000

		Subtotal in Original Currency			NZD	553,100,000

		Subtotal in Equivalent Amount of Won(18)			￦	475,948,081,000

SAR	750,000,000	SAIBOR3M + 1.7	December 06, 2011	December 06, 2016		750,000,000

		Subtotal in Original Currency			SAR	750,000,000

		Subtotal in Equivalent Amount of Won(19)			￦	219,690,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
ZAR	376,100,000	7.02	January 30, 2012	January 30, 2015		376,100,000
ZAR	43,500,000	8.04	May 30, 2012	May 30, 2017		43,500,000
ZAR	981,000,000	5.19	May 23, 2013	May 17, 2016		981,000,000

		Subtotal in Original Currency			ZAR	1,400,600,000

		Subtotal in Equivalent Amount of Won(20)			￦	133,113,024,000

RUB	660,000,000	7.63	May 30, 2012	May 30, 2017		660,000,000
RUB	600,000,000	7.55	August 29, 2012	August 27, 2015		600,000,000

		Subtotal in Original Currency			RUB	1,260,000,000

		Subtotal in Equivalent Amount of Won(21)			￦	24,910,200,000

CAD	325,000,000	2.711	December 05, 2014	December 05, 2019		325,000,000

		Subtotal in Original Currency			CAD	325,000,000

		Subtotal in Equivalent Amount of Won(22)			￦	307,622,250,000

NOK	500,000,000	3	May 22, 2013	May 23, 2018		500,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	300,000,000	4.5075	September 09, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 13, 2013	September 11, 2023		300,000,000

		Subtotal in Original Currency			NOK	2,750,000,000

		Subtotal in Equivalent Amount of Won(23)			￦	406,752,500,000

CZK	700,000,000	3M Pribor+0.5%	June 17, 2013	June 17, 2018		700,000,000

		Subtotal in Original Currency			CZK	700,000,000

		Subtotal in Equivalent Amount of Won(24)			￦	33,747,000,000

GBP	300,000,000	GBP LIBOR 3M + 0.7	March 22, 2013	March 22, 2016		300,000,000
	300,000,000	2	October 10, 2014	December 07, 2017		300,000,000

		Subtotal in Original Currency			GBP	600,000,000

		Subtotal in Equivalent Amount of Won(25)			￦	1,026,282,000,000

	Total External Bonds of the Bank in Equivalent Amount of Won				￦	38,384,099,395,040

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,099.20, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 920.14, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 141.70, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Malaysia ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 314.24, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 413.62, the prevailing market rate on December 31, 2014.
(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,336.52, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Mexican pesos amounts are converted to Won amounts at the rate of MXN 1.00 to Won 74.60, the prevailing market rate on December 31, 2014.
(8)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 33.44, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,111.43, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

(10)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 899.09, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Indian rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 17.34, the prevailing market rate on December 31, 2014.
(12)	Chinese yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 177.23, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(13)	Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.83, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(14)	Peru nuevo sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 367.13, the prevailing market rate on December 31, 2014.
(15)	Philippine pesos amounts are converted to Won amounts at the rate of PHP 1.00 to Won 24.55, the prevailing market rate on December 31, 2014.
(16)	Turkish lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 471.97, the prevailing market rate on December 31, 2014.
(17)	Taiwan dollar amounts are converted to Won amounts at the rate of TWD 1.00 to Won 34.69, the prevailing market rate on December 31, 2014.
(18)	New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 860.51, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(19)	Saudi riyal amounts are converted to Won amounts at the rate of SAR 1.00 to Won 292.92, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(20)	South African rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 95.04, the prevailing market rate on December 31, 2014.
(21)	Russian ruble amounts are converted to Won amounts at the rate of RUB 1.00 to Won 19.77, the prevailing market rate on December 31, 2014.
(22)	Canadian dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 946.53, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(23)	Norwegian krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 147.91, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(24)	Czech koruna amounts are converted to Won amounts at the rate of CZK 1.00 to Won 48.21, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(25)	British pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,710.47, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2014(1)
		(%)			(millions of Won)
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowing from BTMU	YEN LIBOR 3M + 0.9	2012	2015		32,159
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	LIBOR 3M + 1	2012	2015		230,282
Bank of America N.A., Seoul	Borrowing from BoA-ML	LIBOR 3M + 0.75	2013	2016		219,840
HSBC, Seoul	Borrowings from HSBC	LIBOR 3M + 0.35	2013	2015		164,880
Sumitomo Mitsui Trust Bank, Singapore	Borrowings from SMTB	LIBOR 3M + 0.6	2013	2016		109,920
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M + 0.75	2013	2016		274,800
Mizuho Corporate Bank, LTD	Borrowings from Mizuho	LIBOR 3M + 1.1	2013	2018		549,600
HSBC, Seoul	Borrowings from HSBC	LIBOR 3M + 0.75	2013	2016		54,960
Sumitomo Mitsui Banking Corporation	Borrowings from SMBC	LIBOR 3M + 0.45	2014	2017		164,880
Syndicated Lenders	Borrowings from Syndicated Lenders	LIBOR 3M + 0.45	2014	2017		659,520
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BTMU	LIBOR 3M + 0.6	2014	2019		329,760

Long-term Borrowings from Foreign Financial Institution					￦	2,790,601

Compulsory Loan		0.25~LIBOR3M + 0.78	2014	2024	￦	3,359,507
Foreign Currency CP		0.05~0.70	2014	2015	￦	3,272,565
Short-term Borrowings (Foreign banks)					￦	503,351
Repurchase Agreement					￦	101,282

Total External Borrowings of the Bank					￦	10,027,306

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2014 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2014
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	2.06~2.67	2014	2015	2,310,000
Long-term Industrial Finance Bonds	1.58~4.90	2010~2014	2015~2029	6,360,000

Total Bonds	1.58~4.90	2010~2014	2015~2029	8,670,000

Total Internal Debt				￦ 8,670,000

Financial Statements and the Auditors

The Minister of Strategy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Kong Myung-Jai, who was appointed for a three-year term on August 29, 2014.

We prepare our financial statements annually for submission to the Minister of Strategy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is Deloitte Anjin LLC, located at 9th Floor, One IFC Bldg., 23 Youido-dong, Youngdeungpo-gu, Seoul, Korea which has audited our separate financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with the KEXIM Act and the related accounting principles, summarized in “Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities using the effective interest method on an accrual basis.

We classify a non-derivative financial asset as held for trading if either it is acquired for the purpose of selling it in the near term, or it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities at fair value. However, investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the carrying amount of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

Our financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1039 Financial Instruments.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We record additions to premises and equipment since such date at cost. In addition, as we initially adopted K-IFRS in 2013, our premises and equipment on the statements of financial position as of January 1, 2013 are remeasured at their fair value in accordance with IFRS 1 paragraph 30(b). Since the conversion into K-IFRS, we have chosen to apply the cost model to the premises and equipment in accordance with IAS 16 paragraph 29.

Deloitte Anjin LLC 9Fl., One IFC, 10, Gukjegeumyung-ro, Youngdeungpo-gu, Seoul 150-945, Korea Tel: +82 (2) 6676 1000 Fax: +82 (2) 6674 2114 www.deloitteanjin.co.kr

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and the Board of Directors of

The Export-Import Bank of Korea:

Report on the Financial Statements

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank” or the “Company”), which comprise the separate statements of financial position as of December 31, 2014 and December 31, 2013, respectively, and the separate statements of comprehensive income, separate statements of changes in shareholders’ equity and separate statements of cash flows, all expressed in Korean won, for the years ended, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement.

Auditors’ Responsibility

Our responsibility is to express an audit opinion on these financial statements based on our audit. We conducted our audit in accordance with Korean Standards on Auditing (“KSAs”). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of the Export-Import Bank of Korea as of December 31, 2014, and December 31, 2013, respectively, and its financial performance and its cash flows for the years then ended in accordance with K-IFRS.

Others

We conducted our audit of separate financial statements of the Export-Import Bank of Korea as of December 31, 2013 in accordance with the former KSAs, known as auditing standards generally accepted in Korea.

/s/ Deloitte Anjin LLC

March 9, 2015

Notice to Readers

This report is effective as of March 5, 2015, the auditor’s report date. Certain subsequent events or circumstances may have occurred between the auditor’s report date and the time the auditor’s report is read. Such events or circumstances could significantly affect the financial statements and may result in modifications to the auditor’s report.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2014 AND 2013

	Korean won
	December 31, 2014		December 31, 2013
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	3,113,988	￦	2,214,755
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		1,197,499		855,248
Hedging derivative assets (Notes 4, 5 and 20)		288,424		378,324
Loans (Notes 4, 5, 10 and 37)		61,158,553		51,169,874
Financial investments (Notes 4, 5 and 9)		4,791,524		4,073,979
Investments in associates and subsidiaries (Note 11)		659,150		629,160
Tangible assets, net (Note 12)		273,539		236,519
Intangible assets, net (Note 13)		18,181		17,428
Deferred tax assets (Note 35)		744,460		511,601
Other assets (Notes 4, 5, 14 and 37)		828,397		846,350

	￦	73,073,715	￦	60,933,238

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	￦	489,069	￦	212,888
Hedging derivative liabilities (Notes 4, 5 and 20)		1,983,456		1,799,713
Borrowings (Notes 4, 5 and 15)		10,018,281		5,488,545
Debentures (Notes 4, 5 and 16)		47,291,703		42,709,823
Provisions (Note 17)		295,177		245,355
Retirement benefit obligation, net (Note 18)		47,263		27,868
Current tax liabilities		253,549		99,139
Other liabilities (Notes 4, 5, 19 and 37)		2,815,065		1,099,767

	￦	63,193,563	￦	51,683,098

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)	￦	7,748,055	￦	7,238,055
Other components of equity (Notes 20 and 22)		111,002		57,757
Retained earnings (Note 23) (Regulatory reserve for bad loans as of December 31, 2014 and 2013: ￦514,785 million and ￦423,827 million) (Note 24)		2,021,095		1,954,328

		9,880,152		9,250,140

	￦	73,073,715	￦	60,933,238

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Korean won
	Year ended December 31, 2014		Year ended December 31, 2013
	(In millions)
OPERATING INCOME:
Net interest income (Notes 25 and 38):
Interest income	￦	1,688,814	￦	1,698,284
Interest expenses		(1,294,395)		(1,335,696)

		394,419		362,588

Net commission income (Notes 26 and 38):
Commission income		357,421		342,622
Commission expenses		(4,934)		(3,086)

		352,487		339,536

Dividend income (Note 27)		10,471		13,977
Gain (loss) on financial assets at FVTPL (Note 28)		(343,832)		169,565
Loss on hedging derivative assets (Notes 20 and 29)		(623,173)		(1,859,253)
Loss on financial investments (Note 30)		(46,362)		(389)
Gain on foreign exchange transaction		1,609,932		1,189,110
Other net operating income (expenses) (Note 31)		(418,880)		659,072
Impairment loss on credit (Note 32)		(651,503)		(622,596)
General and administrative expenses (Note 33)		(190,250)		(179,920)

Total operating income		93,309		71,690

NON OPERATING INCOME (EXPENSES) (Note 34):
Net gain (loss) on investments in associates and subsidiaries		4,661		8,018
Net other non-operating expenses)		(4,815)		(6,395)

		(154)		1,623

INCOME BEFORE INCOME TAX		93,155		73,313
INCOME TAX EXPENSES (Note 35)		(26,388)		(13,582)

NET INCOME		66,767		59,731

(Adjusted income (loss) after reserve for bad loans for the years ended December 31, 2014 and 2013: ￦9,132 million and (-)￦31,227 million) (Note 24)
OTHER COMPREHENSIVE INCOME(LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Remeasurements of net defined benefit liability		(10,606)		8,520
Income tax effect		2,567		(2,062)

		(8,039)		6,458
Items reclassified subsequently to profit or loss:
Valuation on Available-For-Sale (“AFS”) securities		81,950		37,620
Cash flow hedging gains or losses		(1,102)		2,616
Income tax effect		(19,564)		(9,737)

		61,284		30,499

TOTAL COMPREHENSIVE INCOME	￦	120,012	￦	96,688

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

			Other components of equity
	Capital stock		Valuation on AFS securities		Cash flow Hedging gains or losses		Remeasurement of net defined benefit liability		Retained earnings		Total
	(Korean won in millions)
January 1, 2013	￦	7,138,055	￦	25,641	￦	(3,210)	￦	(1,631)	￦	1,928,883	￦	9,087,738
Dividends		—		—		—		—		(34,286)		(34,286)
Increase in capital stock		100,000		—		—		—		—		100,000
Net income		—		—		—		—		59,731		59,731
Gain on valuation of available-for-sale securities, net of tax		—		28,516		—		—		—		28,516
Gain on valuation of cash flow hedge, net of tax		—		—		1,983		—		—		1,983
Remeasurements of net defined benefit liability, net of tax		—		—		—		6,458		—		6,458

December 31, 2013	￦	7,238,055	￦	54,157	￦	(1,227)	￦	4,827	￦	1,954,328	￦	9,250,140

January 1, 2014	￦	7,238,055	￦	54,157	￦	(1,227)	￦	4,827	￦	1,954,328	￦	9,250,140
Increase in capital stock		510,000		—		—		—		—		510,000
Net income		—		—		—		—		66,767		66,767
Gain on valuation of AFS securities, net of tax		—		62,119		—		—		—		62,119
Loss on valuation of cash flow hedge, net of tax		—		—		(835)		—		—		(835)
Remeasurements of net defined benefit liability, net of tax		—		—		—		(8,039)		—		(8,039)

December 31, 2014	￦	7,748,055	￦	116,276	￦	(2,062)	￦	(3,212)	￦	2,021,095	￦	9,880,152

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Korean won
	Year ended December 31, 2014		Year ended December 31, 2013
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	66,767	￦	59,731

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		26,388		13,582
Interest income		(1,688,814)		(1,698,284)
Interest expenses		1,294,395		1,335,696
Dividend income		(10,471)		(13,977)
Dividend income on associates and subsidiaries		(4,671)		(8,018)
Loss on trading securities		1,380		118
Loss on AFS securities		52,095		22,397
Transfer to derivatives’ credit risk provision		173		—
Loss on debenture redemption		40		13
Loss on foreign exchange transactions		720,132		797,244
Impairment loss on credit		651,503		622,596
Impairment loss on equity securities by the equity method		10		—
Loss on fair value hedged items		569,644		118,706
Depreciation and amortization		8,461		5,158
Loss on disposals of tangible, intangible and other assets		232		8
Impairment loss on tangible, intangible and other assets		—		786
Loss on valuation of derivative assets		1,394,573		1,944,354
Retirement benefits		10,501		10,325
Gain on trading securities		(20,354)		(7,065)
Gain on AFS securities		(5,733)		(22,008)
Net increase in reversal of derivatives’ credit risk provision		—		(3,797)
Profit on redemption		(7)		—
Gain on foreign exchange transactions		(2,330,064)		(2,100,814)
Gain on fair value hedged items		(153,194)		(776,597)
Gain on valuation of derivative assets		(327,409)		(283,310)
Gain on disposals of tangible assets, intangible assets and other assets		(99)		(73)
Changes in assets and liabilities resulting from operations:
Net decrease (increase) in due from financial institutions		(994,976)		286,404
Net increase in financial assets at fair value through profit or loss		(352,897)		(642,890)
Net decrease in hedging derivative assets		191,482		204,070
Net increase in loans		(9,022,430)		(6,837,028)
Net decrease (increase) in other assets		112,088		(129,749)
Net increase (decrease) in provisions		94,904		(5,144)
Payment of retirement benefits		(1,713)		(1,536)
Net decrease (increase) in other liabilities		1,533,496		(65,397)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Korean won
	Year ended December 31, 2014		Year ended December 31, 2013
	(In millions)
Net decrease (increase) in financial liabilities at fair value through profit or loss		(89,203)		23,114
Net decrease in hedging derivative liabilities		(591,103)		(498,713)
Payment of income tax		(121,838)		(121,369)
Interest income received		1,654,817		1,662,753
Interest expense paid		(1,092,513)		(1,335,698)
Dividend income received		15,142		21,995

Net cash used in operating activities		(8,409,266)		(7,422,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of AFS securities and held-to-maturity securities	￦	129,183	￦	115,197
Disposals of tangible assets		133		97
Disposals of intangible assets		—		204
Acquisitions of AFS securities and held-to-maturity securities		(389,050)		(221,551)
Acquisitions of equity securities by equity method		(30,000)		(10)
Acquisitions of tangible assets		(42,286)		(11,891)
Acquisitions of intangible assets		(4,211)		(4,885)

Net cash used in investing activities		(336,231)		(122,839)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		—		2,368
Increase in borrowings		13,122,194		8,964,764
Increase in debentures		20,498,688		19,124,877
Increase in capital stock		130,000		100,000
Decrease in borrowings		(8,812,856)		(6,061,396)
Decrease in debentures		(16,359,559)		(14,003,712)
Payment of dividends		—		(34,286)

Net cash provided by financing activities		8,578,467		8,092,615

NET INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS		(167,030)		547,359
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		1,432,027		848,451
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS		71,287		36,217

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 7)	￦	1,336,284	￦	1,432,027

(Concluded)

See accompanying notes to separate financial statements.

1. GENERAL:

(1) Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank” or the “Company”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2014, the Bank operates 10 domestic branches, 3 domestic offices, 4 overseas subsidiaries, and 18 overseas offices.

The Bank’s authorized capital is ￦15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦7,748,055 million as of December 31, 2014. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Development Bank hold 70.08%, 15.04%, and 14.88%, respectively, of the ownership of the Bank as of December 31, 2014.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund since June 1987 and the Inter-Korean Cooperation Fund since March 1991. The funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2014
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2014
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2014
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Finance	30,000,000	100.00	Dec. 31, 2014

(*)	This entity does not issue share certificates.

(Dec. 31, 2013)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Finance	20,000,000	100.00	Dec. 31, 2013
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Finance	—	100.00	Dec. 31, 2013
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Finance	442	85.00	Dec. 31, 2013
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Finance	30,000,000	100.00	Dec. 31, 2013

(*)	This entity does not issue share certificates.

2) Associates of the Bank as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2014
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.28	Sep. 30, 2014
Korea Marine Guarantee Incorporated Company	Korea	KRW	60,000 mil.	Financial service	5,999,999	49.99	Dec. 31, 2014
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW	1,319,150 mil.	Shipbuilding	93,294,100	70.71	Sep. 30, 2014
DAESUN Shipbuilding & Engineering Co, Ltd.	Korea	KRW	7,730 mil	Shipbuilding	1,040,000	67.27	Dec. 31, 2014

(Dec. 31, 2013)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW	860,000 mil.	Financial service	44,482,396	25.86	Dec. 31, 2013
Credit Guarantee and Investment Fund	Philippines	USD	700 mil.	Financial service	100,000,000	14.28	Sep. 30, 2013
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Korea	KRW	256,542 mil.	Shipbuilding	9,410,000	33.99	Sep. 30, 2013

2. FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES:

The Bank’s financial statements are prepared under International Financial Reporting Standards as adopted by Republic of Korea (“K-IFRS”).

The Company’s financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments based on the cost method or valuation methods in accordance with K-IFRS 1039 Financial Instruments.

(1) Basis of Preparation

Major accounting policies used for the preparation of the separate financial statements are stated below. These accounting policies have been applied consistently to the separate financial statements for the current period and accompanying comparative period.

The accompanying separate financial statements have been prepared on the historical cost basis except for certain non-current assets and financial instruments that are measured at revalued amounts or fair values. Historical cost is generally based on the fair value of the consideration given.

The Company maintains its official accounting records in Republic of Korean won (“Won”) and prepares separate financial statements in accordance with K-IFRS, in the Korean language (Hangul).

1) Accounting standards and interpretations that were newly applied for the year ended December 31, 2014, and changes in the Bank’s accounting policies are as follows:

Amendments to K-IFRS 1032—Financial Instruments: Presentation

The amendments to K-IFRS 1032 clarify the requirement for the offset presentation of financial assets and financial liabilities. That is, the right to offset must not be conditional on the occurrence of future events and can be exercised anytime during the contract periods. The right to offset is executable even in the case of default or insolvency. The adoption of the amendments has no significant impact on the Bank’s separate financial statements.

Amendments to K-IFRS 1036—Impairment of Assets

The amendments introduced disclosure requirements of recoverable amount when the recoverable amount of an asset or CGU is measured at fair value less costs of disposal. The application of these amendments has no impact on the disclosure in the Bank’s separate financial statements.

Amendments to K-IFRS 1039—Financial Instruments: Recognition and Measurement

The amendments allowed the Bank to use hedge accounting when, as a consequence of laws or regulations or the introduction of laws or regulations, the original counterparty to the hedging instrument is replaced by a central counterparty or an entity which is acting as counterparty in order to effect clearing by a central counterparty. The adoption of the amendments has no significant impact on the Bank’s separate financial statements.

Enactment of K-IFRS 2121—Levies

The enactment defines that the obligating event giving rise to the recognition of a liability to pay a levy is the activity that triggers the payment of the levy in accordance with the related legislation. The enactment has no significant impact on the Bank’s separate financial statements.

2) The Bank has not applied or adopted earlier the following new and revised K-IFRSs that have been issued, but are not yet effective:

Amendments to K-IFRS 1019—Employee Benefits

If the amount of the contributions is independent from the numbers of years of service, the Bank is permitted to recognize such contributions as a reduction in the service cost in the period in which the related service is rendered. The amendments are effective for the annual periods beginning on or after July 1, 2014.

Amendments to K-IFRS 1016—Property, plant and Equipment

The amendments to K-IFRS 1016 prohibit the Bank from using a revenue-based depreciation method for items of property, plant and equipment. The amendments are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1038 Intangible Assets

The amendments apply prospectively for annual periods beginning on or after January 1, 2016. The amendments to K-IFRS 38 do not allow presumption that revenue is not an appropriate basis for the amortization of an intangible assets, which the presumption can only be limited when the intangible asset expressed as a measure of revenue or when it can be demonstrated that revenue and consumption of the economic benefits of the intangible asset are highly correlated.

Amendments to K-IFRS 1111 Accounting for Acquisitions of Interests in Joint Operations

The amendments to K-IFRS 1111 provides guidance on how to account for the acquisition of joint operation that constitutes a business as defined in K-IFRS 1103 Business Combinations. A joint operator is also required to disclose the relevant information required by K-IFRS 1103 and other standards for business combinations. The amendments to K-IFRS 1111 are effective for the annual periods beginning on or after January 1, 2016.

Annual Improvements to K-IFRS 2010-2012 Cycle

The amendments to K-IFRS 1002 (i) changes the definitions of ‘vesting condition’ and ‘market condition’; and (ii) add definition for ‘performance condition’ and ‘service condition’ which were previously included within the definition of ‘vesting condition’. The amendments to K-IFRS 1103 clarify the classification and measurement of the contingent consideration in business combination. The amendments to K-IFRS 1108 clarify that a reconciliation of the total of the reportable segments’ assets should only be provided if the segment assets are regularly provided to the chief operating decision maker. The amendments are effective for the annual periods beginning on or after July 1, 2014.

Annual Improvements to K-IFRS 2011-2013 Cycle

The amendments to K-IFRS 1103 clarify the scope of the portfolio exception for measuring the fair values of the group of financial assets and financial liabilities on a net basis includes all contracts that are within the scope the standard does not apply to the accounting for the formation of all types of joint arrangement in the financial statements of the joint arrangement itself. The amendments to K-IFRS 1113 Fair values Measurements and K-IFRS 1040 Investment Properties exist and these amendments are effective to the annual periods beginning on or after July 1, 2014

Amendments to K-IFRS 1027 Separate Financial Statements

The amendments to K-IFRS 1027 allows the Bank to account for investments in subsidiaries, joint ventures, and associates either at cost, in accordance with K-IFRS 1028 investments in associates and joint ventures, or K-IFRS 1039 Financial Instruments: Recognition and Measurement in the Bank’s separate financial statements. The amendments are effective for the annual periods beginning on or after January 1, 2016

The Bank does not anticipate that the application of these new and revised K-IFRSs that have been issued but are not yet effective will have any material impact on the Bank’s separate financial statements and disclosures.

(2) Functional Currency

Items included in the separate financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

(3) Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

1) Significant Estimates and Assumptions

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

① Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments, which are not actively traded in the market and with less transparent market price, will have less objective fair value and require broad judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

② Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank determines and recognizes allowances for loan losses through impairment testing and recognizes provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments. The amount of provisions of credit losses is determined by the methodology and assumptions used for estimating expected cash flows of the borrower for allowances on individual loans and collectively assessing allowances for groups of loans, guarantees and unused loan commitments.

③ Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

2) Critical judgments in applying the accounting policies

Critical judgments in applying the accounting policies that have significant impact on the amount recognized in the separate financial statements are as follows:

Impairment of AFS equity investments

As described in the significant accounting policies in ‘Impairment of Financial Assets’, when there is significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that AFS equity investments are impaired.

Accordingly, the Bank considers the decline in the fair value of over 30% against the original cost as “significant decline” and a six-month continuous decline in the market price for marketable equity instrument as “prolonged decline”.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1) General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below. These policies are consistently applied to previous periods presented, unless otherwise stated.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Recognition and Measurement of Financial Instruments

1) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by market regulation or practice) is recognized using trade date accounting.

The Bank classifies the financial assets as financial assets at FVTPL, held-to-maturity investments, AFS financial assets, loans, receivables and financial liabilities as financial liabilities at FVTPL and other financial liabilities as the nature and holding purpose of financial instrument at initial recognition in the purpose of financial reporting.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The fair value of a financial instrument on initial recognition is normally the transaction price (that is, the fair value of the consideration given or received).

2) Subsequent measurement

After initial recognition, financial instruments are measured at one of the following based on classification at initial recognition.

① Amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition and adjusted to reflect minus the principal repayments, plus or minus the cumulative amortization using the effective interest method (as defined below) and minus any reduction (directly or through the use of an allowances account) for impairment or bad debt expenses.

② Fair value

The Bank primarily uses fair values for the measurement of financial instruments. Fair values are the published price quotations in an active market and are based on the market prices or the dealer price quotations of financial instruments traded in an active market where available

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. However for these more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally recognized as standard within the industry, or the value measured by the independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to measure fair value on certain assumptions.

Also, the Bank classified measurements of fair value recognized in the financial statements into the following hierarchy.

• Level 1:	Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

• Level 2:	Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

• Level 3:	Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value measurement is categorized in its entirety in the level of the lowest-level input that is significant to the entire measurement. For this purpose, input that is significant is estimated by the entire measurement.

On the other hand, the fair value hierarchy of foreign currency financial instruments is not affected by fluctuation of foreign exchange rate.

Unobservable inputs are used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for significant adjustments. In this situation, the measurement is regarded as Level 3.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. These factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with accepted economic methodologies for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests it for validity using prices from any observable current market transactions in the same instrument or based on any available observable market data.

3) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the separate statement of financial position. The following is criteria for removal;

☐ Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred or the financial assets have been neither transferred nor retained substantially all the risks, rewards of ownership and control. Therefore, if the Bank neither transfers nor retains substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

☐ Derecognition of financial liabilities

Financial liabilities are derecognized from the separate statement of financial position when the obligation specified in contract is discharged, cancelled or expires.

4) Offsetting

Financial assets and financial liabilities are offset and the net amounts are presented in the separate statement of financial position when, and only when, the Bank currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(4) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(5) Financial assets at FVTPL

This category comprises two sub-categories: financial assets classified as held for trading and financial assets designated by the Bank as at FVTPL upon initial recognition.

A non-derivative financial asset is classified as held for trading if either

•	It is acquired for the purpose of selling it in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking

The Bank may designate certain financial assets, other than held for trading, upon initial recognition as at FVTPL when one of the following conditions is met:

•

It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases

•

A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the group is provided internally on that basis to the Bank’s key management personnel.

•

A contract contains one or more embedded derivatives may designate the entire hybrid (combined) contract as a financial asset at FVTPL if allowed according to K-IFRS No. 1039, Financial Instruments: Recognition and measurement.

After initial recognition, a financial asset at FVTPL is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at FVTPL are recognized in the statement of comprehensive income as net gains on financial instruments at FVTPL.

(6) Financial Investments

AFS and held-to-maturity financial assets are presented as financial investments.

☐ Available-For-Sale (“AFS”) financial assets

Profit or loss of financial assets classified as AFS, except for impairment loss and foreign exchange gains and losses, is recognized as other comprehensive income, and cumulative profit or loss is reclassified from equity to current profit or loss at the derecognition of financial asset and it is recognized as part of other operating profit or loss in the separate statements of comprehensive income.

However, interest income measured using effective interest rate is recognized in current profit or loss, and dividends of financial assets classified as AFS are recognized when the right to receive payment is established.

AFS financial assets denominated in foreign currencies are translated at the closing rate.

For such a financial asset, exchange differences resulting from changes in amortized cost are recognized in profit or loss as part of other operating income and expenses. For AFS equity instruments that are not monetary items for example, equity instruments, the gains or losses that are recognized in other comprehensive income includes any related foreign exchange component

☐ Held-to-maturity financial assets

Held-to-maturity financial assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Bank’s management has the positive intention and ability to hold to maturity. Held-to-maturity financial assets are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest rate.

(7) Loans

Non-derivative financial assets are classified as loans if these are not quoted in an active market and payments are fixed or determinable. After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

(8) Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. However, losses expected as a result of future events, no matter how likely, are not recognized. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss by category of financial assets.

1) Loans

If there is objective evidence that an impairment loss on loans carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the loan’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the loan’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for loans that are individually significant (individual evaluation of impairment), and individually or collectively for loans that are not individually significant.

If the Bank determines that no objective evidence of impairment exists for an individually assessed loan, whether significant or not, it includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (collective evaluation of impairment).

☐ Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of borrower and fair value less cost to sell of any collateral held and the timing of anticipated receipts.

☐ Collective assessment of impairment

The methodology based on historical loss experience is used to estimate inherent incurred loss on groups of loans for collective evaluation of impairment. Such methodology incorporates factors such as type of product and borrowers, credit rating, portfolio size, loss emergence period, recovery period and applies probability of default (PD) on each loan (or pool of loans) and loss given default (LGD) by type of collateral. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on the basis of historical loss experience and current condition. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

2) Available-For-Sale (“AFS”) financial assets

When a decline in the fair value of an AFS financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of an AFS debt instrument classified as increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss as part of other operating income and expenses. However, impairment losses recognized in profit or loss for an AFS equity instrument classified as available for sale are not reversed through profit or loss.

3) Held-to-maturity financial assets.

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. Impairment loss of held-to-maturity financial assets is directly deducted from the carrying amount. The amount of the loss is recognized in profit or loss as part of other operating income and expenses. In case of financial asset classified as held-to-maturity, if, in a subsequent period, the amount of the impairment loss is decreased and objectively related to the event occurring after the impairment is recognized, the previously recognized impairment loss is reversed to the extent of amortized cost at the date of recovery. The amount of reversal is recognized in profit or loss as part of other operating income and expenses in the separate statement of comprehensive income.

(9) Derivatives

The Bank enters into numerous numbers of derivatives such as currency forward, interest rate swaps, currency swaps and others for trading purpose or to manage its exposures to fluctuations in interest rates and currency exchange and others. These derivatives are presented as financial assets and liabilities at FVTPL and derivatives for hedging in accordance with purpose and subsequent measurement.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Bank designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or firm contracts (fair value hedge).

At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Bank’s risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk.

1) Derivative for trading

All derivatives, except for derivatives that are designated and qualify for hedge accounting are classified as financial instruments held for trading and measured at fair value. Gains or losses arising from a change in fair value are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

2) Derivative financial instruments for hedging

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the comprehensive income statement relating to the hedged item in the income statement.

Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is fully amortized to profit or loss by the maturity of the financial instrument in the separate statements of comprehensive income.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is recognized in the line of the separate statements of comprehensive income relating to the hedged item.

3) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. Gains or losses arising from a change in the fair value of embedded derivative separated from host contract are recognized in profit or loss as part of net gains on financial instruments at FVTPL.

4) Day one profit and loss

If the Bank uses a valuation technique that incorporates data not obtained from observable markets for the fair value at initial recognition of financial instruments, there may be a difference between the transaction price and the amount determined using that valuation technique. In these circumstances, the fair value of financial instruments is recognized as the transaction price and the difference is amortized by using straight-line method over the life of the financial instruments. If the fair value of the financial instruments is determined using observable market inputs, the remaining deferred amount is recognized in profit or loss.

(10) Tangible assets.

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(11) Intangible assets.

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development fees	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(12) Impairment of non-financial assets.

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(13) Financial liabilities at fair value through profit or loss (“FVTPL”).

Financial liabilities at FVTPL include short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the expense related issue is recognized in current profit or loss.

(14) Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(15) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1018. ‘Revenue’

(16) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(17) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(18) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

☐ Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

☐ Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

☐ Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(19) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(20) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

All post-employment benefits, other than defined contribution plans, are classified as defined benefit plans. The amount recognized as a defined benefit liability is the present value of the defined benefit obligation less the fair value of plan assets at the end of the reporting period.

The present value of defined benefit obligation is calculated annually by independent actuaries using the Projected Unit Credit method. Actuarial gains and losses recognized are immediately recognized in other comprehensive income (loss) and not reclassified to profit or loss in a subsequent period.

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(21) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax.

1) Current tax.

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

4. RISK MANAGEMENT:

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment, and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The Note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk, and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and present it in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2014 and 2013 is as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Cash and due from financial institutions	￦	3,113,988	￦	2,214,755
Financial assets at FVTPL		56,780		154,847
Hedging derivative assets		288,424		378,324
Loans (*1)		62,875,314		53,400,754
Financial investments (*2)		485,263		202,457
Other financial assets		808,893		833,334
Acceptances and guarantee contracts		61,372,941		53,696,431
Commitments (*3)		28,415,294		26,689,629

	￦	157,416,897	￦	137,570,531

(*1)	Loans exclude loans valuation adjusted related to evaluation of fair value hedging.
(*2)	Financial investments exclude AFS securities valuation adjustment related to fair value hedging which is included in AFS securities in foreign currency in Note 9
(*3)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 37.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and present them in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (“FSS”) and others under approval of Loan Management Committee.

Loans are categorized as follows (Korean won in millions):

(Dec. 31, 2014)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	336,607	￦	59,765,067	￦	60,101,674	94.97
Past due		—		9,117		9,117	0.01
Impairment		3,019,923		156,301		3,176,224	5.02

Subtotal		3,356,530		59,930,485		63,287,015	100.00

Net deferred origination fees and costs:
Normal
Not past due		(66)		(411,314)		(411,380)	99.92
Past due		—		—		—	—
Impairment		(533)		212		(321)	0.08

Subtotal		(599)		(411,102)		(411,701)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		336,541		59,353,753		59,690,294	94.94
Past due		—		9,117		9,117	0.01
Impairment		3,019,390		156,513		3,175,903	5.05

Subtotal		3,355,931		59,519,383		62,875,314	100.00

Allowances:
Normal
Not past due		(45,400)		(213,680)		(259,080)	14.29
Percentage (%)		13.49		0.36		0.43
Past due		—		(231)		(231)	0.01
Percentage (%)		—		2.53		2.53
Impairment		(1,427,631)		(126,691)		(1,554,322)	85.70
Percentage (%)		47.28		80.95		48.94

Subtotal		(1,473,031)		(340,602)		(1,813,633)	100.00

Percentage (%)		43.89		0.57		2.88
Carrying amounts:
Normal
Not past due		291,141		59,140,073		59,431,214	97.33
Past due		—		8,886		8,886	0.01
Impairment		1,591,759		29,822		1,621,581	2.66

Total	￦	1,882,900	￦	59,178,781	￦	61,061,681	100.00

(Dec. 31, 2013)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	238,849	￦	49,760,718	￦	49,999,567	92.92
Past due		—		178,125		178,125	0.33
Impairment		3,494,025		137,653		3,631,678	6.75

Subtotal		3,732,874		50,076,496		53,809,370	100.00

Net deferred origination fees and costs:
Normal
Not past due		(9)		(405,581)		(405,590)	99.26
Past due		—		(2,505)		(2,505)	0.61
Impairment		(736)		215		(521)	0.13

Subtotal		(745)		(407,871)		(408,616)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		238,840		49,355,137		49,593,977	92.87
Past due		—		175,620		175,620	0.33
Impairment		3,493,289		137,868		3,631,157	6.80

Subtotal		3,732,129		49,668,625		53,400,754	100.00

Allowances:
Normal
Not past due		(26,274)		(177,151)		(203,425)	8.54
Percentage (%)		11.00		0.36		0.41
Past due		—		(6,858)		(6,858)	0.29
Percentage (%)		—		3.91		3.91
Impairment		(2,073,009)		(99,008)		(2,172,017)	91.17
Percentage (%)		59.34		71.81		59.82

Subtotal		(2,099,283)		(283,017)		(2,382,300)	100.00

Percentage (%)		56.25		0.57		4.46
Carrying amounts:
Normal
Not past due		212,566		49,177,986		49,390,552	96.81
Past due		—		168,762		168,762	0.33
Impairment		1,420,280		38,860		1,459,140	2.86

Total	￦	1,632,846	￦	49,385,608	￦	51,018,454	100.00

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ￦96,872 million and ￦151,420 million, as of December 31, 2014 and 2013, respectively.

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Best	￦	1,846,664	￦	5,101,792	￦	851,387	￦	7,799,843	12.98	￦	(16,184)	￦	(3,970)	￦	7,779,689
Outstanding		4,784,149		30,876,637		4,664,070		40,324,856	67.09		(363,821)		(71,738)		39,889,297
Good		3,484,579		7,305,159		843,888		11,633,626	19.36		(29,158)		(137,731)		11,466,737
Below normal		160,550		182,799		—		343,349	0.57		(2,217)		(45,641)		295,491

	￦	10,275,942	￦	43,466,387	￦	6,359,345	￦	60,101,674	100.00	￦	(411,380)	￦	(259,080)	￦	59,431,214

(Dec. 31, 2013)

	Loans
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees and costs		Allowances		Carrying amount
Best	￦	1,910,299	￦	4,608,138	￦	626,135	￦	7,144,572	14.29	￦	(19,487)	￦	(3,484)	￦	7,121,601
Outstanding		4,973,463		24,306,098		3,822,284		33,101,845	66.20		(353,715)		(85,553)		32,662,577
Good		3,155,001		5,251,526		1,230,953		9,637,480	19.28		(32,379)		(100,595)		9,504,506
Below normal		109,039		6,631		—		115,670	0.23		(9)		(13,793)		101,868

	￦	10,147,802	￦	34,172,393	￦	5,679,372	￦	49,999,567	100.00	￦	(405,590)	￦	(203,425)	￦	49,390,552

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	—	￦	—	￦	—	￦	—	—	￦	—	￦	—	￦	—
Within two months		174		—		—		174	1.91		—		(6)		168
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		8,943		8,943	98.09		—		(225)		8,718

	￦	174	￦	—	￦	8,943	￦	9,117	100.00	￦	—	￦	(231)	￦	8,886

(Dec. 31, 2013)

	Loans									Deferred loan origination fees and costs
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)			Allowances		Carrying amount
Within one months	￦	1,192	￦	—	￦	—	￦	1,192	0.67	￦	—	￦	(43)	￦	1,149
Within two months		—		159,632		—		159,632	89.62		(2,505)		(6,338)		150,789
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		17,301		17,301	9.71		—		(477)		16,824

	￦	1,192	￦	159,632	￦	17,301	￦	178,125	100.00	￦	(2,505)	￦	(6,858)	￦	168,762

3) Loans assessed for impairment on individual basis

Loans assessed for impairment on individual basis by country and industry of the Bank’s counterparties, as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,711,444	￦	19,055	￦	2,730,499	￦	(1,232,319)	￦	(19,055)	￦	(1,251,374)	45.45	100.00	45.83
Transportation		10,233		—		10,233		—		—		—	—	—	—
Construction		278,658		—		278,658		(176,257)		—		(176,257)	63.25	—	63.25

	￦	3,000,335	￦	19,055	￦	3,019,390	￦	(1,408,576)	￦	(19,055)	￦	(1,427,631)	46.95	100.00	47.28

(Dec. 31, 2013)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,268,557	￦	23,016	￦	3,291,573	￦	(1,971,741)	￦	(23,016)	￦	(1,994,757)	60.32	100.00	60.60
Construction		201,716		—		201,716		(78,252)		—		(78,252)	38.79	—	38.79

	￦	3,470,273	￦	23,016	￦	3,493,289	￦	(2,049,993)	￦	(23,016)	￦	(2,073,009)	59.07	100.00	59.34

(5) Credit quality of securities (debt securities)

1) Securities (debt securities) exposed to credit risk as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Securities that are neither past due nor impaired	￦	485,263	￦	202,457

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	446,364	￦	—	￦	—	￦	—	￦	—	￦	446,364
Held-to-maturity financial assets		38,899		—		—		—		—		38,899

	￦	485,263	￦	—	￦	—	￦	—	￦	—	￦	485,263

(Dec. 31, 2013)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	158,810	￦	—	￦	—	￦	—	￦	—	￦	158,810
Held-to-maturity financial assets		43,647		—		—		—		—		43,647

	￦	202,457	￦	—	￦	—	￦	—	￦	—	￦	202,457

(*1)	Credit quality is classified based on internal credit quality grade as below.

Credit rating
Grade 1	AAA~BBB
Grade 2	BBB-~BB
Grade 3	BB-~B
Grade 4	B-~C
Grade 5	D

(6) Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ￦96,872 million and ￦151,420 million, as of December 31, 2014 and 2013, respectively.

1) Loans by country where the credit risk belongs to as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,175,790	￦	10,175,702	￦	834,636	￦	24,186,128	38.22	￦	(420)	￦	(1,633,497)
China		7,239		2,705,889		600,114		3,313,242	5.24		(932)		(38,754)
Saudi Arabia		—		2,981,097		146		2,981,243	4.71		(59,163)		(7,275)
India		—		1,841,568		22,608		1,864,176	2.95		(46,870)		(2,714)
Iran		—		84,287		8,943		93,230	0.15		(3,475)		(670)
Indonesia		—		2,900,654		4,966		2,905,620	4.59		(86,830)		(6,485)
Vietnam		—		2,347,637		13,215		2,360,852	3.73		(27,574)		(12,462)
Others		—		5,935,059		4,205,485		10,140,544	16.02		(42,376)		(27,432)

		13,183,029		28,971,893		5,690,113		47,845,035	75.61		(267,640)		(1,729,289)

Europe:
Russia		—		1,092,912		98,635		1,191,547	1.88		—		(20,898)
England		—		382,877		430,336		813,213	1.28		(1,186)		(284)
Belgium		—		60,410		33,909		94,319	0.15		(182)		(933)
France		—		339,852		3,317		343,169	0.54		(5,902)		(24)
Cyprus		—		73,022		—		73,022	0.12		(4,007)		—
Netherlands		—		131,111		50,864		181,975	0.29		(1,419)		(221)
Malta		—		192,224		—		192,224	0.30		(2,442)		—
Others		2,224		2,993,275		66,428		3,061,927	4.84		(50,043)		(20,531)

		2,224		5,265,683		683,489		5,951,396	9.40		(65,181)		(42,891)

America:
Panama		—		1,982,012		—		1,982,012	3.13		(8,430)		(3,712)
United States		—		1,144,175		107,281		1,251,456	1.98		(17,733)		(6,209)
The British Virgin Islands		—		657,521		—		657,521	1.04		(3,160)		(557)
Mexico		—		574,795		—		574,795	0.91		(8,208)		(5,577)
Bermuda		—		535,077		—		535,077	0.85		(10,509)		(75)
Others		—		957,904		5,221		963,125	1.50		(3,453)		(3,163)

		—		5,851,484		112,502		5,963,986	9.41		(51,493)		(19,293)

Africa:
Marshall Islands		—		2,294,266		—		2,294,266	3.63		(6,394)		(436)
Liberia		—		377,121		—		377,121	0.60		(3,998)		(18,511)
Madagascar		—		426,191		—		426,191	0.67		(2,678)		(1,646)
Others		—		427,770		1,250		429,020	0.68		(14,317)		(1,567)

		—		3,525,348		1,250		3,526,598	5.58		(27,387)		(22,160)

	￦	13,185,253	￦	43,614,408	￦	6,487,354	￦	63,287,015	100.00	￦	(411,701)	￦	(1,813,633)

(Dec. 31, 2013)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,575,026	￦	8,140,030	￦	1,679,287	￦	23,394,343	43.47	￦	(6,240)	￦	(2,215,922)
China		7,239		2,479,513		391,807		2,878,559	5.35		(1,149)		(37,439)
Saudi Arabia		—		2,186,611		28,338		2,214,949	4.12		(69,453)		(7,216)
India		—		1,284,377		18,428		1,302,805	2.42		(22,150)		(2,432)
Iran		—		114,612		17,302		131,914	0.25		(4,821)		(1,139)
Indonesia		—		2,488,525		8,671		2,497,196	4.64		(61,247)		(5,113)
Vietnam		—		1,429,477		84,872		1,514,349	2.81		(22,238)		(5,385)
Others		—		3,899,487		3,041,113		6,940,600	12.90		(58,430)		(24,563)

		13,582,265		22,022,632		5,269,818		40,874,715	75.96		(245,728)		(2,299,209)

Europe:
Russia		—		922,692		193,712		1,116,404	2.07		(1)		(29,346)
England		—		389,849		2,023		391,872	0.73		(1,920)		(426)
Belgium		—		76,711		7,391		84,102	0.16		(256)		(28)
France		—		383,032		13,613		396,645	0.74		(7,102)		(693)
Cyprus		—		92,920		—		92,920	0.17		(1,625)		—
Netherlands		—		211,258		—		211,258	0.39		(1,623)		(410)
Malta		—		195,230		—		195,230	0.36		(2,931)		(47)
Others		2,223		2,166,627		157,287		2,326,137	4.32		(57,935)		(19,586)

		2,223		4,438,319		374,026		4,814,568	8.94		(73,393)		(50,536)

America:
Panama		—		1,735,488		—		1,735,488	3.23		(6,009)		(2,362)
United States		—		1,385,976		87,326		1,473,302	2.74		(19,850)		(9,402)
The British Virgin Islands		—		560,604		—		560,604	1.04		(4,384)		(705)
Mexico		—		487,905		—		487,905	0.91		(8,658)		(4,990)
Bermuda		—		115,731		—		115,731	0.22		(5,726)		—
Others		—		962,466		—		962,466	1.79		(3,156)		(3,819)

		—		5,248,170		87,326		5,335,496	9.93		(47,783)		(21,278)

Africa:
Marshall Islands		—		1,659,543		—		1,659,543	3.08		(19,424)		(1,741)
Liberia		—		417,565		277		417,842	0.78		(4,755)		(6,823)
Madagascar		—		452,240		—		452,240	0.84		(2,960)		(1,702)
Others		—		252,189		2,777		254,966	0.47		(14,573)		(1,011)

		—		2,781,537		3,054		2,784,591	5.17		(41,712)		(11,277)

	￦	13,584,488	￦	34,490,658	￦	5,734,224	￦	53,809,370	100.00	￦	(408,616)	￦	(2,382,300)

2) Loans by industry as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	10,298,585	￦	22,253,694	￦	467,030	￦	33,019,309	52.17	￦	(144,237)	￦	(1,520,018)
Transportation		189,080		7,196,184		—		7,385,264	11.67		(54,801)		(40,092)
Financial institutions		165,000		3,606,430		5,872,482		9,643,912	15.24		(7,657)		(21,648)
Wholesale and retail		679,773		1,365,503		60,475		2,105,751	3.33		2,888		(12,868)
Real estate		—		363,744		—		363,744	0.57		(2,313)		(386)
Construction		1,633,308		1,810,385		26,210		3,469,903	5.48		(5,092)		(189,163)
Public sector and others		219,507		7,018,468		61,157		7,299,132	11.54		(200,489)		(29,458)

	￦	13,185,253	￦	43,614,408	￦	6,487,354	￦	63,287,015	100.00	￦	(411,701)	￦	(1,813,633)

(Dec. 31, 2013)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	9,886,878	￦	17,610,649	￦	314,040	￦	27,811,567	51.69	￦	(181,551)	￦	(2,189,124)
Transportation		188,150		5,497,257		—		5,685,407	10.56		(70,332)		(26,915)
Financial institutions		165,000		3,177,503		5,254,700		8,597,203	15.98		(6,510)		(28,251)
Wholesale and retail		877,781		1,415,308		99,488		2,392,577	4.44		(1,675)		(13,134)
Real estate		—		121,887		—		121,887	0.23		(150)		(267)
Construction		2,102,888		1,749,992		32,997		3,885,877	7.22		(5,424)		(89,544)
Public sector and others		363,791		4,918,062		32,999		5,314,852	9.88		(142,974)		(35,065)

	￦	13,584,488	￦	34,490,658	￦	5,734,224	￦	53,809,370	100.00	￦	(408,616)	￦	(2,382,300)

3) Concentration of credit risk of securities (debt securities) by industry as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014			Dec. 31, 2013
	Amount		Ratio (%)	Amount		Ratio (%)
AFS financial assets
Government and government sponsored institutions	￦	82,952	18.58	￦	70,387	44.32
Banking and insurance		311,862	69.87		77,901	49.05
Others		51,550	11.55		10,522	6.63

Subtotal		446,364	100.00		158,810	100.00

Held-to-maturity financial assets
Government and government sponsored institutions		11,016	28.32		16,140	36.98
Banking and insurance		27,883	71.68		27,507	63.02

Subtotal		38,899	100.00		43,647	100.00

Total	￦	485,263		￦	202,457

4) Concentration of credit risk of securities (debt securities) by country as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014			Dec. 31, 2013
	Amount		Ratio (%)	Amount		Ratio (%)
AFS financial assets
Korea	￦	227,585	50.99	￦	119,693	75.37
Others		218,779	49.01		39,117	24.63

Subtotal		446,364	100.00		158,810	100.00

Held-to-maturity financial assets
Korea		—	—		5,299	12.14
Others		38,899	100.00		38,348	87.86

Subtotal		38,899	100.00		43,647	100.00

Total	￦	485,263		￦	202,457

5) Credit enhancement and its financial effect as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	62,875,314	￦	61,372,941	￦	28,415,294	￦	152,663,549	100.00

Credit enhancement:
Deposits and savings		75,700		86,025		—		161,725	0.11
Export guarantee insurance		117,296		2,309,306		—		2,426,602	1.59
Guarantee		984,943		1,389,185		844,169		3,218,297	2.11
Securities		212,006		189,280		19,172		420,458	0.28
Real estate		1,107,765		50,390		45,990		1,204,145	0.79
Ships		749,069		181,253		172,598		1,102,920	0.72
Others		785,911		—		351,198		1,137,109	0.74

Subtotal		4,032,690		4,205,439		1,433,127		9,671,256	6.34

Exposure to credit risk after deducting credit enhancement	￦	58,842,624	￦	57,167,502	￦	26,982,167	￦	142,992,293	93.66

(*1) Loans exclude loans valuation adjusted related to evaluation of fair value hedging

(Dec. 31, 2013)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	53,400,754	￦	53,696,431	￦	26,689,629	￦	133,786,814	100.00

Credit enhancement:
Deposits and savings		89,353		31,091		670		121,114	0.09
Export guarantee insurance		324,241		1,680,783		—		2,005,024	1.50
Guarantee		548,784		634,791		37,389		1,220,964	0.91
Securities		127,885		20,105		4,432		152,422	0.11
Real estate		1,091,594		152,358		48,114		1,292,066	0.97
Ships		3,899,607		—		—		3,899,607	2.91
Others		676,343		1,702,389		54,734		2,433,466	1.83

Subtotal		6,757,807		4,221,517		145,339		11,124,663	8.32

Exposure to credit risk after deducting credit enhancement	￦	46,642,947	￦	49,474,914	￦	26,544,290	￦	122,662,151	91.68

(*1) Loans exclude loans valuation adjusted related to evaluation of fair value hedging

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities, and off-balance sheet items such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

① Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

② Liquidity risk reflects financing plans and fund using plans and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

③ The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5) Analysis on remaining contractual maturity of financial assets and liabilities

Remaining contractual maturity and amount of financial assets and liabilities as of December 31, 2014 and 2013 is as follows (Korean won in millions):

(Dec. 31, 2014)

	On demand		Within 1 month		1 to 3 months		3 to 6 Months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	830,674	￦	279,906	￦	231,044	￦	60,485	￦	52,005	￦	1,661,796	￦	—	￦	3,115,910
Financial assets at FVTPL		1,197,499		—		—		—		—		—		—		1,197,499
Hedging derivative assets		—		503		467		—		15,086		103,983		168,385		288,424
Loans		12,199		7,931,753		6,013,001		10,114,231		7,784,273		21,786,151		15,382,784		69,024,392
AFS financial assets		4,339,990		1,262		1,419		31,766		62,004		283,619		101,805		4,821,865
Held-to-maturity financial assets		—		—		22,527		392		16,879		—		—		39,789
Other financial assets		—		498,998		—		—		230,513		33,423		165,048		927,982

	￦	6,380,362	￦	8,712,422	￦	6,268,458	￦	10,206,874	￦	8,160,760	￦	23,868,972	￦	15,818,022	￦	79,415,870

Financial liabilities:
Financial liabilities at FVTPL	￦	489,069	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	489,069
Hedging derivative liabilities		—		60,613		258,861		103,780		198,459		1,109,788		251,955		1,983,456
Borrowings		—		682,671		773,143		3,134,883		1,263,810		2,738,181		1,663,722		10,256,410
Debentures		—		2,560,097		3,638,227		3,078,023		6,964,062		22,161,849		14,326,752		52,729,010
Other financial liabilities		—		2,570,426		—		—		—		—		108		2,570,534

	￦	489,069	￦	5,873,807	￦	4,670,231	￦	6,316,686	￦	8,426,331	￦	26,009,818	￦	16,242,537	￦	68,028,479

Off-balance sheet items (*1):
Commitments	￦	28,415,294	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	28,415,294
Financial guarantee contracts		8,830,564		—		—		—		—		—		—		8,830,564

	￦	37,245,858	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	37,245,858

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

(Dec. 31, 2013)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	1,693,695	￦	215,731	￦	276,341	￦	—	￦	30,638	￦	—	￦	—	￦	2,216,406
Financial assets at FVTPL		855,248		—		—		—		—		—		—		855,248
Hedging derivative Assets		—		5,151		2,246		9,634		7,089		310,529		43,675		378,324
Loans		—		6,803,797		5,620,018		9,239,506		7,080,021		17,289,037		12,246,168		58,278,547
AFS financial assets		4,014,264		678		1,163		42,357		63,787		62,000		20,385		4,204,634
Held-to-maturity financial assets		—		5,488		521		376		897		38,208		—		45,490
Other financial assets		—		803,226		—		—		—		44,213		199		847,638

	￦	6,563,207	￦	7,834,071	￦	5,900,289	￦	9,291,873	￦	7,182,432	￦	17,743,987	￦	12,310,427	￦	66,826,286

Financial liabilities:
Financial liabilities at FVTPL	￦	212,888	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	212,888
Hedging derivative liabilities		—		—		62,406		253,527		70,106		1,084,141		329,533		1,799,713
Borrowings		—		1,441,801		281,050		1,297,452		921,863		1,614,582		—		5,556,748
Debentures		—		2,983,389		4,114,891		2,782,075		3,715,001		23,653,549		10,491,755		47,740,660
Other financial liabilities		—		940,450		—		—		—		—		107		940,557

	￦	212,888	￦	5,365,640	￦	4,458,347	￦	4,333,054	￦	4,706,970	￦	26,352,272	￦	10,821,395	￦	56,250,566

Off-balance sheet items (*1):
Commitments	￦	26,689,629	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	26,689,629
Financial guarantee contracts		6,117,175		—		—		—		—		—		—		6,117,175

	￦	32,806,804	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	32,806,804

(*1)	Guarantees and loan commitments and other credit facilities provided by the Bank have maturities. However, if the counterparty requests the payment immediately, the payment must be fulfilled.

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (VaR) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional but possible events for evaluating latent weakness. The analysis is used for important decision making such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the Board of Directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

3) Measurement method

① VaR (Value at Risk)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of foreign exchange VaR as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014								Dec. 31, 2013
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	124,101	￦	52,367	￦	193,054	￦	122,907	￦	226,924	￦	15,832	￦	548,360	￦	186,107

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

① VaR (Value at Risk)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

② Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and also uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

③ Results of measurement

Results of interest rate VaR as of December 31, 2014 and 2013 is as follows (Korean won in millions):

	Dec. 31, 2014								Dec. 31, 2013
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	40,828	￦	5,613	￦	159,309	￦	24,663	￦	67,174	￦	3,551	￦	117,626	￦	117,626

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in Bank for International Settlements (“BIS”). According to the standard, domestic banks should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1) Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

2) Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

The Consolidated Entity’s BIS capital ratio on consolidated basis as of December 31, 2014 and 2013, are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Core capital	￦	9,320,842	￦	8,723,869
Supplementary capital		1,222,932		1,031,297

Total	￦	10,543,775	￦	9,755,166

Risk-weighted assets	￦	100,444,378	￦	84,116,848
Capital ratio		10.50%		11.60%

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of December 31, 2014 and 2013 are as follows (Korean won in millions):

		Dec. 31, 2014				Dec. 31, 2013
	Classification	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	3,113,988	￦	3,114,046	￦	2,214,755	￦	2,214,745
Financial assets at FVTPL	Recurring		1,197,499		1,197,499		855,248		855,248
Hedging derivative assets	Recurring		288,424		288,424		378,324		378,324
Loans	Non-recurring		61,158,553		62,154,900		51,169,874		51,959,935
AFS financial assets	Recurring		4,752,625		4,752,625		4,030,332		4,030,332
Held-to-maturity financial assets	Non-recurring		38,899		38,985		43,647		44,942
Other financial assets	Non-recurring		808,893		808,893		833,334		833,334

		￦	71,358,881	￦	72,355,372	￦	59,525,514	￦	60,316,860

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	489,069	￦	489,069	￦	212,888	￦	212,888
Hedging derivative liabilities	Recurring		1,983,456		1,983,456		1,799,713		1,799,713
Borrowings	Non-recurring		10,018,281		10,064,196		5,488,545		5,492,439
Debentures	Non-recurring		47,291,703		48,661,241		42,709,823		42,573,323
Other financial liabilities	Non-recurring		2,570,535		2,570,535		940,557		940,557

		￦	62,353,044	￦	63,768,497	￦	51,151,526	￦	51,018,920

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. Carrying amounts of these deposits are regarded as the nearest amounts of fair values. Fair values of other deposits are determined by discounted cash flow model (“DCF model”).

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows by contractual cash flows with prepayment rate taken into account by appropriate discount rate.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivatives

For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined using valuation techniques. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

The adjustment for credit risk is reflected in cash flow, and the bank’s credit risk are considered in the discount rate

Borrowings

Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities which are not measured at fair value as of December 31, 2014 and 2013, is as follows (Korean won in millions):

(Dec. 31, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	1,336,284	￦	—	￦	1,777,762	￦	3,114,046
Loans		—		—		62,154,900		62,154,900
Held-to-maturity financial assets		—		38,985		—		38,985
Other financial assets		—		—		808,893		808,893

	￦	1,336,284	￦	38,985	￦	64,741,555	￦	66,116,824

Financial liabilities:
Borrowings	￦	—	￦	10,064,196	￦	—	￦	10,064,196
Debentures		—		48,661,241		—		48,661,241
Other financial liabilities		—		—		2,570,535		2,570,535

	￦	—	￦	58,725,437	￦	2,570,535	￦	61,295,972

(Dec. 31, 2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	￦	1,432,027	￦	—	￦	782,718	￦	2,214,745
Loans		—		—		51,959,935		51,959,935
Held-to-maturity financial assets		—		44,942		—		44,942
Other financial assets		—		—		833,334		833,334

	￦	1,432,027	￦	44,942	￦	53,575,987	￦	55,052,956

Financial liabilities:
Borrowings	￦	—	￦	5,492,439	￦	—	￦	5,492,439
Debentures		—		42,573,323		—		42,573,323
Other financial liabilities		—		—		940,557		940,557

	￦	—	￦	48,065,762	￦	940,557	￦	49,006,319

Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2014 and 2013, is as follows (Korean won in millions):

(Dec. 31, 2014)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	1,140,719	￦	56,780	￦	—	￦	1,197,499
Hedging derivative assets		—		288,424		—		288,424
AFS financial assets		207,881		446,365		3,677,652		4,331,898

	￦	1,348,600	￦	791,569	￦	3,677,652	￦	5,817,821

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	489,069	￦	—	￦	489,069
Hedging derivative liabilities		—		1,983,456		—		1,983,456

	￦	—	￦	2,472,525	￦	—	￦	2,472,525

(Dec. 31, 2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	700,401	￦	154,847	￦	—	￦	855,248
Hedging derivative assets		—		378,324		—		378,324
AFS financial assets		244,063		160,655		3,596,430		4,001,148

	￦	944,464	￦	693,826	￦	3,596,430	￦	5,234,720

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	212,888	￦	—	￦	212,888
Hedging derivative liabilities		—		1,799,713		—		1,799,713

	￦	—	￦	2,012,601	￦	—	￦	2,012,601

The Bank classifies financial instruments as three level of fair value hierarchy as below;

Level 1:	Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:	Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general over-the-counter derivatives such as swap, futures and options

Level 3:	Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and over-the-counter derivatives.

The best estimate of fair value of financial instruments is a quoted price from active markets when the financial instruments are traded in an active exchange market (Level 1). If a quoted price of a financial instrument is available readily and regularly through exchange markets, sellers, brokers, industry groups, pricing services, supervisory services and the quoted price is arm’s length transaction between knowledgeable, willing parties, the price of the financial instrument is regarded to be disclosed in an active market.

If there is not an active market, fair value of a financial instrument is determined by valuation techniques. The valuation techniques include using a recent transaction between knowledgeable, willing parties, fair value of the similar kind financial instrument, DCF, option pricing model and others. If a valuation technique is used by general market participants and the valuation technique can provide reliable estimates of fair values, the valuation technique can be used. The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. The valuation techniques include all the inputs considered by market participants for determining price. The Bank adjusts valuation techniques regularly and reviews the validity of the techniques based on observable current price of the same kind financial instruments observable market data. The Bank believes that used valuation techniques are appropriate and fair values in the statements of financial position are reasonable. However, the fair values in the statements of financial position can be changed when different valuation techniques or different assumptions are used. Also, it can be difficult to compare fair values of the Bank to those of other financial institution because various valuation techniques and several assumptions are used.

Below table accounts for quantitative information of fair value using input factor, which is significant but unobservable, and relation between unobservable input factor and estimate of fair value.

	FY 2014 Fair value (Korean won in million)	Valuation techniques	Input factor which is significant but unobservable	Scope	Relation between unobservable input factor and estimate of fair value
Available-for-sale financial assets
Unlisted stock	3,677,652	Discounted cash flow	Discount rate	3.97%~19.93%	If discount rate is decreased (increased)/ if growth is increased (decrease), fair value is decreased (increased).
			Growth rate	—
		Option pricing model	Variability	4.80%	If variability of stock price is increased (decreased)/if stock price increased (decreased), fair value is increased (decreased)
			Stock price	494 won

1) Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

	Beginning balance		Profit(loss)	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,596,430	￦ (33,161)	￦	85,950	￦	1,415	￦ (570)	￦	27,588	￦	3,677,652

(2013)

	Beginning balance		Profit or loss	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
AFS financial assets	￦	3,626,441	￦ (14,586)	￦	78,297	￦	21,722	￦ (22,695)	￦ (92,749)	￦	3,596,430

2) In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Total gains (losses) for financial instruments held at the end of the reporting period	￦	(29,485)	￦	20,490
Total losses included in profit or loss for the period	￦	(33,161)	￦	(14,586)

3) The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of for which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	5,435,680	￦ (1,198,592)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

(Dec. 31, 2013)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	6,014,237	￦ (1,338,632)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

(3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of December 31, 2014 and 2013. (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
AFS financial assets
Unlisted securities (*)	￦	385,845	￦	537
Equity investments to unincorporated entities. (*)		34,882		28,181
Others (*)		—		466

	￦	420,727	￦	29,184

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	3,113,988	￦	—	￦	—	￦	—	￦	3,113,988
Financial assets at FVTPL		1,197,499		—		—		—		—		1,197,499
Hedging derivative assets		—		—		—		—		288,424		288,424
Loans		—		61,158,553		—		—		—		61,158,553
Financial investments		—		—		4,752,625		38,899		—		4,791,524
Other financial assets		—		808,893		—		—		—		808,893

Total	￦	1,197,499	￦	65,081,434	￦	4,752,625	￦	38,899	￦	288,424	￦	71,358,881

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	489,069	￦	—	￦	—	￦	489,069
Hedging derivative liabilities		—		—		1,983,456		1,983,456
Borrowings		—		10,018,281		—		10,018,281
Debentures		—		47,291,703		—		47,291,703
Other financial liabilities		—		2,570,535		—		2,570,535

Total	￦	489,069	￦	59,880,519	￦	1,983,456	￦	62,353,044

(Dec. 31, 2013)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
Cash and due from financial institutions	￦	—	￦	2,214,755	￦	—	￦	—	￦	—	￦	2,214,755
Financial assets at FVTPL		855,248		—		—		—		—		855,248
Hedging derivative assets		—		—		—		—		378,324		378,324
Loans		—		51,169,874		—		—		—		51,169,874
Financial investments		—		—		4,030,332		43,647		—		4,073,979
Other financial assets		—		833,338		—		—		—		833,338

Total	￦	855,248	￦	54,217,967	￦	4,030,332	￦	43,647	￦	378,324	￦	59,525,518

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities at FVTPL	￦	212,888	￦	—	￦	—	￦	212,888
Hedging derivative liabilities		—		—		1,799,713		1,799,713
Borrowings		—		5,488,545		—		5,488,545
Debentures		—		42,709,823		—		42,709,823
Other financial liabilities		—		940,557		—		940,557

Total	￦	212,888	￦	49,138,925	￦	1,799,713	￦	51,151,526

5-3. Offset on financial assets and financial liabilities

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for derivative assets, derivative liabilities, receivable spot exchanges and payable spot exchanges. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032 but they can be set off with net amount of derivative assets and derivatives liabilities and net amount of receivables spot exchanges and payable spot exchanges.

The effects of netting agreements as of December 31, 2014 and 2013 are as follow (Korean won in millions):

(Dec. 31, 2014)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	345,204	￦	—	￦	345,204	￦	(253,618)	￦	—	￦	91,586
Available-for-sale financial assets		112,508		—		112,508		(101,282)		—		11,226

		457,712		—		457,712		(354,900)		—		102,812

Financial liabilities:
Derivatives		2,472,524		—		2,472,524		(253,618)		(1,567,378)		651,528
Repurchase agreement (RP)		101,282		—		101,282		(101,282)		—		—

Total	￦	2,573,806	￦	—	￦	2,573,806	￦	(354,900)	￦	(1,567,378)	￦	651,528

(Dec. 31, 2013)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the financial statements				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	￦	533,171	￦	—	￦	533,171	￦	(335,976)	￦	(16,522)	￦	180,673
Available-for-sale financial assets		16,173		—		16,173		(13,945)		—		2,228
Held-to-maturity financial assets		38,348		—		38,348		(33,543)		—		4,805

		587,692		—		587,692		(383,464)		(16,522)		187,706

Financial liabilities:
Derivatives		2,012,600		—		2,012,600		(335,976)		(1,194,442)		482,182
Repurchase agreement (RP)		47,489		—		47,489		(47,489)		—		—

Total	￦	2,060,089	￦	—	￦	2,060,089	￦	(383,465)	￦	(1,194,442)	￦	482,182

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1) Cash and cash equivalents as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Dec. 31, 2014		Dec. 31, 2013
Due from financial institutions in local currency	￦	176,257	￦	357,188
Due from financial institutions in foreign currencies		2,937,731		1,857,567

Subtotal		3,113,988		2,214,755

Restricted due from financial institutions		(908)		(407)
Due from financial institutions with original maturities of three months or less at acquisition date		(1,776,796)		(782,321)

Subtotal		(1,777,704)		(782,728)

Total (*)	￦	1,336,284	￦	1,432,027

(*)	It is equal to the due from financial institutions as presented on the separate statements of cash flows.

(2) Details of due from financial institutions as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Dec. 31, 2014			Dec. 31, 2013
	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	￦	1,279	—	￦	788	—
Time deposits		115,000	2.16~2.73		310,000	2.68~3.23
Others		59,500	2.70		46,400	2.70
Margin for derivatives		478	—		—	—

Subtotal		176,257			357,188

Due from financial institutions in foreign currencies:
Demand deposits		27,179	—		39,090	—
Time deposits		505,632	0.48~0.50		211,060	0.25~0.40
On demand		438,446	—		36,940	—
Offshore demand deposits		1,215	—		808	—
Others		1,964,829	0.00~0.45		1,569,262	0.00~0.45
Margin for derivatives		430	—		407	—

Subtotal		2,937,751			1,857,567

Total	￦	3,113,988		￦	2,214,755

(3) Restricted due from financial institutions as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2014		Dec. 31, 2013		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS	￦	908	￦	407	Credit support annex for derivative transactions

8. FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Equity securities
Beneficiary certificates	￦	1,140,719	￦	700,401

Derivative assets
Interest product		3,630		1,234
Currency product		53,150		153,613

Subtotal		56,780		154,847

Total	￦	1,197,499	￦	855,248

9. FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
AFS securities in local currency
Equity securities
Marketable securities	￦	217,250	￦	244,063
Non-marketable securities		4,052,358		3,596,966
Equity investments to unincorporated entities		34,882		28,181
Others		1,771		2,386

Subtotal		4,306,261		3,871,596

AFS securities in foreign currency
Debt securities
Debt securities(*1)		446,364		158,704
Equity securities
Equity securities		—		32

Subtotal		446,364		158,736

Held-to-maturity securities in foreign currency
Debt securities
Debt securities(*1)		38,899		43,647

Total	￦	4,791,524	￦	4,073,979

(*1)	It includes debt securities which are pledged as collateral amounting to ￦112,508 and ￦54,521 as of December 31, 2014 and 2013, respectively.

10. LOANS:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ￦96,872 million and ￦151,420 million, as of December 31, 2014 and 2013, respectively.

(1) Details of loans as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Detail	Dec. 31, 2014		Dec. 31, 2013
Loans in local currency	Loans for export	￦	9,271,874	￦	8,983,664
	Loans for overseas investments		744,062		884,197
	Loans for import		1,088,873		1,372,994
	Troubled Debt Restructuring		1,776,744		2,144,957
	Others		303,700		198,676

	Subtotal		13,185,253		13,584,488

Loans in foreign currencies	Loans for export		20,590,839		16,516,899
	Loans for overseas investments		18,241,228		15,606,122
	Loans for rediscounted trading notes		439,680		643,733
	Loans for import		2,795,575		634,593
	Overseas funding loans		632,417		651,124
	Domestic usance bills		503,351		194,976
	Others		411,317		243,211

	Subtotal		43,614,407		34,490,658

Others	Foreign-currency bills bought		1,353,180		1,214,071
	Advance for customers		32,033		37,549
	Call loans		4,803,319		4,435,115
	Interbank loans in foreign currency		298,823		47,489

	Subtotal		6,487,355		5,734,224

	Total loan		63,287,015		53,809,370
	Net deferred origination fees and costs		(411,701)		(408,616)
	Allowance for loan losses		(1,813,633)		(2,382,300)

	Total	￦	61,061,681	￦	51,018,454

(2) Loans classified by customer as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	5,766,233	￦	24,926,736	￦	255,249	￦	30,948,218	57.69
	Small and medium companies		7,253,960		6,577,623		342,926		14,174,509	26.43
	Public sector and others		60		8,503,618		16,698		8,520,376	15.88

	Balance		13,020,253		40,007,977		614,873		53,643,103	100.00

	Net deferred origination fees and costs		(931)		(405,836)		—		(406,767)
	Allowance for loan losses		(1,399,244)		(276,582)		(116,159)		(1,791,985)

	Subtotal		11,620,078		39,325,559		498,714		51,444,351

Financial institution	Banks		165,000		1,932,138		5,401,795		7,498,933	77.76
	Others		—		1,674,292		470,687		2,144,979	22.24

	Balance		165,000		3,606,430		5,872,482		9,643,912	100.00

	Net deferred origination fees and costs		—		(4,934)		—		(4,934)
	Allowance for loan losses		(137)		(19,428)		(2,083)		(21,648)

	Subtotal		164,863		3,582,068		5,870,399		9,617,330

	Total	￦	11,784,941	￦	42,907,627	￦	6,369,113	￦	61,061,681

(Dec. 31, 2013)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	6,468,172	￦	17,810,959	￦	176,405	￦	24,455,536	54.01
	Small and medium companies		6,941,277		5,403,513		272,170		12,616,960	27.86
	Public sector and others		10,040		8,168,860		30,949		8,209,849	18.13

	Balance		13,419,489		31,383,332		479,524		45,282,345	100.00

	Net deferred origination fees and costs		(2,217)		(399,890)		—		(402,107)
	Allowance for loan losses		(2,098,562)		(233,005)		(22,551)		(2,354,118)

	Subtotal		11,318,710		30,750,437		456,973		42,526,120

Financial institution	Banks		165,000		1,916,492		4,547,447		6,628,939	77.74
	Others		—		1,190,834		707,252		1,898,086	22.26

	Balance		165,000		3,107,326		5,254,699		8,527,025	100.00

	Net deferred origination fees and costs		—		(5,858)		(651)		(6,509)
	Allowance for loan losses		(150)		(25,180)		(2,852)		(28,182)

	Subtotal		164,850		3,076,288		5,251,196		8,492,334

	Total	￦	11,483,560	￦	33,826,725	￦	5,708,169	￦	51,018,454

(3) Changes in net deferred origination fees and costs for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	(408,858)	￦	(135,942)	￦	(80,229)	￦	(464,571)
Deferred origination costs		242		53,407		779		52,870

Total	￦	(408,616)	￦	(82,535)	￦	(79,450)	￦	(411,701)

(2013)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	(358,677)	￦	(143,228)	￦	(93,047)	￦	(408,858)
Deferred origination costs		376		—		134		242

Total	￦	(358,301)	￦	(143,228)	￦	(92,913)	￦	(408,616)

(4) Changes in allowance for loan losses for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	2,099,283	￦	283,017	￦	2,382,300
Written-off		(35,924)		(11,814)		(47,738)
Collection of written-off loans		—		387		387
Loan-for-equity swap		(1,048,877)		(7,549)		(1,056,426)
Others		—		253		253
Unwinding effect		(29,428)		(2,118)		(31,546)
Foreign exchange translation		1,787		3,466		5,253
Provision for loan losses		450,267		110,883		561,150
Transfer		35,922		(35,922)		—

Ending balance	￦	1,473,030	￦	340,603	￦	1,813,633

(2013)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,699,721	￦	294,652	￦	1,994,373
Written-off		(48,995)		(44,317)		(93,312)
Collection of written-off loans		—		2,406		2,406
Loan-for-equity swap		(100,768)		(20,944)		(121,712)
Others		—		23,609		23,609
Unwinding effect		(16,284)		(1,791)		(18,075)
Foreign exchange translation		(2,784)		(2,044)		(4,828)
Provision for loan losses		547,852		51,987		599,839
Transfer		20,541		(20,541)		—

Ending balance	￦	2,099,283	￦	283,017	￦	2,382,300

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Company	Detail	Location	Business	Year end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	41,274	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		11,479		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		23,032		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		55,408		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		407,868		380,520
Credit Guarantee and Investment Fund(*1)	Associate	Philippines	Finance	December	14.28		112,522		115,486
Korea Marine Guarantee Incorporated Company	Associate	Korea	Finance	December	49.99		30,000		30,000
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	70.71		(680,342)		—
DAESUN Shipbuilding & Engineering Co, Ltd.(*2)	Associate	Korea	Shipbuilding	December	67.27		(239,738)		—

Total								￦	659,150

(Dec. 31, 2013)

Company	Detail	Location	Business	Year end	Ownership (%)	Net asset		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	December	100.00	￦	44,872	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	December	100.00		9,849		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		16,388		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		50,147		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		388,681		380,520
Credit Guarantee and Investment Fund(*1)	Associate	Philippines	Finance	December	14.28		107,731		115,486
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd. (*2)	Associate	Korea	Shipbuilding	December	33.99		(628,827)		10

Total								￦	629,160

(*1)	As of December 31, 2014 and 2013, Credit Guarantee and Investment Fund are classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.
(*2)	Those companies are under the Creditor-led work out program. And the Bank should have at least 75% of the Total creditor’s loans to have substantive control based on the creditor’s agreement. As the bank has only 48%, 60%, respectively, of the total creditor’s loans, those are classified into an associate.

(2) Changes in investments in associates and subsidiaries for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

Company	Detail	Beginning balance		Acquisition		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		—		115,486
Korea Marine Guarantee Incorporated Company	Associate		—		30,000				30,000
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		10		—		(10)		—
DAESUN Shipbuilding & Engineering Co, Ltd.	Associate		—		1		(1)		—

Total		￦	629,160		30,001		(11)	￦	659,150

(2013)

Company	Detail	Beginning balance		Acquisition		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		115,486
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		10		10

Total		￦	629,150	￦	10	￦	629,160

(3) Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

Company	Assets		Liabilities		Operating income		Net income
KEXIM Bank UK Limited	￦	497,285	￦	456,011	￦	23,257	￦	(2,606)
KEXIM Vietnam Leasing Co.		148,664		137,185		4,374		1,169
PT.KOEXIM Mandiri Finance		163,332		140,300		7,482		3,546
KEXIM Asia Limited		386,051		330,643		11,956		3,308
Korea Asset Management Corporation		2,388,025		810,810		116,055		104,411
Credit Guarantee and Investment Fund		792,311		4,893		3,819		3,816
Korea Marine Guarantee Incorporated Company		60,000		—		—		—
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		2,062,669		3,024,827		(207,799)		(344,873)
DAESUN Shipbuilding & Engineering Co, Ltd.		406,464		762,845		(35,438)		19,667

(2013)

Company	Assets		Liabilities		Operating income		Net income
KEXIM Bank UK Limited	￦	455,482	￦	410,611	￦	6,749	￦	5,110
KEXIM Vietnam Leasing Co.		124,882		115,033		1,344		1,039
PT.KOEXIM Mandiri Finance		163,849		144,569		3,093		2,568
KEXIM Asia Limited		356,724		306,577		4,621		3,844
Korea Asset Management Corporation		3,085,016		1,588,103		60,742		53,846
Credit Guarantee and Investment Fund		756,255		2,366		2,348		2,344
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.		2,016,279		3,866,313		(109,801)		(222,247)

12. TANGIBLE ASSETS:

(1) Details of tangible assets as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	191,306	￦	—	￦	191,306
Buildings		97,913		(25,236)		72,677
Vehicles		3,408		(2,031)		1,377
Furniture and fixture		23,971		(15,792)		8,179

Total	￦	316,598	￦	(43,059)	￦	273,539

(Dec. 31, 2013)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	189,585	￦	—	￦	189,585
Buildings		44,741		(23,014)		21,727
Vehicles		2,944		(2,006)		938
Furniture and fixture		21,427		(14,325)		7,102
Construction in progress		17,167		—		17,167

Total	￦	275,864	￦	(39,345)	￦	236,519

(2) Changes in tangible assets for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

Detail	Beginning balance		Acquisitions		Transfer		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	1,721	￦	—	￦	—	￦	—	￦	191,306
Buildings		21,727		13,317		39,855				(2,222)		72,677
Vehicles		938		883		—		(14)		(430)		1,377
Furniture and fixture		7,102		3,196		481		(21)		(2,579)		8,179
Construction in progress		17,167		23,169		(40,336)		—		—		—

Total	￦	236,519	￦	42,286	￦	—	￦	(35)	￦	(5,231)	￦	273,539

(2013)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	189,585
Buildings		23,183		—		—		(1,456)		21,727
Vehicles		871		479		(24)		(388)		938
Furniture and fixture		3,740		4,945		(4)		(1,579)		7,102
Construction in progress		10,700		6,467		—		—		17,167

Total	￦	228,079	￦	11,891	￦	(28)	￦	(3,423)	￦	236,519

13. INTANGIBLE ASSETS:

(1) Details of intangible assets as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Detail	Acquisition cost		Accumulated amortization		Accumulated impairment		Book value
Computer software	￦	9,972	￦	(5,247)	￦	—	￦	4,725
System development fees		22,844		(14,059)		—		8,785
Memberships		5,180		—		(509)		4,671

Total	￦	37,996	￦	(19,306)	￦	(509)	￦	18,181

(Dec. 31, 2013)

Detail	Acquisition cost		Accumulated amortization		Accumulated impairment		Book value
Computer software	￦	8,099	￦	(4,145)	￦	—	￦	3,954
System development fees		20,507		(11,934)		—		8,573
Memberships		6,195		—		(1,294)		4,901

Total	￦	34,801	￦	(16,079)	￦	(1,294)	￦	17,428

(2) Changes in intangible assets for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	3,954	￦	1,874	￦	—	￦	(1,103)	￦	—	￦	4,725
System development fees		8,573		2,337		—		(2,125)		—		8,785
Memberships		4,901		—		(230)		—		—		4,671

Total	￦	17,428	￦	4,211	￦	(230)	￦	(3,228)	￦	—	￦	18,181

(2013)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Impairment		Ending balance
Computer software	￦	2,807	￦	2,026	￦	—	￦	(879)	￦	—	￦	3,954
System development fees		6,882		2,546		—		(855)		—		8,573
Memberships		5,582		313		(208)		—		(786)		4,901

Total	￦	15,271	￦	4,885	￦	(208)	￦	(1,734)	￦	(786)	￦	17,428

14. OTHER ASSETS:

(1) Details of other assets as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Other financial assets:
Guarantee deposits	￦	33,553	￦	36,632
Accounts receivable		165,684		128,263
Accrued income		653,032		682,573
Receivable spot exchange		90		170
Allowances for loan losses on other assets		(43,466)		(14,304)

		808,893		833,334

Other assets:
Prepaid expenses		5,103		4,064
Sundry assets		14,401		8,952

		19,504		13,016

Total	￦	828,397	￦	846,350

(2) Changes in allowances for loan losses on other assets for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Beginning balance	￦	14,304	￦	1,335
Collection of written-off loans		35		—
Transfers in		29,162		12,969
Others		(35)		—

Ending balance	￦	43,466	￦	14,304

15. BORROWINGS:

(1) Details of borrowings as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Compulsory loan	MINISTRY OF STRATEGY AND FINANCE	0.25~ LIBOR 3M+0.78	￦	3,359,507
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	LIBOR 3M +0.35 ~LIBOR 3M + 1.10		2,790,601
Discount on borrowings		—		(9,025)
Commercial papers (CP)	CITIBANK N.A., HONG KONG and others	0.05~0.70		3,217,605
Offshore Commercial papers (CP)	BANK OF AMERICA NA and others	0.30		54,960
Others (Foreign banks)	DEUTSCHE BANK AG, LONDON BRANCH RBS(TOKYO) and others	0.46~1.95		503,351

Subtotal				9,916,999

Securities sold under repurchase agreement		0.40~0.45		101,282

Total			￦	10,018,281

(Dec. 31, 2013)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currency:
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	0.73~2.02	￦	2,374,283
Discount on borrowings				(8,337)
Commercial papers	CITIBANK N.A., HONG KONG and others	0.2~0.81		2,830,263
Offshore long term borrowings	SUMITOMO MITSUI TRUST BANK, Limited	0.98~0.98		31,659
Discount on borrowings				(54)
Others (Foreign banks)	ROYAL BANK OF SCOTLAND, TOKYO BRANCH and others	0.33~3.35		194,975
Others (CSA—Credit Support Annex)	STANDARD CHARTERED BANK	—		18,267

Subtotal				5,441,056

Securities sold under repurchase agreement		—		47,489

Total			￦	5,488,545

(2) Details of borrowings from financial institutions as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Detail	Securities sold under repurchase agreement		Borrowings in foreign currency		Total (*)
Banks	￦	101,282	￦	6,557,492	￦	6,658,774

(Dec. 31, 2013)

Detail	Securities sold under repurchase agreement		Borrowings in foreign currency		Total (*)
Banks	￦	47,489	￦	5,441,056	￦	5,488,545

(*)	Borrowings as presented here exclude present value discounts.

16. DEBENTURES:

Details of debentures as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Dec. 31, 2014			Dec. 31, 2013
	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	2.65~3.76	￦	440,000	2.65~3.76	￦	1,490,000
Fixed rate	2.04~4.9		8,230,000	2.69~5.17		6,640,000

Balance			8,670,000			8,130,000

Discount on debentures:			(41,947)			(21,810)

Subtotal			8,628,053			8,108,190

Foreign currencies
Floating rate	Libor+0.0 ~Libor+1.8		6,578,872	0.32~10.00		4,363,720
Fixed rate	0.08~9.32		31,805,227	0.30~10.49		30,350,557

Balance			38,384,099			34,714,277

Gain on fair value of hedged items			440,212			70,322
Discount on debentures			(160,661)			(182,966)

Subtotal			38,663,650			34,601,633

Total		￦	47,291,703		￦	42,709,823

17. PROVISIONS:

(1) Details of provisions as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Provisions for acceptances and guarantees	￦	119,183	￦	155,613
Provisions for unused loan commitments		175,994		89,742

Total	￦	295,177	￦	245,355

(2) Changes in provisions for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	88,434	￦	67,178	￦	155,612	￦	89,742	￦	245,354
Foreign exchange translation		—		61		61		465		526
Additional Provisions (Reversal of provision)		(82,803)		46,313		(36,490)		85,787		49,297
Transfers in (out)		(387)		387		—		—		—

Ending balance	￦	5,244	￦	113,939	￦	119,183	￦	175,994	￦	295,177

(2013)

Detail	Acceptances and guarantees						Unused loan commitments		Total
	Individual assessment		Collective assessment		Subtotal
Beginning balance	￦	98,644	￦	71,040	￦	169,684	￦	54,950	￦	224,634
Foreign exchange translation		(116)		1		(115)		(89)		(204)
Additional Provisions (Reversal of provision)		(13,242)		(715)		(13,957)		34,882		20,925
Transfers in (out)		3,148		(3,148)		—		—		—

Ending balance	￦	88,434	￦	67,178	￦	155,612	￦	89,743	￦	245,355

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1) Defined benefit plan

The Bank operates defined benefit plans which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Present value of defined benefit obligations	￦	82,626	￦	62,179
Fair value of plan assets		(35,363)		(34,311)

Defined benefit obligation, net	￦	47,263	￦	27,868

(3) Changes in net defined benefit obligations for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	62,179	￦	(34,311)	￦	27,868
Contributions from the employer		—		(1,000)		(1,000)
Current service cost		9,026		—		9,026
Interest expense (income)		3,126		—		3,126
Return on plan assets, excluding the interest expense (income)		—		(1,737)		(1,737)
Actuarial gains and losses arising from changes in financial assumptions		10,364		733		11,097
Actuarial gains and losses arising from empirical adjustment		(490)		—		(490)
Management fee on plan assets		—		86		86
Transfer in(out)		620		(620)		—
Benefits paid		(2,199)		1,486		(713)

Ending balance	￦	82,626	￦	(35,363)	￦	47,263

(2013)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	61,067	￦	(28,324)	￦	32,743
Contributions from the employer		—		(5,997)		(5,997)
Current service cost		8,671		(1,301)		7,370
Interest expense (income)		2,796		—		2,796
Return on plan assets, excluding amounts included in interest income above		—		300		300
Actuarial gains and losses arising from changes in financial assumptions		(3,994)		—		(3,994)
Actuarial gains and losses arising from empirical adjustment		(4,825)		—		(4,825)
Management fee on plan assets		—		158		158
Benefits paid		(1,536)		853		(683)

Ending balance	￦	62,179	￦	(34,311)	￦	27,868

(4) Details of plan assets as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Cash and cash equivalent	￦	13,199	￦	8,429
Debt securities		4,541		2,362
Others		17,623		23,520

Total	￦	35,363	￦	34,311

(5) Actuarial assumptions used in retirement benefit obligation assessment as of December 31, 2014 and 2013 are as follows:

	Dec. 31, 2014	Dec. 31, 2013
Discount rate	4.07%	5.06%
Expected wage growth rate	3.04%	3.04%

(6) Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2014 and 2013 are as follows:

(Dec. 31, 2014)

Description	1% Increase	1% Decrease
Change of discount rate	(10,489)	12,697
Change of future salary increase rate:	12,695	(10,671)

(Dec. 31, 2013)

Description	1% Increase	1% Decrease
Change of discount rate	(7,415)	8,951
Change of future salary increase rate:	7,042	(7,608)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7) Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Retirement benefit cost	￦	358	￦	494

19. OTHER LIABLITIES:

Details of other liabilities as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Other financial liabilities:
Guarantee deposits	￦	503,256	￦	375,123
Foreign exchanges payable		148,452		37
Accounts payable		1,398,555		5,256
Accrued expenses		520,164		560,033
Guarantee deposit received		108		108

Subtotal		2,570,535		940,557

Other liabilities:
Allowance for credit loss in derivatives		10,931		10,757
Unearned income		226,748		141,833
Sundry liabilities		6,851		6,620

Subtotal		244,530		159,210

Total	￦	2,815,065	￦	1,099,767

20. DERIVATIVES:

The Bank operates derivatives for trading and hedging instrument. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument shall be recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective shall be reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3) Details of derivative assets and liabilities as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	13,806,343	￦	258,295	￦	—	￦	3,630	￦	261,925
Currency:
Currency forwards		1,842,284		—		—		4,966		4,966
Currency swaps		15,528,234		30,129		—		48,184		78,313

Subtotal		17,370,518		30,129		—		53,150		83,279

Total	￦	31,176,861	￦	288,424	￦	—	￦	56,780	￦	345,204

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	13,806,343	￦	89,641	￦	2,789	￦	28,612	￦	121,042
Currency:
Currency forwards		1,842,284		—		—		47,857		47,857
Currency swaps		15,528,234		1,891,026		—		412,600		2,303,626

Subtotal		17,370,518		1,891,026		—		460,457		2,351,483

Total	￦	31,176,861	￦	1,980,667	￦	2,789	￦	489,069	￦	2,472,525

(Dec. 31, 2013)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,266,649	￦	177,324	￦	60	￦	1,234	￦	178,618
Currency:
Currency forwards		1,195,972		—		—		28,208		28,208
Currency swaps		15,393,129		200,940		—		125,405		326,345

Subtotal		16,589,101		200,940		—		153,613		354,553

Total	￦	30,855,750	￦	378,264	￦	60	￦	154,847	￦	533,171

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,266,649	￦	231,440	￦	1,838	￦	59,114	￦	292,392
Currency:
Currency forwards		1,195,972		—		—		783		783
Currency swaps		15,393,129		1,566,435		—		152,991		1,719,426

Subtotal		16,589,101		1,566,435		—		153,774		1,720,209

Total	￦	30,855,750	￦	1,797,875	￦	1,838	￦	212,888	￦	2,012,601

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Fair value hedge—hedged items	￦	(416,449)	￦	657,891
Fair value hedge—hedging instruments	￦	(623,173)	￦	(1,859,353)

(5) The Bank recognized ￦(1,102) million and ￦2,616 million as other comprehensive income (losses) (not adjusting tax effect), and cash flow hedge ineffectiveness of ￦90 million and ￦100 million was recognized in earnings for the years ended December 31, 2014 and 2013.

21. CAPITAL STOCK:

As of December 31, 2014, the authorized capital and paid-in capital of the Bank are ￦15,000,000 million and ￦7,748,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Beginning balance	￦	7,238,055	￦	7,138,055
Increase in capital and investment in kind (*1)		510,000		100,000

Ending balance	￦	7,748,055	￦	7,238,055

(*1)	Increase in capital and investment in kind is composed of cash contribution of ￦130,000 million and investment in kind of ￦380,000 million for the year ended December 31, 2014.

22. OTHER COMPONENTS OF EQUITY:

(1) Details of other components of equity as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Gain on valuation of AFS securities	￦	116,276	￦	54,157
Loss on valuation of cash flow hedge		(2,062)		(1,227)
Remeasurement elements of net defined benefit liability		(3,212)		4,827

Total	￦	111,002	￦	57,757

(2) Changes in other reserves for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on valuation of AFS securities	￦	54,157	￦	81,950	￦	(19,831)	￦	116,276
Loss on valuation of cash flow hedge		(1,227)		(1,102)		267		(2,062)
Remeasurement elements of net defined benefit liability		4,827		(10,606)		2,567		(3,212)

Total	￦	57,757	￦	70,242	￦	(16,997)	￦	111,002

(2013)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	25,641	￦	37,620	￦	(9,104)	￦	54,157
Loss on valuation of cash flow hedge		(3,210)		2,616		(633)		(1,227)
Remeasurement elements of net defined benefit liability		(1,631)		8,520		(2,062)		4,827

Total	￦	20,800	￦	48,756	￦	(11,799)	￦	57,757

23. RETAINED EARNINGS:

(1) Details of retained earnings as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Legal reserve (*1)	￦	319,984	￦	314,010
Voluntary reserve (*2)		1,119,559		1,067,878
Reserve for bad loan		514,785		—
Unappropriated retained earnings		66,767		572,440

Total	￦	2,021,095	￦	1,954,328

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Beginning balance	￦	1,954,328	￦	1,928,883
Net income for the period		66,767		59,731
Dividends		—		(34,286)

Ending balance	￦	2,021,095	￦	1,954,328

(3) Details of dividends for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
The Government	￦	—	￦	23,149
BOK		—		5,596
Korea Finance Corporation		—		5,541

Total	￦	—	￦	34,286

(4) Statements of appropriations of retained earnings for the years ended December 31, 2014 and 2013 are as follows (Korean Won in millions):

	2014 (Expected date of appropriation: Mar. 31, 2015)			2013 (Date of appropriation: Mar. 31, 2014)
I. RETAINED EARNINGS BEFORE APPROPRIATIONS:		￦	66,767			￦	572,440
1. Unappropriated retained earnings carried over from prior years	—			￦	512,709
2. Net income	66,767				59,731
II. Other reserve transferred			12,734
III. APPROPRIATIONS:			79,501				572,440
1. Legal reserve (*2)	6,677				5,973
2. Dividend	15,189				—
3. Other reserve	—				51,682
4. Reserve for Bad Loans	57,635				514,785

IV. UNAPPROPRIATED RETAINED EARNINGS AT THE END OF THE PERIOD		￦	—			￦	—

24. RESERVE FOR BAD LOANS:

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for bad loans. Due to the fact that regulatory reserve for bad loans is a voluntary reserve, the amounts that exceed the existing reserve for bad loans over the compulsory reserve for bad loans at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside reserve for bad loans at the time when accumulated deficit is gone.

1) Reserve for bad loans

Details of reserve for bad loans as of December 31, 2014 and 2013 are as follows (Korean won in millions):

	Dec. 31, 2014		Dec. 31, 2013
Accumulated reserve for bad loans	￦	514,785	￦	423,827
Expected reserve for bad loans		57,635		90,958

Reserve for bad loans	￦	572,420	￦	514,785

2) Expected reserve for bad loans and net income after adjusting reserve for bad loans.

Details of expected reserve for bad loans and net income after adjusting the reserve for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Net income for the period	￦	66,767	￦	59,731
Expected reserve for bad loans		(57,635)		(90,958)

Net profit (loss) after adjusting the reserve for bad loans (*1)	￦	9,132	￦	(31,227)

(*1)	Adjusted profit (loss) considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

25. NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	6,157	￦	12,004
Due from financial institutions in foreign currencies		3,604		7,657

		9,761		19,661

Interest of financial assets at FVTPL:
Interest of trading securities		439		346
Interest of investments:
Interest of AFS securities		4,041		731
Interest of held-to-maturity securities		791		692

		4,832		1,423

Interest of loans:
Interest of loans in local currency		547,405		587,898
Interest of loans in foreign currencies		1,091,444		1,043,355
Interest of bills bought		19,541		29,234
Interest of advances for customers		143		443
Interest of call loans		12,341		11,180
Interest of interbank loans		549		2,330

		1,671,423		1,674,440

Interest of others		2,359		2,414

Total	￦	1,688,814	￦	1,698,284

Interest income accrued from impaired loan is ￦31,546 million and ￦18,076 million for the years ended December 31, 2014 and 2013, respectively.

(2) Details of interest expenses for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Interest of borrowings:
Borrowings in foreign currencies	￦	45,251	￦	39,118
RP		248		70
Interest of call money		9,594		12,059
Interest of debentures:
Interest of debentures in local currency		253,921		264,938
Interest of debentures in foreign currencies		977,502		1,016,019
Interest of others		7,879		3,492

Total	￦	1,294,395	￦	1,335,696

26. NET COMMISION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Commission income in local currency:
Commissions income on management of Economic Development Cooperation Fund (“EDCF”)	￦	11,512	￦	9,625
Commissions income on management of Inter-Korean Cooperation Fund (“IKCF”)		2,784		2,729
Other commission income in local currency		1		—

		14,297		12,354

Commission income in foreign currency:
Commissions income on letter of credit		2,644		2,398
Commissions income on confirmation on export letter of credit		876		1,214
Commissions income on loans commitment		84,833		79,537
Management fee		379		36
Arrangement fee		3,032		3,602
Advisory fee		1,031		199
Cancellation fee		5,673		2,997
Prepayment fee		26,443		32,122
Sundry commissions income on foreign exchange		126		286
Other commission income in foreign currency		11		29

		125,048		122,420

Others:
Other commission income		4,259		1,729
Guarantee fees on foreign currency:
Guarantee fees on foreign currency		180,675		183,245
Premium for guarantee		33,142		22,874

		213,817		206,119

Total	￦	357,421	￦	342,622

(2) Details of commission expenses for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Commission expenses in local currency:
Commissions expenses on borrowings	￦	132	￦	132
Commissions expenses on domestic transaction		138		208

		270		340

Commission expenses in foreign currency:
Commission expenses on foreign borrowings		2,900		1,984
Sundry commission expenses on foreign exchange		464		375
Commission expenses on offshore borrowings		15		15
Sundry commissions expenses on offshore transaction		45		40

		3,424		2,414

Others:
Other commissions expenses		1,240		287
Other commissions expenses-deferred		—		45

		1,240		332

Total	￦	4,934	￦	3,086

27. DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
AFS securities	￦	10,471	￦	13,977

28. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Trading securities:
Gain on valuation	￦	8,181	￦	1,498
Gain on disposal		12,173		5,567
Loss on disposal		(1,380)		(118)

		18,974		6,947

Trading derivatives
Gain on valuation		23,957		157,562
Loss on valuation		(418,958)		(144,813)
Gain on transaction		237,491		256,281
Loss on transaction		(205,296)		(106,412)

		(362,806)		162,618

Total	￦	(343,832)	￦	169,565

29. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Gain on hedging derivatives	￦	434,041	￦	218,101
Loss on hedging derivatives		(1,057,214)		(2,077,354)

Total	￦	(623,173)	￦	(1,859,253)

30. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

(1) Details of gain (loss) on financial investments for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
AFS securities:
Gain on disposals	￦	5,733	￦	22,008
Loss on disposals		(85)		(1,761)
Impairment loss		(52,010)		(20,636)

Total	￦	(46,362)	￦	(389)

(2) There is no gain or loss on held-to-maturity securities for the years ended December 31, 2014 and 2013, respectively. In addition, details of interest income of held-to-maturity securities are stated in Note 25.

31. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Other operating income:
Gain on disposal of loans	￦	2	￦	8
Gain on redemption of loans		—		139
Gain on fair value hedged items		153,195		776,597
Others		3,164		7,439

		156,361		784,183

Other operating expenses:
Loss on fair value hedged items		569,642		118,706
Contribution to miscellaneous funds		5,184		5,745
Loss on redemption		40		13
Others		375		647

		575,241		125,111

Total	￦	(418,880)	￦	659,072

32. (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of impairment loss (reversal) on credit for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Loans	￦	561,150	￦	599,839
Other financial assets		29,162		12,971
Guarantees		(36,490)		(13,957)
Unused loan commitments		85,787		34,882
Financial guarantee contract		11,894		(11,139)

Total	￦	651,503	￦	622,596

33. GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	Detail	2014		2013
General and administrative	Short-term salaries	￦	84,010	￦	82,757
Other expenses in financing department	Office expenses		49,030		47,768

	Subtotal		133,040		130,525

Office expenses of EDCF			1,727		1,696

General and administrative	Post-employment benefit (defined contributions)		358		494
Others	Post-employment benefit (defined benefits)		10,501		10,325
	Depreciation of tangible assets		5,232		3,423
	Amortization of intangible assets		3,229		1,735
	Taxes and duties		34,963		31,722
	Contribution for fund		1,200		—

	Subtotal		55,483		47,699

	Total	￦	190,250	￦	179,920

34. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	Detail	2014		2013
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦	4,671	￦	8,018
	Impairment loss		(10)		—

			4,661		8,018
Others income	Gain on disposals of tangible assets		99		73
	Rent income		66		46
	Interest on other loans		153		153
	Revenue on research project		5,140		5,185
	Indemnity received for breach of contact A/C		3		—
	Other miscellaneous Income		536		324

	Subtotal		5,997		5,781

Others expenses	Loss on disposal of tangible assets		2		4
	Loss on disposal of intangible assets		230		4
	Impairment loss on intangible assets		—		786
	Expenses for contribution		4,859		5,347
	Court cost		115		1,021
	Expenses on research project		5,503		4,649
	Other miscellaneous expenses		103		365

	Subtotal		10,812		12,176

	Total	￦	(4,815)	￦	(6,395)

35. INCOME TAX EXPENSE:

(1) Details of income tax expenses for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Current income tax payable	￦	254,784	￦	139,806
Adjustment recognized in the period for current tax of prior periods		21,463		3,472
Changes in deferred income taxes due to temporary differences		(232,860)		(117,897)
Changes in deferred income taxes directly recognized in equity		(16,999)		(11,799)

Income tax expense	￦	26,388	￦	13,582

(2) Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

(2014)

Detail	Temporary differences						Deferred tax assets (liabilities)— ending balance
	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	6,032	￦	(6,032)	￦	—	￦	—
Fair value hedging income (loss)		(81,099)		424,439		343,340		83,088
Financial guarantee contract liability		223,219		125,146		348,365		84,304
Allowance account		1,427,243		(764,625)		662,618		160,354
Unused commitment provisions		89,742		86,252		175,994		42,591
Net deferred origination fees and costs		408,616		55,148		463,764		112,231
Long-term income in advance		(1,930)		(16,928)		(18,858)		(4,564)
Provisions for acceptances and guarantees		155,612		(36,429)		119,183		28,842
Loan-for-equity swap		57,002		1,111,983		1,168,985		282,894
Losses on valuation of derivatives		(1,170,172)		(700,450)		(1,870,622)		(452,690)
Gains on valuation of derivatives		1,479,430		647,890		2,127,320		514,812
Defined benefit liability		22,677		17,649		40,326		9,759
Accrued interest and interest receivables related to swap transaction		(322,673)		65,562		(257,111)		(62,221)
Tangible asset		(185,978)		6,712		(179,266)		(43,382)
Others		82,526		16,160		98,686		23,881

Subtotal		2,190,247		1,032,477		3,222,724		779,899

Deferred income tax assets (liabilities) directly adjusted in equity								(35,439)

Total							￦	744,460

(2013)

	Temporary differences						Deferred tax assets (liabilities)— ending balance
Detail	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	4,443	￦	1,589	￦	6,032	￦	1,460
Fair value hedging income(loss)		570,710		(651,809)		(81,099)		(19,626)
Financial guarantee contract liability		(58,027)		281,246		223,219		54,020
Allowance account		1,065,803		361,440		1,427,243		345,393
Unused commitment provisions		54,950		34,792		89,742		21,718
Net deferred origination fees and costs		358,480		50,136		408,616		98,885
Long-term income in advance		(15,944)		14,014		(1,930)		(467)
Accumulated in equity under the heading of revaluation gain on land		(185,101)		185,101		—		—
Provisions for acceptances and guarantees		169,684		(14,072)		155,612		37,658
Loan-for-equity swap		78,265		(21,263)		57,002		13,794
Losses on valuation of derivatives		258,361		(1,428,533)		(1,170,172)		(283,182)
Gains on valuation of derivatives		(439,546)		1,918,976		1,479,430		358,022
Defined benefit liability		20,882		1,795		22,677		5,489
Other provisions		6,250		(6,250)		—		—
Accrued interest and interest receivables related to swap transaction		(297,177)		(25,496)		(322,673)		(78,087)
Tangible asset		—		(185,978)		(185,978)		(45,007)
Others		62,282		20,244		82,526		19,971

Subtotal	￦	1,654,315	￦	535,932	￦	2,190,247	￦	530,041

Deferred income tax assets (liabilities) directly adjusted in equity								(18,440)

Total							￦	511,601

(3) Details of the reconciliation between net income before income tax and income tax expense for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Net income before income tax	￦	93,155	￦	73,313
Income tax calculated at statutory tax rate (*)		22,081		17,280
Adjustments:
Effect on non-taxable income		(288)		(275)
Effect on non-deductible expense		316		2,449
Tax credit		(2,332)		(7,479)
Unrecognized temporary differences		329		4,606
Others		(771)		(913)

		(2,746)		(1,612)

Adjustment recognized in the period for current tax of prior periods		7,053		(2,086)

Income tax expense	￦	26,388	￦	13,582

Effective tax rate from operations		28.33%		18.53%

(*)	The corporate tax rate is 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion.

(4) Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Dec. 31, 2014		Dec. 31, 2013
Gain (loss) on valuation of AFS securities	￦	(37,123)	￦	(17,290)
Gain (loss) on valuation of cash flow hedge		658		391
Remeasurement of net defined benefit liability		1,026		(1,541)

Total	￦	(35,439)	￦	(18,440)

(5) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦53,470 million related to investments in associates and subsidiaries as of December 31, 2014 because the Bank considers that those investments in associates and subsidiaries will be indefinitely reinvested.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦4,469 million related to impairment loss of AFS securities as of December 31, 2014 because the realizable period has already passed.

36. STATEMENTS OF CASH FLOWS:

(1) Cash and cash equivalents as of December 31, 2014 and 2013 are equal to the due from financial institutions in the statements of cash flows and as detailed in Note 7.

(2) Details of non-cash flow transactions for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

	2014		2013
Loan-for-equity swap	￦	22,036	￦	68,074
Investment in kind		380,000		—
Gain (loss) on valuation of AFS securities		81,953		37,620
Remeasurement of net defined benefit liability		10,606		8,520

37. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail		Dec. 31, 2014		Dec. 31, 2013
Guarantees	Confirmed	￦	48,057,826	￦	41,586,532
	Unconfirmed		13,315,115		12,109,899

	Subtotal	￦	61,372,941	￦	53,696,431

Loan commitments	Local currency, foreign currency loan commitments	￦	28,054,430	￦	26,337,798
	Others		401,767		394,801

	Subtotal		28,456,197		26,732,599

	Total	￦	89,829,138	￦	80,429,030

(2) Details of guarantees that have been provided for others as of December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail		Dec. 31, 2014		Dec. 31, 2013
Confirmed guarantees	Local currency:
	Performance of contracts	￦	109,551	￦	125,090
	Repayment of advances		104,842		149,128
	Foreign liabilities		—		62,171
	Others		154,201		49,475

	Subtotal		368,594		385,864

	Foreign currency:
	Performance of contracts		14,014,283		12,551,137
	Repayment of advances		20,466,526		19,145,553
	Acceptances of imported goods		18,478		3,629
	Acceptance of import letter of credit outstanding		182,686		213,857
	Foreign liabilities		6,631,195		4,351,156
	Others		6,376,064		4,935,336

	Subtotal		47,689,232		41,200,668

Unconfirmed guarantees	Foreign liabilities		2,290,655		1,596,718
	Repayment of advances		10,810,518		10,234,943
	Performance of contracts		128,093		120,211
	Underwriting of import credit		85,660		43,947
	Others		189		114,080

	Subtotal		13,315,115		12,109,899

	Total	￦	61,372,941	￦	53,696,431

(3) Details of guarantees classified by country as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	38,752,119	80.64	￦	10,464,393	78.59	￦	49,216,512	80.19
	India		261,850	0.54		360,581	2.71		622,431	1.01
	Vietnam		451,926	0.94		752,422	5.65		1,204,348	1.96
	Saudi Arabia		956,198	1.99		138,281	1.04		1,094,479	1.78
	Indonesia		860,854	1.79		11,806	0.09		872,660	1.42
	Iran		3,234	0.01		—	—		3,234	0.01
	Others		2,396,262	4.99		811,310	6.09		3,207,572	5.23

			43,682,443	90.90		12,538,793	94.17		56,221,236	91.60

Europe	France		367,581	0.76		146	—		367,727	0.60
	United Kingdom		103,403	0.22		1,613	0.01		105,016	0.17
	Netherlands		10,992	0.02		—	—		10,992	0.02
	Russia		14,209	0.03		73,409	0.55		87,618	0.14
	Others		298,570	0.62		229,386	1.72		527,956	0.86

			794,755	1.65		304,554	2.28		1,099,309	1.79

America	U.S.A.		1,975,646	4.11		166,187	1.25		2,141,833	3.49
	Mexico		305,249	0.64		4,295	0.03		309,544	0.50
	Bermuda		129,156	0.27		—	—		129,156	0.21
	Others		459,612	0.96		177,192	1.33		636,804	1.04

			2,869,663	5.98		347,674	2.61		3,217,337	5.24

Africa	Madagascar		182,653	0.38		—	—		182,653	0.30
	Marshall Islands		318,195	0.66		—	—		318,195	0.52
	Others		210,117	0.43		124,094	0.94		334,211	0.55

			710,965	1.47		124,094	0.94		835,059	1.37

		￦	48,057,826	100.00	￦	13,315,115	100.00	￦	61,372,941	100.00

(Dec. 31, 2013)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	35,669,758	85.77	￦	10,468,506	86.44	￦	46,138,264	85.92
	India		255,596	0.61		43,080	0.36		298,676	0.56
	Vietnam		227,857	0.55		178,529	1.47		406,386	0.76
	Saudi Arabia		784,950	1.89		85,425	0.71		870,375	1.62
	Others		1,808,608	4.35		727,312	6.01		2,535,920	4.72

			38,746,769	93.17		11,502,852	94.99		50,249,621	93.58

Europe	France		217,958	0.52		140	—		218,098	0.41
	Others		234,962	0.57		67,888	0.56		302,850	0.56

			452,920	1.09		68,028	0.56		520,948	0.97

America	U.S.A.		1,384,477	3.33		342,346	2.83		1,726,823	3.22
	Mexico		293,501	0.71		12,819	0.11		306,320	0.57
	Others		339,853	0.81		17,644	0.14		357,497	0.66

			2,017,831	4.85		372,809	3.08		2,390,640	4.45

Africa	Madagascar		193,817	0.47		—	—		193,817	0.36
	Others		175,195	0.42		166,210	1.37		341,405	0.64

			369,012	0.89		166,210	1.37		535,222	1.00

		￦	41,586,532	100.00	￦	12,109,899	100.00	￦	53,696,431	100.00

(4) Details of guarantees classified by industry as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	22,685,432	47.20	￦	12,128,222	91.09	￦	34,813,654	56.72
Transportation		568,587	1.18		50,546	0.38		619,133	1.01
Finance		1,886,318	3.93		87,419	0.66		1,973,737	3.22
Wholesale and retail		1,626,267	3.38		65,645	0.49		1,691,912	2.76
Property related business		524,431	1.09		—	—		524,431	0.85
Construction		15,328,262	31.90		101,804	0.76		15,430,066	25.14
Public and others		5,438,529	11.32		881,479	6.62		6,320,008	10.30

Total	￦	48,057,826	100.00	￦	13,315,115	100.00	￦	61,372,941	100.00

(Dec. 31, 2013)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	20,564,148	49.44	￦	10,699,164	88.35	￦	31,263,312	58.22
Transportation		203,088	0.49		2,358	0.02		205,446	0.38
Finance		1,691,827	4.07		46,364	0.38		1,738,191	3.24
Wholesale and retail		917,843	2.21		3,692	0.03		921,535	1.72
Construction		13,524,300	32.52		342,119	2.83		13,866,419	25.82
Public and others		4,685,326	11.27		1,016,202	8.39		5,701,528	10.62

Total	￦	41,586,532	100.00	￦	12,109,899	100.00	￦	53,696,431	100.00

(5) Global Medium-Term Note Program (“GMTN”) and Commercial Paper (“CP”) programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 30 billion;

2)	Established on May 14, 1997 and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 4 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on March 12, 2008 and February 2, 2012, initially, and renewed every two years, MYR MTN program to issue Malaysian Ringgit-denoted bonds with issuance limits of MYR 3 billion and 1 billion respectively.

5)	Established on June 20, 2008, initially, and annually renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 2 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6) Litigations

As of December 31, 2014, eight lawsuits (aggregated litigation value: ￦83,512million) were filed by the Bank and seven pending litigations as a defendant were filed (aggregated litigation value: ￦: 113,555million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of December 31, 2014 and 2013 are ￦605,221million and ￦544,795 million, respectively.

(8) Ordinary wages

The Supreme Court had handed down sentences in ordinary wages during the previous year. The Bank reviewed the effect by the Supreme Court ruling on the Bank’s financial statements. The Bank determined not to recognize provisions, because the Bank anticipates that the outflow of resources is unlikely to be realized. Effects to the financial statements of the Bank with regard to the judgment of the court for the lawsuit are not disclosed in the notes to the financial statements in accordance with the paragraph 92 of K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets

38. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, post-employment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of December 31, 2014 are as follows:

Detail	Relationship	Percentage
Parent:
Korean government	Parent	70.08%
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00%
PT.KOEXIM Mandiri Finance	Subsidiary	85.00%
KEXIM Vietnam Leasing Co.	Subsidiary	100.00%
KEXIM Asia Limited	Subsidiary	100.00%
Korea Marine Guarantee Incorporated Company	Associate	49.99%
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.	Associate	70.71%
DAESUN Shipbuilding & Engineering Co., Ltd.	Associate	67.27%
Korea Asset Management Corporation,	Associate	25.86%
Credit Guarantee and Investment Fund	Associate	14.28%

(2) Significant balances of receivables, payables and guarantees with the related parties

Significant balances of receivables and payables with the related parties as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	157,598	￦	—	￦	112
PT.KOEXIM Mandiri Finance		139,671		232		—
KEXIM Vietnam Leasing Co		134,986		213		—
KEXIM Asia Limited		126,373		—		80
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.	￦	867,781	￦	235,776	￦	—
DAESUN Shipbuilding & Engineering Co., Ltd.		363,005		207,293		13,908

Total	￦	1,789,414	￦	443,514	￦	14,100

(Dec. 31, 2013)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	135,797	￦	—	￦	72
PT.KOEXIM Mandiri Finance		142,656		258		—
KEXIM Vietnam Leasing Co		112,638		191		—
KEXIM Asia Limited		112,820		—		231
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., LTD.	￦	1,809,458	￦	1,006,104	￦	—

Total	￦	2,313,369	￦	1,006,553	￦	303

Guarantees provided to the related parties as of December 31, 2014 and 2013 are as follows (Korean won in millions):

(Dec. 31, 2014)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loans commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	98,928	￦	—	￦	183,566	￦	15,389
PT.KOEXIM Mandiri Finance		—		—		27,480		—
KEXIM Vietnam Leasing Co.		—		—		10,992		—
KEXIM Asia Limited		54,960		—		46,166		48,914
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		876,778		1,267,322		—		—
DAESUN Shipbuilding & Engineering Co., Ltd.		78,848		150,898		10,551		—

Total	￦	1,109,514	￦	1,418,220	￦	278,755	￦	64,303

(Dec. 31, 2013)

Detail	Confirmed guarantees		Unconfirmed guarantees		Commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	107,365	￦	—	￦	185,733
PT.KOEXIM Mandiri Finance		—		—		26,383
KEXIM Vietnam Leasing Co.		—		728		5,277
KEXIM Asia Limited		52,765		—		54,876
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		260,838		946,600		30,694

Total	￦	420,968	￦	947,328	￦	302,963

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Related party	2014						2013
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	1,874	￦	—	￦	989	￦	2,665	￦	—	￦	988
	PT.KOEXIM Mandiri Finance		989		(26)		—		1,318		10		1
	KEXIM Vietnam Leasing Co.		943		21		—		952		16		1
	KEXIM Asia Limited		1,521		—		751		1,413		—		1,018
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		25,789		181,908		—		82,201		26,484		—
	DAESUN Shipbuilding & Engineering Co., Ltd		10,762		29,005		—		—		—		—

	Total	￦	41,878	￦	210,908	￦	1,740	￦	88,549	￦	26,510	￦	2,008

(4) Money dealing with related parties

Money dealing with related parties for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	Related party	2014				2013
		Financing transaction				Financing transaction
		Loan		Collection		Loan		Collection
Subsidiaries	KEXIM Bank UK Limited	￦	363,481	￦	346,534	￦	751,734	￦	766,611
	PT.KOEXIM Mandiri Finance		288,332		296,936		486,789		486,789
	KEXIM Vietnam Leasing Co.		242,128		225,199		326,922		309,207
	KEXIM Asia Limited		287,622		277,439		380,925		414,815
Associate	SUNGDONG Shipbuilding & Marine Engineering Co., Ltd.		—		10,100		—		10,000
	DAESUN Shipbuilding & Engineering Co., Ltd.		55,525		5,486		—		—

	Total	￦	1,237,088	￦	1,161,694	￦	1,946,370	￦	1,987,422

(5) Details of compensation to key management for the years ended December 31, 2014 and 2013 are as follows (Korean won in millions):

Detail	2014		2013
Salaries	￦	2,763	￦	3,628
Severance and retirement benefits		236		154

Total	￦	2,999	￦	3,782

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under

Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. The Park administration’s key policy priorities include:

•	facilitating the growth of small and medium-enterprises and job creation;

•	seeking a productive welfare system based on customized welfare benefits and job training;

•	promoting clean and renewable energy technologies;

•	facilitating new growth engine industries;

•	taking initiatives on the denuclearization of North Korea; and

•	establishing an efficient government by reorganizing government functions.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State

Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

The 19th legislative general election was held on April 11, 2012 and the term of the National Assembly members elected in the 19th legislative general election commenced on May 30, 2012. In March 2014, the Democratic Party merged with the New Politics Alliance and changed its name to the New Politics Alliance for Democracy, or the NPAD. Currently, there are two major political parties, the Saenuri Party (formerly known as the Grand National Party), or SP, to which President Park Geun-hye belongs, and the NPAD.

As of May 31, 2015, the parties control the following number of seats in the National Assembly:

	SP	NPAD	Others	Total
Number of Seats	160	130	8	298

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. In June 2010, however, the United States and the Republic agreed to delay the dissolution of their joint command structure to 2015. In October 2014, the United States and the Republic further agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. There have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea denied responsibility for the sinking and threatened retaliation for any attempt to punish it for the act. In November 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation. In April 2012, North Korea launched a long-range rocket over the Yellow Sea. The Republic, Japan and the United States condemned the launch and the United Nations Security Council adopted a chairman’s statement condemning North Korea for the launch. In December 2012, North Korea successfully launched a satellite into orbit using a long-range rocket after an unsuccessful attempt in April 2012, despite concerns in the international community that such a launch would be in violation of the United Nations Security Council resolutions that prohibit North Korea from conducting launches that use ballistic missile technology. In February 2013, North Korea announced that it had successfully conducted a third nuclear test, which increased tensions in the region. In response, the United Nations Security Council strongly condemned North Korea for the nuclear test. In March 2013, North Korea stated that it had entered “a state of war” with the Republic, declaring the 1953 armistice invalid, and put its artillery at the highest level of combat readiness to protest the Republic-United States allies’ military drills and additional sanctions imposed on North Korea for its missile and nuclear tests. In April 2013, North Korea blocked access to the inter-Korean industrial complex in its border city of Gaeseong to South Koreans, while the U.S. deployed nuclear-capable stealth bombers and destroyers to Korean air and sea space. From time to time, North Korea has also fired short to medium range missiles from the coast of the Korean peninsula into the sea. Most recently in March 2015, North Korea fired seven surface-to-air missiles into waters off its east coast in apparent protest of annual joint military exercises being held by the Republic and the United States.

In addition, North Korea’s economy faces severe challenges including chronic food shortages. In November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-eun, Kim Jong-il’s third son, assumed power as North Korea’s new ruler, the eventual outcome of the leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In former President Lee’s national address in August 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2010		2011		2012		2013		2014
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		9.9%		5.3%		3.4%		3.8%		3.9%
GDP Growth (at chained 2010 year prices)		6.5%		3.7%		2.3%		2.9%		3.3%
Inflation		3.0%		4.0%		2.2%		1.3%		1.3%
Unemployment (1)		3.7%		3.4%		3.2%		3.1%		3.5%
Trade Surplus (2)		$41.2		$30.8		$28.3		$44.0		$47.2
Foreign Currency Reserves		$291.6		$306.4		$327.0		$346.5		$363.6
External Liabilities(3)		$355.9		$400.0		$408.9		$423.5		$425.4	(6)
Fiscal Balance	￦	16.7	￦	18.6	￦	18.5	￦	14.2	￦	8.5	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		28.5%		29.7%		30.9%		32.8%		34.6	(6)
Direct External Debt of the Government(4) (as % of GDP(5))		0.8%		0.7%		0.6%		0.6%		0.5	(6)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.

(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.

Source: The Bank of Korea

Current Worldwide Economic and Financial Difficulties

In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Moreover, gross domestic product, or GDP, in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, in the fourth quarter of 2008 and first half of 2009.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government implemented, among other things, the following measures in the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a ￦10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to ￦38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased approximately ￦1.7 trillion of non-performing loans held by savings banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks approximately ￦4 trillion of hybrid securities and subordinated bonds;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•	in April 2009, the National Assembly authorized the expansion of the 2009 national budget by ￦28.4 trillion to provide stimulus for the Korean economy; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

The global financial markets have experienced significant volatility in recent years as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties affecting many other governments worldwide, including Greece, Spain, Italy and Portugal. In November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company. In November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period, and in May 2010 and March 2012, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 110 billion over a three-year period and to receive additional loans in the amount of Euro 130 billion over a four-year period, respectively. In July 2012, the Spanish government reached an agreement with the European Union under the European Stability Mechanism, or ESM, to receive up to Euro 100 billion to cover the capitalization needs of the Spanish banking sector. In connection with the agreement with the Spanish government, the ESM disbursed Euro 37 billion and Euro 1.9 billion in December 2012 and February 2013, respectively, for the recapitalization of certain Spanish banks. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports).

There has been significant volatility in the Korea Composite Stock Index in recent years, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

Any of the foregoing global developments may have a material adverse effect on the Korean economy. In addition, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to ￦1,089.0 trillion as of December 31, 2014 from ￦843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, due in part to a decrease in consumer spending following the sinking of the Sewol passenger ferry in April 2014 that led to the death of hundreds of passengers;

•

a decrease in tax revenue and a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 12.7% of the Republic’s total population as of December 31, 2014, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national frontier.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2010	2011	2012	2013	2014 (1)	As % of GDP 2014 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	636,712.7	679,141.5	707,614.0	727,799.9	748,906.5	50.4
Government	183,108.5	194,381.2	204,324.2	214,467.3	224,045.2	15.1
Gross Capital Formation	405,188.0	439,236.1	427,028.5	416,000.3	433,068.9	29.2
Exports of Goods and Services	625,308.8	742,936.0	776,062.4	770,114.8	752,061.8	50.6
Less Imports of Goods and Services	(585,010.0)	(723,013.8)	(737,572.4)	(698,936.9)	(672,822.1)	(45.3)
Statistical Discrepancy	—	—	—	—	(182.4)	(0.0)
Expenditures on Gross Domestic Product	1,265,308.0	1,332,681.0	1,377,456.7	1,429,445.4	1,485,078.0	100.0
Net Factor Income from the Rest of the World	1,271.9	7,848.8	14,138.8	10,199.0	11,515.4	0.8
Gross National Income (2)	1,266,579.8	1,340,529.8	1,391,595.5	1,439,644.4	1,496,593.4	100.8
Gross Domestic Product at Chained 2010 Year Prices:
Private	636,712.7	655,181.1	667,781.2	680,349.5	692,594.0	48.6
Government	183,108.5	187,158.2	193,473.5	199,783.4	205,417.7	14.4
Gross Capital Formation	405,188.0	419,282.7	409,639.9	409,153.8	429,714.9	30.1
Exports of Goods and Services	625,308.8	719,943.2	756,558.4	788,788.0	810,723.2	56.8
Less Imports of Goods and Services	(585,010.0)	(668,931.5)	(685,009.4)	(696,724.6)	(711,437.3)	(49.9)
Statistical Discrepancy	—	(740.9)	(142.1)	(172.8)	409.1	0.0
Expenditures on Gross Domestic Product (3)	1,265,308.0	1,311,892.7	1,341,966.5	1,380,832.6	1,426,540.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	1,271.9	7,573.1	13,577.8	10,037.5	11,255.7	0.8
Trading Gains and Losses from Changes in the Terms of Trade	—	(32,183.6)	(33,075.1)	(19,138.8)	(13,984.6)	(1.0)
Gross National Income (4)	1,266,579.8	1,287,282.2	1,322,449.9	1,371,733.1	1,423,790.2	99.8
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	9.9	5.3	3.4	3.8	3.9
At Chained 2010 Year Prices	6.5	3.7	2.3	2.9	3.3

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2010	2011	2012	2013	2014 (1)	As % of GDP 2013 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	28,297.4	30,454.0	30,775.1	30,437.2	31,710.3	2.1
Mining and Manufacturing	353,969.9	381,808.0	390,288.6	406,127.7	412,732.5	27.8
Mining and Quarrying	2,199.3	2,287.0	2,278.5	2,471.0	2,518.3	0.2
Manufacturing	351,770.6	379,521.0	388,010.1	403,656.7	410,214.2	27.6
Electricity, Gas and Water Supply	25,632.3	23,994.1	26,178.2	30,238.7	38,114.8	2.6
Construction	58,633.7	58,587.3	59,959.4	64,250.5	66,954.8	4.5
Services:	678,590.8	715,112.9	744,253.9	772,184.1	804,774.1	54.2
Wholesale and Retail Trade, Restaurants and Hotels	130,351.2	140,705.3	146,807.7	150,251.9	152,118.1	10.2
Transportation and Storage	44,539.1	42,458.7	43,570.7	46,772.0	50,190.1	3.4
Finance and Insurance	71,669.6	77,872.6	75,808.5	72,478.1	75,557.6	5.1
Real Estate and Leasing	91,042.0	94,716.1	98,923.6	103,527.1	108,004.5	7.3
Information and Communication	45,364.1	46,827.0	48,774.2	50,589.2	52,079.0	3.5
Business Activities	77,950.1	83,277.4	88,828.1	94,758.4	99,799.3	6.7
Public Administration and Defense	78,885.9	83,290.8	88,654.6	93,776.3	98,279.6	6.6
Education	63,749.4	66,559.6	68,546.3	71,599.3	74,294.1	5.0
Health and Social Work	43,925.1	46,656.1	50,031.3	52,851.5	57,178.3	3.9
Cultural and Other Services	31,114.5	32,749.4	34,309.0	35,580.3	37,273.5	2.5
Taxes Less Subsidies on Products	120,183.9	122,724.8	126,001.4	126,207.2	130,791.5	8.8
Gross Domestic Product at Current Market Prices	1,265,308.0	1,332,681.0	1,377,456.7	1,429,445.4	1,485,078.0	100.0
Net Factor Income from the Rest of the World	1,271.9	7,848.8	14,138.8	10,199.0	11,515.4	0.8
Gross National Income at Current Market Price	1,266,579.8	1,340,529.8	1,391,595.5	1,439,644.4	1,496,593.4	100.8

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2010	2011	2012	2013	2014 (1)
GDP per capita (thousands of Won)	25,608	26,772	27,547	28,464	29,452
GDP per capita (U.S. dollar)	22,147	24,160	24,445	25,993	27,964
Average Exchange Rate (in Won per U.S. dollar)	1,156.3	1,108.1	1,126.9	1,095.0	1,053.2

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2010	2011	2012	2013	2014 (1)
GNI per capita (thousands of Won)	25,634	26,929	27,829	28,667	29,680
GNI per capita (U.S. dollar)	22,170	24,302	24,696	26,179	28,180
Average Exchange Rate (in Won per U.S. dollar)	1,156.3	1,108.1	1,126.9	1,095.0	1,053.2

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2010	2011	2012	2013	2014 (1)	As % of GDP 2014 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	28,297.4	27,744.6	27,506.9	28,357.7	29,086.8	2.0
Mining and Manufacturing	353,969.9	376,958.3	385,853.1	399,773.1	415,513.0	29.1
Mining and Quarrying	2,199.3	2,176.3	2,170.5	2,347.1	2,343.1	0.2
Manufacturing	351,770.6	374,782.0	383,682.6	397,426.0	413,169.9	29.0
Electricity, Gas and Water Supply	25,632.3	25,687.4	26,710.3	26,629.2	27,220.5	1.9
Construction	58,633.7	55,432.2	54,430.5	56,044.1	56,369.4	4.0
Services:	678,590.8	699,580.8	718,906.2	739,463.1	762,553.9	53.5
Wholesale and Retail Trade, Restaurants and Hotels	130,351.2	137,058.1	141,698.2	145,620.3	149,258.4	10.5
Transportation and Storage	44,539.1	46,157.9	46,877.6	47,556.1	48,713.4	3.4
Finance and Insurance	71,669.6	72,741.3	75,547.3	78,583.9	83,067.2	5.8
Real Estate and Leasing	91,042.0	93,383.7	93,182.9	93,999.5	95,726.9	6.7
Information and Communication	45,364.1	47,931.6	50,199.3	52,773.2	54,432.7	3.8
Business Activities	77,950.1	80,913.7	83,352.8	87,244.6	90,794.2	6.4
Public Administration and Defense	78,885.9	80,639.1	82,940.5	85,024.5	87,133.4	6.1
Education	63,749.4	63,806.6	64,386.6	64,773.0	65,211.2	4.6
Health and Social Work	43,925.1	45,483.3	48,693.4	51,247.1	55,071.1	3.9
Cultural and Other Services	31,114.5	31,465.5	31,972.6	32,683.2	33,586.1	2.4
Taxes Less Subsidies on Products	120,183.9	126,489.5	128,708.4	130,627.4	136,207.0	9.5
Gross Domestic Product at Chained 2010 Year Prices (2)	1,265,308.0	1,311,892.7	1,341,966.5	1,380,832.6	1,426,540.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2010 was 6.5% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 4.3%, exports of goods and services increased by 12.7% and gross domestic fixed capital formation increased by 5.5%, each compared with 2009.

GDP growth in 2011 was 3.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.7%, exports of goods and services increased by 15.1% and gross domestic fixed capital formation increased by 0.8%, each compared with 2010.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5%, each compared with 2011.

GDP growth in 2013 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 3.3%, each compared with 2012.

Based on preliminary data, GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.8% and gross domestic fixed capital formation increased by 3.1%, each compared with 2013.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2010 = 100)

	Index Weight (1)	2010	2011	2012	2013	2014(2)
All Industries	10,000.0	100.0	106.0	107.4	108.2	108.2
Mining and Manufacturing	9,611.6	100.0	106.0	107.5	108.2	107.8
Mining	33.9	100.0	104.5	99.8	103.8	95.7
Petroleum, Crude Petroleum and Natural Gas	8.7	100.0	91.6	90.2	86.2	71.1
Metal Ores	0.9	100.0	124.9	108.5	98.4	99.9
Non-metallic Minerals	24.3	100.0	108.4	102.9	110.3	104.3
Manufacturing	9,577.7	100.0	106.0	107.5	108.2	108.3
Food Products	434.4	100.0	101.9	103.4	103.7	104.7
Beverage Products	82.4	100.0	103.5	108.2	108.8	110.0
Tobacco Products	43.2	100.0	101.6	105.6	96.5	103.9
Textiles	160.6	100.0	101.5	99.1	97.6	95.8
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	100.0	100.6	97.9	93.6	88.1
Tanning and Dressing of Leather, Luggage and Footwear	42.1	100.0	101.1	98.2	111.5	109.8
Wood and Products of Wood and Cork (Except Furniture)	31.7	100.0	97.5	87.9	92.9	89.1
Pulp, Paper and Paper Products	126.8	100.0	102.3	102.7	105.1	105.2
Printing and Reproduction of Recorded Media	50.2	100.0	91.8	90.5	86.8	86.5
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	100.0	106.9	109.1	104.6	108.9
Chemicals and Chemical Products	847.5	100.0	102.7	106.6	110.9	111.8
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	100.0	100.3	101.2	103.2	104.6
Rubber and Plastic Products	421.1	100.0	105.1	106.4	109.9	110.4
Non-metallic Minerals	271.7	100.0	100.3	95.2	100.6	96.7
Basic Metals	827.6	100.0	106.2	106.8	106.0	109.9
Fabricated Metal Products	557.8	100.0	108.9	117.9	117.3	121.2
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	100.0	107.1	109.7	113.6	111.5
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	100.0	105.6	111.6	124.2	110.6
Electrical Equipment	479.5	100.0	100.8	98.8	97.0	97.7
Other Machinery and Equipment	803.6	100.0	109.3	107.0	102.7	104.8
Motor Vehicles, Trailers and Semitrailers	1,076.4	100.0	114.7	114.5	116.1	118.9
Other Transport Equipment	506.5	100.0	101.7	107.1	101.7	89.5
Furniture	69.5	100.0	105.4	98.2	97.2	104.2
Other Products	42.4	100.0	102.2	103.8	104.9	104.8
Electricity, Gas	388.4	100.0	104.5	106.4	106.8	107.6
Total Index	10,000.0	100.0	106.0	107.4	108.2	108.2

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 16.3% in 2010, primarily due to increased exports and domestic consumption. Industrial production increased by 6.0% in 2011, primarily due to increased exports and domestic consumption. Industrial production increased by 1.3% in 2012, primarily due to increased domestic consumption. Industrial production increased by 0.7% in 2013, primarily due to increased exports. Based on preliminary data, industrial production remained unchanged in 2014.

Manufacturing

The manufacturing sector increased production by 16.7% in 2010, primarily due to the recovery of domestic and global demand for automobiles, mobile phones and consumer electronics products, by 6.0% in 2011, primarily due to increased domestic consumption and exports, and by 1.4% in 2012, primarily due to increased demand for consumer electronics products, electronic equipment and chemical products. In 2013, the manufacturing sector increased production by 0.3%, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment. Based on preliminary data, the manufacturing sector increased production by 0.1% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers.

Automobiles. In 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009, primarily due to the recovery of global demand for automobiles. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010, primarily due to increased demand for automobiles in the United States, Brazil, Russia and China. In 2012, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011, primarily due to decreased domestic demand for automobiles. In 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 2.0% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the US dollar and the Japanese Yen. Based on preliminary data, in 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.4%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.9%, compared with 2013, primarily due to decreased demand for automobiles in countries of Eastern Europe and South America.

Electronics. In 2010, electronics production amounted to ￦309,777 billion, an increase of 22.9% from the previous year, and exports amounted to US$153.9 billion, an increase of 27.3% from the previous year, primarily due to the recovery of global demand for consumer electronics products. In 2010, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2011, electronics production amounted to ￦314,314 billion, an increase of 1.5% from the previous year, and exports amounted to US$156.6 billion, an increase of 1.8% from the previous year, primarily due to continued increase in global demand for mobile phones and tablet computers. In 2011, export sales of semiconductor memory chips constituted approximately 9.0% of the Republic’s total exports. In 2012, electronics production amounted to ￦314,558 billion, an increase of 0.1% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. In 2013, electronics production amounted to ￦334,402 billion, an increase of 6.3% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports. Based on preliminary data, in 2014, electronics production amounted to ￦339,805 billion, an increase of 1.6% from the previous year, and exports amounted to US$173.9 billion, an increase of 2.7% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports.

Iron and Steel. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009, and domestic sales volume and export sales volume increased by 21.6% and 21.1%, respectively, primarily due to the recovery of global demand for crude steel products. In 2011, crude steel production totaled 68.5 million tons, an increase of 16.3% from 2010, and domestic sales volume and export sales volume increased by 5.8% and 16.9%, respectively, primarily due to continued increase in global demand for crude steel products. In 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011, and domestic sales volume decreased by 5.1% but export sales volume increased by 4.8%, primarily due to adverse conditions in the domestic shipbuilding and construction industries. Based on preliminary data, in 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume decreased by 4.3% and 4.2%, respectively, primarily due to the appreciation of the Won against the US dollar and the Japanese Yen and excess supply from China. Based on preliminary data, in 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume increased by 7.1% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products.

Shipbuilding. In 2009, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 85.7% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In 2010, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300.0% compared to 2009, primarily due to the recovery of global demand for bulk carriers and tank vessels. In 2011, the Republic’s shipbuilding orders amounted to approximately 12 million compensated gross tons, an increase of 50.0% compared to 2010, primarily due to increased demand for large container carriers, LNG carriers and floating production storage and offloading vessels. In 2012, the Republic’s shipbuilding orders amounted to approximately 7 million compensated gross tons, a decrease of 41.7% compared to 2011, primarily due to a downturn in the shipping and shipbuilding industry. Based on preliminary data, in 2013, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 142.8% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2010, rice production decreased 12.2% from 2009 to 4.3 million tons. In 2011, rice production decreased 2.3% from 2010 to 4.2 million tons. In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2010, the agriculture, forestry and fisheries industry decreased by 4.4% compared to 2009, primarily due to decreases in production of rice, fruits and corns and fishing catch resulting from unusually unfavorable weather conditions, which more than offset an increase in the livestock industry. In 2011, the agriculture, forestry and fisheries industry decreased by 2.1% compared to 2010, primarily due to unfavorable weather conditions, including heavy rains, during the summer and a decrease in fishing catch. In 2012, the agriculture, forestry and fisheries industry decreased by 0.6% compared to 2011, primarily due to unfavorable weather conditions, including severe typhoons, which more than offset an increase in the livestock industry. In 2013, the agriculture, forestry and fisheries industry increased by 3.1% compared to 2012, primarily due to an increase in the cultivation and livestock industry. Based on preliminary data, in 2014, the agriculture, forestry and fisheries industry increased by 2.6% compared to 2013.

Construction

In 2010, the construction industry decreased by 2.7% compared to 2009, primarily due to a decrease in residential construction which more than offset an increase in commercial construction. In 2011, the construction industry decreased by 4.3% compared to 2010, primarily due to a decrease in the construction of residential and commercial buildings. In 2012, the construction industry decreased by 1.6% compared to 2011, primarily due to a decrease in the construction of residential buildings and port facilities. In 2013, the construction industry increased by 3.0% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. Based on preliminary data, in 2014, the construction industry increased by 0.6% compared to 2013. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a ￦5 trillion program to buy unsold housing units and land from construction companies, the exemption of acquisition tax for first-time homebuyers, the reduction of acquisition tax for homebuyers and the reduction of transfer income tax for multiple home owners. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2010	263.8	254.6	96.5
2011	276.6	266.8	96.4
2012	278.7	267.6	96.0
2013	280.3	268.1	95.7
2014(1)	281.9	269.5	95.6

(1)	Preliminary

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others (1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2010	77.1	29.2	104.3	39.5	31.9	12.1	50.5	19.1	263.8	100.0
2011	83.5	30.2	105.1	38.0	33.2	12.0	54.8	19.8	276.6	100.0
2012	81.1	29.1	106.2	38.1	31.8	11.4	59.6	21.4	278.7	100.0
2013	81.9	29.2	105.8	37.7	29.3	10.5	63.3	22.6	280.3	100.0
2014	84.8	30.1	105.0	37.2	33.0	11.7	59.1	21.0	281.9	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2014, the Republic has 23 nuclear plants with a total estimated nuclear power generating capacity of 20,716 megawatts and six nuclear plants under construction. In January 2014, the Ministry of Trade, Industry and Energy revised the target proportion of nuclear supply in the Korea’s energy supply mix from 41% by 2030 to 29% by 2035 while also approving the construction of two additional plants in line with previously announced plans to build 10 new nuclear plants by 2030 to replace aging nuclear power plants. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2010, the service industry increased by 4.4% compared to 2009 as the transportation and storage sector increased by 9.6%, the finance and insurance sector increased by 2.5% and the real estate and leasing sector increased by 0.3%, each compared with 2009. In 2011, the service industry increased by 3.0% compared to 2010 as the transportation and storage sector increased by 3.8%, the wholesale and retail trade, restaurants and hotels sector increased by 5.1% and the real estate and leasing sector increased by 2.2%, each compared with 2010. In 2012, the service industry increased by 2.7% compared to 2011 as the health and social work sector increased by 7.1%, the finance and insurance sector increased by 3.6% and the wholesale and retail trade, restaurants and hotels sector increased by 3.4%, each compared with 2011. In 2013, the service industry increased by 2.8% compared to 2012 as the business activities sector increased by 4.7%, the finance and insurance sector increased by 3.6% and the health and social work sector increased by 5.2%, each compared with 2012. Based on preliminary data, in 2014, the service industry increased by 3.1% compared to 2013 as the health and social work sector increased by 7.5%, the financial intermediation sector increased by 3.6% and the business activities sector increased by 4.1%, each compared with 2013.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase (Decrease) Over Previous Year	Consumer Price Index (1)	Increase (Decrease) Over Previous Year	Wage Index (1) (2)		Increase (Decrease) Over Previous Year		Unemployment Rate (1) (3)
	(2010=100)	(%)	(2010=100)	(%)	(2010=100)		(%)		(%)
2010	100.0	3.8	100.0	3.0	100.0		(2.3)		3.7
2011	106.7	6.7	104.0	4.0	100.3		0.3		3.4
2012	107.5	0.7	106.3	2.2	107.1		6.8		3.2
2013	105.7	(1.6)	107.7	1.3	112.7		5.2		3.1
2014	105.2	(0.5)	109.0	1.3	N/A	(4)	N/A	(4)	3.5

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2010, the inflation rate increased to 3.0% from 2.8% in 2009, primarily due to increased oil prices and agricultural goods prices caused by abnormal weather in the second half of 2010. In 2011, the inflation rate increased to 4.0%, primarily due to increased oil prices in the first quarter as well as decreased supply in agricultural goods caused by unusually low temperatures in the spring and heavy rainfall in the summer. In 2012, the inflation rate decreased to 2.2%, primarily due to weakened aggregate demand and the implementation of new policies, including free school lunches. In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices.

In 2010, the unemployment rate increased to 3.7% from 3.6% in 2009, primarily due to a steeper increase in the economically active population than the increase in the number of employed workers. In 2011, the unemployment rate decreased to 3.4%, primarily due to an increase in the number of workers employed in the service industry (including healthcare, social welfare and education). In 2012, the unemployment rate decreased to 3.2%, primarily due to the continued increase in the number of workers employed in the service industry. In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. In 2014, the unemployment rate increased to 3.5%, primarily due to the sluggishness of the domestic economy.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2014, the economically active population of the Republic was 26.5 million and the number of employees was 25.6 million.

The following table shows selected employment information by industry and by gender:

	2010	2011	2012	2013	2014
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	23,829	24,244	24,681	25,066	25,599
Employment by Industry:
Agriculture, Forestry and Fishing	6.6	6.4	6.2	6.1	5.7
Mining and Manufacturing	17.0	16.9	16.7	16.8	17.0
S.O.C & Services	76.5	76.7	77.1	77.2	77.4
Electricity, Transport, Communication and Finance	11.9	12.2	12.1	12.2	11.9
Business, Private & Public Service and Other Services	34.2	34.6	35.1	35.5	35.5
Construction	7.4	7.2	7.2	7.0	7.0
Wholesale & Retail Trade, Hotels and Restaurants	23.0	22.7	22.7	22.5	23.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.4	58.4	58.3	58.1	58.0
Female	41.6	41.6	41.7	41.9	42.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.3% of the Republic’s workers were unionized as of December 31, 2012. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•

In December 2010, unionized workers at Hanjin Heavy Industries went on strike when the company laid-off workers. While the company reached an agreement with the majority of workers in June 2011, one worker continued her protest by occupying a shipyard crane until November 2011.

•

In July 2011, unionized employees at Standard Chartered Korea (formerly, SC First Bank) engaged in a two-month strike, the longest in the Republic’s banking sector, demanding that the bank scrap performance-related pay reforms.

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

•	In August 2013, unionized workers at Hyundai Motor Company and Kia Motors Corporation went on partial strikes demanding higher wages.

•

In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. After certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers for violating the Republic’s Constitution.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 78 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the

Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2013, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 55 branches of 39 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,616 domestic branches and offices, 49 overseas branches, 21 overseas representative offices and 31 overseas subsidiaries as of December 31, 2013.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank (which was established by a spin-off of the credit and banking unit from the National Agricultural Cooperative Federation in March 2012).

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards. Non-performing assets are assets classified as doubtful or estimated loss under Korean banking regulations.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2010	1,308.9	24.8	1.9
December 31, 2011	1,387.6	18.8	1.4
December 31, 2012	1,390.9	18.5	1.3
December 31, 2013	1,441.6	25.8	1.8
December 31, 2014	1,558.0	23.8	1.5

Source: Financial Supervisory Service.

As of December 31, 2013, loans denominated in Won held by these banks increased by 5.1% to ￦1,162.8 trillion from ￦1,106.4 trillion as of December 31, 2012, primarily due to (i) an increase in loans to small and medium-enterprises by 6.0% to ￦489.0 trillion as of December 31, 2013 from ￦461.3 trillion as of December 31, 2012 and (ii) an increase in household loans by 3.1% to ￦479.0 trillion as of December 31, 2013 from ￦464.5 trillion as of December 31, 2012. Based on preliminary data, as of December 31, 2014, loans denominated in Won held by these banks increased by 8.0% to ￦1,255.8 trillion from ￦1,162.8 trillion as of December 31, 2013, primarily due to (i) an increase in household loans by 8.2% to ￦518.2 trillion as of December 31, 2014 from ￦479.0 trillion as of December 31, 2013, (ii) an increase in loans to small and medium-enterprises by 6.8% to ￦522.4 trillion as of December 31, 2014 from ￦489.0 trillion as of December 31, 2013 and (iii) an increase in loans to large corporations by 10.5% to ￦183.5 trillion as of December 31, 2014 from ￦166.1 trillion as of December 31, 2013.

In 2010, these banks posted an aggregate net profit of ￦9.3 trillion, compared to an aggregate net profit of ￦6.9 trillion in 2009, primarily due to increased net interest income. In 2011, these banks posted an aggregate net profit of ￦11.8 trillion, compared to an aggregate net profit of ￦9.3 trillion in 2010, primarily due to decreased non-performing loans. In 2012, these banks posted an aggregate net profit of ￦8.7 trillion, compared to an aggregate net profit of ￦11.8 trillion in 2011, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities. In 2013, these banks posted an aggregate net profit of ￦3.9 trillion, compared to an aggregate net profit of ￦8.7 trillion in 2012, primarily due to decreased net interest income and increased loan loss provisions. Based on preliminary data, in 2014, these banks posted an aggregate net profit of ￦6.2 trillion, compared to an aggregate net profit of ￦3.9 trillion in 2013, primarily due to decreased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 89 mutual savings banks as of December 31, 2013, with assets totaling ￦39.0 trillion.

As of December 31, 2013, 14 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately ￦597.3 trillion as of December 31, 2013, were operating in the Republic.

As of December 31, 2013, eight credit card companies operated in the country with loans totaling approximately ￦86.5 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 29, 2011	2,142.5
June 30, 2011	2,100.7
July 31, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5
December 31, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1

September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9
December 31, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,964.0
May 30, 2013	2,001.1
June 28, 2013	1,863.3
July 31, 2013	1,914.0
August 30, 2013	1,926.4
September 30, 2013	1,997.0
October 31, 2013	2,030.1
November 29, 2013	2,044.9
December 31, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2
July 31, 2014	2,076.1
August 29, 2014	2,068.5
September 30, 2014	2,020.1
October 31, 2014	1,964.4
November 28, 2014	1,980.8
December 30, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and continuing volatility since then. The index was 2,072.9 on June 4, 2015.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, to 2.5% on May 9, 2013, to 2.25% on August 14, 2014, 2.0% on October 15, 2014 and 1.75% on March 12, 2015, in order to address the sluggishness of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2010	2011	2012	2013	2014
	(billions of Won)
Money Supply (M1) (1)	427,791.6	442,077.5	470,010.6	515,643.4	585,822.6
Quasi-money (2)	1,232,738.4	1,309,380.9	1,365,631.0	1,405,151.6	1,491,411.4
Money Supply (M2) (3)	1,660,530.0	1,751,458.4	1,835,641.6	1,920,795.0	2,077,234.0
Percentage Increase Over Previous Year	6.0%	5.5%	4.8%	4.6%	8.1%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 30, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.9
November 30, 2011	1,150.3
December 31, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 31, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6

Won/U.S. Dollar Exchange Rate
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1
April 30, 2013	1,108.1
May 30, 2013	1,128.3
June 28, 2013	1,149.7
July 31, 2013	1,113.6
August 31, 2013	1,110.9
September 30, 2013	1,075.6
October 31, 2013	1,061.4
November 29, 2013	1,062.1
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4
July 31, 2014	1,024.3
August 29, 2014	1,013.6
September 30, 2014	1,059.6
October 31, 2014	1,054.0
November 28, 2014	1,101.1
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0

Prior to November 1997, the Government had permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ￦888.1 to US$1.00 on June 30, 1997 to ￦1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ￦1,106.0 to US$1.00 on June 4, 2015.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2010	2011	2012	2013	2014 (4)
	(millions of dollars)
Current Account	28,850.4	18,655.8	50,835.0	81,148.2	89,220.1
Goods	47,915.4	29,089.9	49,406.0	82,781.0	92,687.6
Exports (2)	463,769.6	587,099.7	603,509.2	618,156.9	621,298.9
Imports (2)	415,854.2	558,009.8	554,103.2	535,375.9	528,611.3
Services	(14,238.4)	(12,279.1)	(5,213.6)	(6,499.2)	(8,163.4)
Income	489.9	6,560.6	12,116.7	9,055.7	10,197.7
Current Transfers	(5,316.5)	(4,715.6)	(5,474.1)	(4,189.3)	(5,501.8)
Capital and Financial Account	(23,253.2)	(24,427.8)	(51,624.1)	(80,131.6)	(90,392.3)
Capital Account	(63.2)	(112.0)	(41.7)	(27.0)	(9.0)
Financial Account (3)	(23,190.0)	(24,315.8)	(51,582.4)	(80,104.6)	(90,383.3)
Net Errors and Omissions	(5,597.2)	5,772.0	789.1	(1,016.6)	1,172.2

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$81.1 billion in 2013. The current account surplus in 2013 increased from the current account surplus of US$50.8 billion in 2012, primarily due to an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$89.4 billion in 2014. The current account surplus in 2014 increased from the current account surplus of US$81.1 billion in 2013, primarily due to an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the

Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2010	2011	2012	2013	2014
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	11.1	11.7	12.5	9.6	11.0
Merger & Acquisition	2.0	2.0	3.8	5.0	8.0

Total	13.1	13.7	16.3	14.5	19.0

Actual Investment	5.4	6.6	10.7	9.8	11.8

(1)	Includes building new factories and operational facilities.

Source: Ministry of Trade, Industry and Energy

In 2014, the contracted and reported amount of foreign direct investment in the Republic increased to US$19.0 billion from US$14.5 billion in 2013, primarily due to an increase in foreign investment in the manufacturing sector to US$7.6 billion in 2014 from US$4.6 billion in 2013.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2010	2011	2012	2013	2014
	(billions of dollars)
North America
U.S.A	2.0	2.4	3.7	3.5	3.6
Others	0.7	1.3	0.7	1.1	1.4

	2.7	3.7	4.4	4.6	5.0
Asia
Japan	2.1	2.3	4.5	2.7	2.5
Hong Kong	0.1	0.6	1.7	1.0	1.1
Singapore	0.8	0.6	1.4	0.4	1.7
China	0.4	0.7	0.7	0.5	1.2
Others	3.5	0.2	0.5	0.4	0.3

	6.9	4.4	8.8	5.0	6.8
European Union
England	0.6	0.9	0.4	0.1	0.4
Netherlands	1.2	1.0	0.6	0.6	2.4
Germany	0.3	1.5	0.4	0.4	0.2
France	0.2	0.2	0.2	0.5	0.2
Luxembourg	0.1	0.1	0.2	0.7	1.9
Others	0.9	1.7	1.2	2.6	1.6

	3.3	5.4	3.0	4.9	6.7
Others regions and countries	0.2	0.2	0.1	0.0	0.5

Total	13.1	13.7	16.3	14.5	19.0

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2010	466.4	42.6%	425.2	38.9%	41.2	109.6
2011	555.2	46.9%	524.4	44.3%	30.8	105.8
2012	547.9	46.0%	519.6	43.6%	28.3	105.4
2013	559.6	44.4%	515.6	40.9%	44.0	108.5
2014(4)	572.7	44.1%	525.5	40.5%	47.2	109.0

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.

(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(2)	As % of 2014 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	5.3	1.2	6.5	1.2	6.8	1.2	6.7	1.1	7.0	1.2
Raw Materials and Fuels	38.5	8.3	61.7	11.1	65.4	11.9	61.2	10.9	59.2	10.3
Petroleum & Derivatives	31.9	6.8	52.0	9.4	56.6	10.3	53.2	9.5	51.2	8.9
Others	6.6	1.4	9.7	1.7	8.8	1.6	8.0	1.4	8.0	1.4
Light Industrial Products	32.7	7.0	38.9	7.0	40.5	7.4	39.0	6.9	38.6	6.7
Heavy & Chemical Industrial Products	389.9	83.6	448.0	80.7	435.2	79.3	452.8	77.8	467.9	81.7
Electronic & Electronic Products	154.2	33.1	156.9	28.3	156.0	28.5	171.2	30.6	174.4	30.5
Chemicals & Chemical Products	47.5	10.2	59.1	10.6	59.6	10.9	64.4	11.5	65.6	11.5
Metal Goods	37.7	8.1	48.6	8.8	47.2	8.6	43.6	7.8	47.5	8.3
Machinery & Precision Equipment	44.0	9.4	54.5	9.8	55.7	10.2	55.3	9.9	57.9	10.1
Transport Equipment	103.4	22.2	124.7	22.5	112.1	20.5	113.1	20.2	116.5	20.3
Passenger Cars	31.8	6.8	40.9	7.4	42.4	7.7	44.3	7.9	44.8	7.8
Ship & Boat	47.1	10.1	54.6	9.8	38.2	7.0	36.2	6.5	38.7	6.8
Others	3.1	0.7	4.2	0.8	4.6	0.8	5.2	0.9	6.0	1.0

Total	466.4	100.0	555.2	100.0	547.9	100.0	559.6	100.0	572.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(2)	As % of 2014 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	247.2	58.1	324.8	61.9	325.1	62.6	313.8	60.9	311.2	59.2
Crude Petroleum	68.7	16.2	100.8	19.2	108.3	20.8	99.4	19.3	94.9	18.1
Mineral	21.4	5.0	31.1	5.9	28.3	5.4	24.7	4.8	24.6	4.7
Chemicals	37.7	8.9	44.2	8.4	43.8	8.4	43.2	8.4	43.9	8.4
Iron & Steel Products	27.3	6.4	30.4	5.8	26.4	5.1	24.6	4.8	27.0	5.1
Non-ferrous Metal	12.6	3.0	15.1	2.9	12.6	2.4	12.5	2.4	12.8	2.4
Others	79.5	18.7	103.2	19.7	105.7	20.3	109.4	21.2	108.0	20.5
Capital Goods	135.7	31.9	146.5	27.9	140.3	27.0	144.2	28.0	149.0	28.3
Machinery & Precision Equipment	47.7	11.2	50.5	9.6	49.8	9.6	50.1	9.7	50.8	9.7
Electric & Electronic Machines	73.3	17.2	80.1	15.3	76.3	14.7	80.9	15.7	84.5	16.1
Transport Equipment	12.9	3.0	13.9	2.7	12.1	2.3	11.3	2.2	11.6	2.2
Others	1.8	0.4	2.0	0.4	2.1	0.4	1.9	0.4	2.1	0.4
Consumer Goods	42.3	9.9	53.1	10.1	54.2	10.4	58.2	11.3	65.3	12.4
Cereals	5.9	1.4	7.5	1.4	7.9	1.5	8.5	1.6	7.9	1.5
Goods for Direct Consumption	11.0	2.6	15.0	2.9	14.3	2.8	14.5	2.8	16.7	3.2
Consumer Durable Goods	16.2	3.8	18.6	3.5	19.4	3.7	21.0	4.1	24.7	4.7
Consumer Nondurable Goods	9.2	2.2	12.1	2.3	12.6	2.4	14.3	2.8	16.0	3.0

Total	425.2	100.0	524.4	100.0	519.6	100.0	515.6	100.0	525.5	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2010, the Republic recorded a trade surplus of US$41.2 billion. Exports increased by 28.3% to US$466.4 billion in 2010 from US$363.5 billion in 2009, primarily due to increased demand for electronics products and automobiles from China and the emerging markets. Imports increased by 31.6% to US$425.2 billion from US$323.1 billion in 2009, primarily due to increases in domestic consumption and oil and raw material prices.

In 2011, the Republic recorded a trade surplus of US$30.8 billion. Exports increased by 19.0% to US$555.2 billion in 2011 from US$466.4 billion in 2010, primarily due to increased demand for mobile phones, consumer electronics products and automobiles from China and the emerging markets. Imports increased by 23.3% to US$524.4 billion in 2011 from US$425.2 billion in 2010, primarily due to an increase in oil and raw material prices.

In 2012, the Republic recorded a trade surplus of US$28.3 billion. Exports decreased by 1.3% to US$547.9 billion in 2012 from US$555.2 billion in 2011, primarily due to adverse economic conditions in European countries. Imports decreased by 0.9% to US$519.6 billion in 2012 from US$524.4 billion in 2011, primarily due to decreased investment spending.

In 2013, the Republic recorded a trade surplus of US$44.1 billion. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

Based on preliminary data, the Republic recorded a trade surplus of US$47.2 billion in 2014. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

The following table sets forth the Republic’s exports trading partners:

Exports

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(1)	As % of 2014 Total(1)
	(millions of dollars, except percentages)
China	116,837.8	25.1	134,185.0	24.2	134,322.6	24.5	145,869.5	26.1	145,287.7	25.4
United States	49,816.1	10.7	56,207.7	10.1	58,524.6	10.7	62,052.5	11.1	70,284.9	12.3
Japan	28,176.3	6.0	39,679.7	7.1	38,796.1	7.1	34,662.3	6.2	32,183.8	5.6
Hong Kong	25,294.3	5.4	30,968.4	5.6	32,606.2	6.0	27,756.3	5.0	27,256.4	4.8
Singapore	15,244.2	3.3	20,839.0	3.8	22,887.9	4.2	22,289.0	4.0	23,749.9	4.1
Vietnam	9,652.1	2.1	13,464.9	2.4	15,946.0	2.9	21,087.6	3.8	22,351.7	3.9
Taiwan	14,830.5	3.2	18,206.0	3.3	14,814.9	2.7	15,699.1	2.8	15,077.4	2.6
India	11,434.6	2.5	12,654.1	2.3	11,922.0	2.2	11,375.8	2.0	12,782.5	2.2
Indonesia	8,897.3	1.9	13,564.5	2.4	13,955.0	2.5	11,568.2	2.1	11,360.7	2.0
Mexico	8,845.5	1.9	9,729.1	1.8	9,042.4	1.7	9,727.4	1.7	10,846.0	1.9
Australia	6,641.6	1.4	8,163.8	1.5	9,250.5	1.7	9,563.1	1.7	10,282.5	1.8
Russia	7,759.8	1.7	10,304.9	1.9	11,097.1	2.0	11,149.1	2.0	10,129.2	1.8
Germany	10,702.2	2.3	9,500.9	1.7	7,509.7	1.4	7,907.9	1.4	7,570.9	1.3
Others (2)	152,251.5	32.6	177,745.7	32.0	167,194.8	30.5	168,924.6	30.2	173,501.0	30.3

Total	466,383.8	100.0	555,213.7	100.0	547,869.8	100.0	559,632.4	100.0	572,664.6	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(1)	As % of 2014 Total(1)
	(millions of dollars, except percentages)
China	71,573.6	16.8	86,432.2	16.5	80,784.6	15.5	83,052.9	16.1	90,082.2	17.1
Japan	64,296.1	15.1	68,320.2	13.0	64,363.1	12.4	60,029.4	11.6	53,768.3	10.2
United States	40,402.7	9.5	44,569.0	8.5	43,341.0	8.3	41,511.9	8.1	45,283.3	8.6
Saudi Arabia	26,820.0	6.3	36,972.6	7.1	39,707.1	7.6	37,665.2	7.3	36,694.5	7.0
Qatar	11,915.5	2.8	20,749.4	4.0	25,504.7	4.9	25,873.8	5.0	25,723.1	4.9
Australia	20,456.2	4.8	26,316.3	5.0	22,987.9	4.4	20,784.6	4.0	20,413.0	3.9
Germany	14,304.9	3.4	16,962.6	3.2	17,645.4	3.4	19,336.0	3.8	21,298.8	4.0
Kuwait	10,850.1	2.6	16,959.6	3.2	18,297.1	3.5	18,725.1	3.6	16,892.0	3.2
Taiwan	13,647.1	3.2	14,693.6	2.8	14,012.0	2.7	14,632.6	2.8	15,689.8	3.0
United Arab Emirates	12,170.1	2.9	14,759.4	2.8	15,115.3	2.9	18,122.9	3.5	16,194.3	3.1
Indonesia	13,985.8	3.3	17,216.4	3.3	15,676.3	3.0	13,190.0	2.6	12,266.3	2.3
Malaysia	9,531.0	2.2	10,467.8	2.0	9,796.4	1.9	11,095.8	2.2	11,097.9	2.1
Others (2)	115,259.1	27.1	149,994.0	28.6	152,353.6	29.3	151,565.3	29.4	160,111.0	30.5

Total	425,212.2	100.0	524,413.1	100.0	519,584.5	100.0	515,585.5	100.0	525,514.5	100.0

(1)	Preliminary

(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the Won continues to appreciate, the export dependent sectors of the Korean economy may suffer reduced profit margins or a net loss, which could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has signed FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014 and Canada since January 2015. The Republic has also signed bilateral FTAs with Columbia, China, New Zealand and Vietnam, which have yet to come into effect, and is currently in negotiations with a number of other key trading partners including Indonesia. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, Association of Southeast Asian Nations since 2009 and the European Union since 2011.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$19.1 billion in 2010 and US$10.4 billion in 2011. The Republic had a non-commodities trade surplus of US$1.4 billion in 2012 and a non-commodities trade deficit of US$1.6 billion in 2013. Based on preliminary data, the Republic had a non-commodities trade deficit of US$3.5 billion in 2014.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2010	2011	2012	2013	2014
	(millions of dollars)
Gold (1)	$79.6	$2,166.6	$3,761.4	$4,794.5	$4,794.7
Foreign Exchange (2)	286,926.4	298,232.9	316,897.7	335,647.5	353,600.5

Total Gold and Foreign Exchange	287,006.0	300,399.5	320,659.1	340,442.0	358,395.2

Reserve Position at IMF	1,024.7	2,556.2	2,783.6	2,527.7	1,917.1
Special Drawing Rights	3,539.9	3,446.7	3,525.6	3,489.9	3,280.5

Total Official Reserves	$291,570.7	$306,402.5	$326,968.4	$346,459.6	$363,592.7

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.
(2)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$270.0 billion as of December 31, 2009, US$291.6 billion as of December 31, 2010, US$306.4 billion as of December 31, 2011, US$327.0 billion as of December 31, 2012, US$346.5 billion as of December 31, 2013 and US$363.6 billion as of December 31, 2014, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$362.8 billion as of March 31, 2015.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2014 budgeted revenues increased by 3.7% to ￦338.9 trillion from ￦326.9 trillion in 2013, led by an increase in budgeted tax revenues (including revenues from income tax and value added tax). 2014 budgeted expenditures and net lending increased by 3.3% to ￦325.4 trillion from ￦315.1 trillion in 2013, led by increases in budgeted expenditures on social security, public assistance, childcare and welfare services for senior citizens. The 2014 budget anticipated a ￦13.5 billion budget surplus.

2015 budgeted revenues increased by 3.6% to ￦351.1 trillion from ￦338.9 trillion in 2014, led by an increase in budgeted tax revenues (including revenues from income tax, value added tax and social security contributions). 2015 budgeted expenditures and net lending increased by 5.8% to ￦344.2 trillion from ￦325.4 trillion in 2014, led by increases in budgeted expenditures on economic growth, social security, public assistance, military services and welfare services for senior citizens, unemployed people and temporary workers. The 2015 budget anticipated a ￦6.9 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2010	2011	2012	2013	2014	2013	2014	2015
	(billions of Won)
Total Revenues	270,923	292,323	311,456	314,438	320,895	326,910	338,867	351,139
Current Revenues	268,540	289,797	307,754	311,136	318,185	321,898	334,653	346,636
Total Tax Revenues	213,319	231,273	246,918	248,046	255,313	256,765	268,415	276,583
Taxes on income, profits and capital gains	74,730	87,161	91,699	91,674	95,976	95,742	100,400	103,378
Social security contributions	35,601	38,892	43,904	46,140	49,793	46,367	51,962	55,441
Tax on property	7,772	8,713	8,832	8,591	9,054	10,367	9,754	10,134
Taxes on goods and services	71,035	71,519	77,811	77,642	79,055	78,498	80,924	83,272
Taxes on international trade and transaction	10,666	10,990	9,816	10,562	8,721	10,269	10,551	9,882
Other tax	13,514	13,998	14,857	13,438	12,715	15,522	14,824	14,477
Non-Tax Revenues	55,221	58,524	60,836	63,089	62,872	65,133	66,238	70,053
Operating surpluses of departmental enterprise sales and property income	23,173	24,675	25,242	24,591	23,112	25,282	23,999	23,816
Administration fees & charges and non-industrial sales	6,345	6,973	7,364	8,537	7,997	8,130	8,437	10,403
Fines and forfeits	15,730	17,180	17,488	18,164	19,556	19,822	20,769	21,962
Contributions to government employee pension fund	7,213	7,303	8,134	8,776	9,915	9,067	10,034	10,458
Current revenue of non-financial public enterprises	2,760	2,393	2,608	3,021	2,292	2,254	2,999	3,415
Capital Revenues	2,383	2,527	3,702	3,302	2,710	5,012	4,214	4,502
Total Expenditures and Net Lending	254,231	273,694	292,977	300,238	312,394	315,116	325,378	344,174
Total Expenditures	251,146	269,768	286,921	302,036	311,507	311,231	320,075	335,397
Current Expenditures	216,937	235,458	252,620	268,019	280,466	275,757	287,226	300,963
Expenditure on goods and service	49,821	52,989	55,384	57,769	59,616	63,675	64,470	68,865
Interest payment	13,387	14,566	14,239	13,386	14,057	13,660	14,439	14,293
Subsidies and other current transfers	151,030	165,233	179,433	193,451	203,649	195,048	204,638	214,125
Current expenditure of non-financial public enterprises	2,699	2,670	3,564	3,414	3,143	3,373	3,679	3,681
Capital Expenditures	34,209	34,310	34,301	34,017	31,041	35,474	32,850	34,433
Net Lending	3,084	3,926	6,056	(1,798)	888	3,885	5,303	8,778

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2010, the Republic recorded total revenues of ￦270.9 trillion and total expenditures and net lending of ￦254.2 trillion. The Republic had a fiscal surplus of ￦16.7 trillion in 2010.

For 2011, the Republic recorded total revenues of ￦292.3 trillion and total expenditures and net lending of ￦273.7 trillion. The Republic had a fiscal surplus of ￦18.6 trillion in 2011.

For 2012, the Republic recorded total revenues of ￦311.5 trillion and total expenditures and net lending of ￦293.0 trillion. The Republic had a fiscal surplus of ￦18.5 trillion in 2012.

For 2013, the Republic recorded total revenues of ￦314.4 trillion and total expenditures and net lending of ￦300.2 trillion. The Republic had a fiscal surplus of ￦14.2 trillion in 2013.

Based on preliminary data, the Republic recorded total revenues of ￦320.9 trillion and total expenditures and net lending of ￦312.4 trillion in 2014. The Republic had a fiscal surplus of ￦8.5 trillion in 2014.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2013 amounted to approximately ￦497.0 trillion, an increase of 8.5% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2014 amounted to approximately ￦532.2 trillion, an increase of 7.1% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2014:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	4,443.7	US$	4,443.7
Japanese Yen (¥)		¥461.7		3.9
Euro (EUR)	EUR	1,625.1		1,976.0

Total			US$	6,423.6

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2014.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2010	360,804.5
2011	390,249.4
2012	414,213.5
2013	453,674.0
2014	493,584.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2010	2011	2012	2013	2014
	(billions of Won)
Domestic	33,291.7	33,799.1	32,783.6	32,978.5	29,158.4
External (1)	1,508.3	1,258.6	—	—	—

Total	34,800.0	35,057.7	32,783.6	32,978.5	29,158.4

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the

International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2010	2011	2012	2013	2014
	(billions of dollars)
Long-term Debt	219.5	260.3	281.0	311.7	310.1
General Government	50.5	59.8	60.8	63.0	65.2
Monetary Authorities	18.4	14.2	21.2	29.2	25.9
Banks	71.0	93.4	97.8	102.2	104.1
Other Sectors	79.6	92.9	101.2	117.4	114.9

Short-term Debt	136.5	139.8	128.0	111.8	115.3
General Government	0.2	0.5	0.0	0.0	0.0
Monetary Authorities	10.3	8.9	14.9	10.8	12.2
Banks	101.9	102.9	85.4	77.9	81.9
Other Sectors	24.0	27.5	27.7	23.0	21.2

Total External Liabilities	355.9	400.0	408.9	423.5	425.4

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2014
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000

Total External Bonds in Original Currencies						USD	4,400,000,000
						EUR	1,625,000,000

Total External Bonds in Equivalent Amount of Won (1)						￦	7,008,325,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,099.20, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,336.52, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2014 (USD)
April 12, 1973	42	3	96,300,000		3,008,566
April 12, 1973	43	3	5,300,000		330,417
September 11, 1974	41	3	25,700,000		636,450
September 13, 1975	41	3	5,000,000		327,648
September 13, 1975	41	3	5,000,000		327,289
September 13, 1975	41	3	5,000,000		480,086
February 18, 1976	40	3	11,900,000		798,233
February 18, 1976	40	3	27,900,000		1,547,994
February 18, 1976	40	3	23,400,000		2,498,271
February 18, 1976	40	3	90,800,000		5,509,692
July 21, 1977	41	3	59,500,000		7,174,690
July 21, 1977	40	3	43,800,000		3,972,366
June 7, 1979	30	3	40,000,000		6,045,710
January 25, 1980	40	3	30,000,000		5,441,294
May 18, 1981	40	3	27,000,000		5,593,152

Subtotal in Original Currency				USD	43,691,857

Subtotal in Equivalent Amount of Won (1)				￦	48,026,088,800

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,099.2, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2014 (EUR)
March 27, 1985	30	2.2	6,000,000		73,170

Subtotal in Original Currency					EUR 73,170

Subtotal in Equivalent Amount of Won(1)				￦	97,792,910

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,336.52, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2014 (JPY)
October 31, 1990	25	4	4,320,000,000		225,322,000
October 31, 1990	25	4	5,414,000,000		119,748,000
October 31, 1990	25	4	2,160,000,000		116,678,000

Subtotal in Original Currency					JPY 461,748,000

Subtotal in Equivalent Amount of Won(1)				￦	4,248,728,050

Total External Borrowings in Equivalent Amount of Won				￦	52,372,609,760

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to ￦929.14, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2014
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.125-5.75	2005-2014	2015-2044	438,254.8
Interest-Bearing Treasury Bond for National Housing I	2.0-3.0	2004-2014	2009-2019	49,566.8
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1990-2012	2010-2030	2,620.6
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	—	1967-1985	—	11.3

Total Bonds				491,047.7

2. Borrowings
Borrowings from The Bank of Korea	2.68	2014	2015	1,117.2
Borrowings from the Sports Promotion Fund	2.845	2014	2017	100.0
Borrowings from The Korea Foundation Fund	2.845	2014	2016	30.0
Borrowings from the Korea Credit Guarantee Fund	2.305-2.755	2014	2018	455.0
Borrowings from Korea Technology Finance Corporation	2.305-2.755	2014	2018	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	2.425~3.215	2014	2019	600.0
Borrowings from the Government Employees’ Pension Fund	2.74	2012	2015	10.0
Borrowings from the Film Industry Development Fund	2.06~2.87	2014	2017	30.0

Total Borrowings				2,537.2

Total Internal Funded Debt				493,584.9

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2014
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	2.74-5.0	2010-2014	2015-2018	18,520.0
Korea Student Aid Foundation	Floating-5.26	2010-2014	2015-2032	10,580.0

Total Bonds				29,100.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	58.4
Total Borrowings				58.4

Total Internal Guaranteed Debt				29,158.4

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korea law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the Chief Representative of our New York Representative Office, Mr. Kyung-taek Shin, and a Senior Representative of our New York Representative Office, Mr. Seho Yang, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea (a “Korean company”); or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. Subject to certain exceptions, the Korean tax laws also require an overseas investment vehicle (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with a certificate of tax residence of the beneficial owner and submit a report of overseas investment vehicle to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive tax treaty benefits by submitting evidentiary documents to the relevant tax office within three years of the last day of the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law (the “CITL”) and Individual Income Tax Law (the “IITL”) require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an overseas investment vehicle to obtain the application for entitlement to a preferential tax rate from the beneficial owners and submit a report of overseas investment vehicle to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income or the alternative minimum tax. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the United States Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale or exchange before deduction of the Korean tax.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the Original Issue Discount Debt Securities will be the first price at which a substantial amount of the Original Issue Discount Debt Securities are sold to the public (i.e., excluding sales of Original Issue Discount Debt Securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the Original Issue Discount Debt Securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of an Original Issue Discount Debt Security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the Original Issue Discount Debt Securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by

0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a U.S. holder, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a U.S. holder.

In addition, a U.S. holder should be aware that reporting requirements are imposed with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds $50,000. A U.S. holder should consult its own tax advisor regarding the application of these information reporting rules to our debt securities and its particular situation.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Kyung-taek Shin, Chief Representative of our New York Representative Office, or Mr. Seho Yang, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Suk-Kwon Na, Financial Attaché, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2014 and December 31, 2013 included in this Prospectus have been audited by Deloitte Anjin LLC, an independent auditor, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the former Korean Standards on Auditing, known as auditing standards generally accepted in Korea). Such separate financial statements are included in reliance upon the report of such auditor given upon their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•	adverse conditions and volatility in the United States and worldwide credit and financial markets and the general weakness of the global economy;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	increasing levels of household debt;

•

continuing adverse conditions in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•

adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•	difficulties in the financial sector in Korea, including the savings bank sector;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the occurrence of severe health epidemics in Korea and other parts of the world including an outbreak of severe acute, respiratory syndrome, or SARS, swine or avian flu, or Ebola;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

101 Barclay St, 4E

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Shin & Kim	Cleary Gottlieb Steen & Hamilton LLP
8th Floor, State Tower Namsan 100 Toegye-ro, Jung-gu Seoul 04631 Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542